This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-287868

SUBJECT TO COMPLETION, DATED AUGUST 12, 2026 Prospectus Supplement to Prospectus Dated August 28, 2025 Wells Fargo & Company

Depositary Shares, Each Representing a 1/25th Interest

in a Share of % Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series HH

Wells Fargo & Company is offering    depositary shares, each representing a 1/25th interest in a share of   % Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series HH, no par value, with a liquidation preference amount of $25,000 per share (equivalent to $1,000 per depositary share) (the “Series HH Preferred Stock”). Each depositary share entitles the holder, through the depositary, to a proportional fractional interest in all rights, powers and preferences of the Series HH Preferred Stock represented by the depositary share.

Dividends on the Series HH Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will be payable on the liquidation preference amount of $25,000 per share, on a non-cumulative basis, quarterly in arrears on the 15th day of each March, June, September and December, commencing December 15, 2026 (long first dividend period), and will accrue at an annual rate equal to (i)  % from, and including, the date of issuance to, but excluding, September 15, 2031 (the “first reset date”), and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as described below in “Description of the Series HH Preferred Stock—Dividends”) plus   % for each reset period, from, and including, the first reset date, commencing on December 15, 2031. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series HH Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series HH Preferred Stock are declared for any future dividend period.

The Series HH Preferred Stock may be redeemed by us at our option in whole, or in part, on September 15, 2031, or on any dividend payment date thereafter, at a redemption price equal to $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series HH Preferred Stock may also be redeemed by us at our option in whole, but not in part, prior to September 15, 2031, upon the occurrence of a “regulatory capital treatment event,” as described herein, at a redemption price equal to $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends.

The depositary shares will not be listed on any securities exchange or automated quotation system.

The depositary shares are our unsecured securities, and all payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. The depositary shares are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Wells Fargo & Company and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-10.

	Public Offering Price	Underwriting Discount	Proceeds, before expenses, to Wells Fargo
Per Depositary Share	$	$	$
Total	$	$	$

The underwriters expect to deliver the depositary shares in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on August  , 2026.

Because our affiliate, Wells Fargo Securities, LLC, is participating in sales of the depositary shares, the offering is being conducted in compliance with the Financial Industry Regulatory Authority (“FINRA”) Rule 5121, as administered by FINRA.

Sole Book Running Manager

Wells Fargo Securities

Prospectus Supplement dated August , 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

You should read this prospectus supplement along with the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. These documents contain information you should consider when making your investment decision. Neither we, nor any underwriters, have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the depositary shares. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the depositary shares and do not constitute an offer to sell or a solicitation of an offer to buy such depositary shares in any circumstances in which such offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the depositary shares in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions.

Information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus may change after the date on the front of the applicable document. You should not interpret the delivery of this prospectus supplement and the accompanying prospectus, or the offering and sale of the depositary shares, as an indication that there has been no change in our affairs since those dates.

WELLS FARGO & COMPANY

Wells Fargo & Company is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Its principal business is to act as a holding company for its subsidiaries.

Wells Fargo & Company is a leading financial services company that provides a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, to individuals, businesses and institutions, primarily in the U.S., as well as in countries outside the U.S. We provide consumer financial products and services including checking and savings accounts, credit and debit cards, and home, auto, personal, and small business lending. In addition, we provide personalized wealth management, brokerage, financial planning, lending, private banking, trust and fiduciary products and services. We also provide financial solutions to private, family owned and public companies through products and services including banking and credit products across multiple industry sectors and municipalities, secured lending and lease products, and treasury management. We also provide a suite of capital markets, banking and financial products and services to corporate, commercial real estate, government and institutional clients through corporate banking, investment banking, treasury management, commercial real estate lending and servicing, equity and fixed income solutions, as well as sales, trading, and research capabilities.

When we refer to “Wells Fargo,” “we,” “our” and “us” in this prospectus supplement we mean only Wells Fargo & Company, and not Wells Fargo & Company together with any of its subsidiaries, unless the context indicates otherwise.

Wells Fargo & Company is a legal entity separate and distinct from its subsidiary banks and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and principal and interest on our debt is dividends from our subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends our subsidiary banks and certain other subsidiaries may pay without regulatory approval.

SUMMARY

The following information about the depositary shares and the Series HH Preferred Stock summarizes, and should be read in conjunction with, the information contained in this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the depositary shares and other considerations that are important to you in making a decision about whether to invest in the depositary shares. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

Issuer	Wells Fargo & Company

Securities Offered	We are offering depositary shares, each representing a 1/25th interest in a share of Series HH Preferred Stock. Each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series HH Preferred Stock represented by such depositary shares, to all the rights, powers and preferences of the Series HH Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights, and subject to the limitations, qualifications and restrictions thereof.

We may elect from time to time to issue additional shares of Series HH Preferred Stock and depositary shares representing interests in such shares, without notice to, or consent from, the existing holders of Series HH Preferred Stock or holders of the depositary shares, and all those additional shares would be deemed to form a single series with the Series HH Preferred Stock, described by this prospectus supplement and the accompanying prospectus.

Ranking

The Series HH Preferred Stock will rank equally with our parity stock (as defined below in “Description of the Series HH Preferred Stock—Dividends”) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Series HH Preferred Stock will rank senior to our common stock, and any of our other stock that is expressly made junior to the Series HH Preferred Stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. We may, from time to time, create and issue additional shares of preferred stock and shares of preference stock ranking equally with the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up. We may also create and issue shares of preferred stock and preference stock ranking senior to the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series HH Preferred Stock and our parity stock entitled to vote thereon. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series HH Preferred Stock.

Dividends	Dividends on the Series HH Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will be payable out of legally available funds on the liquidation preference amount of $25,000 per share, on a non-cumulative basis, quarterly in arrears on the 15th day of each March, June, September and December, commencing December 15, 2026 (long first dividend period), and will accrue at an annual rate equal to (i) % from, and including, the date of issuance to, but excluding, September 15, 2031 (the “first reset date”), and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as described below in “Description of the Series HH Preferred Stock—Dividends”) plus % for each reset period, from, and including, the first reset date, commencing on December 15, 2031; provided that dividends not declared with respect to any dividend period (as defined below) shall not be cumulative. Any dividends paid with respect to the Series HH Preferred Stock will be distributed to holders of the depositary shares in the manner described under “Description of the Depositary Shares—Dividends and Other Distributions.”

A “dividend period” is the period from, and including, a dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, August , 2026 to, but excluding, December 15, 2026. A “reset period” means the period from, and including, a reset date to, but excluding, the next succeeding reset date. For avoidance of doubt, the first reset period will be the period from, and including, the first reset date to, but excluding, September 15, 2036. A “reset date” means the first reset date and each date falling on the fifth anniversary of the immediately preceding reset date, and no reset date, including the first reset date, will be adjusted due to the occurrence of a non-business day. A “reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the first day of such reset period, subject to any adjustments made by the calculation agent as described under “Description of the Series HH Preferred Stock—Dividends.”

If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series HH Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series HH Preferred Stock are declared for any future dividend period.

So long as any shares of Series HH Preferred Stock remain outstanding,

  (1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any junior stock (as defined below in “Description of the Series HH Preferred Stock—Dividends”), and no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us (other than, subject to any other provision of our Certificate of Incorporation (as defined below), (i) a dividend payable solely in shares of junior stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of junior stock for or into other junior stock, (v) the exchange or conversion of one share of junior stock for or into another share of junior stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of junior stock, (vii) any purchase, redemption or other acquisition of junior stock pursuant to any employee, consultant or director incentive or benefit plan or arrangement (including any employment, severance or consulting arrangements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement, (viii) any purchase of fractional interests in shares of our junior stock pursuant to the conversion or exchange provisions of such junior stock or the securities being converted or exchanged, (ix) the purchase of our junior stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with the distribution thereof or (x) the purchase of our junior stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with market-making or other secondary market activities in the ordinary course of business); and

(2) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series HH Preferred Stock and such parity stock during a dividend period (other than (i) as a result of a reclassification of parity stock for or into other parity stock or junior stock, (ii) the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock, (iv) any purchase, redemption or other acquisition of parity stock pursuant to any employee, consultant or director incentive or benefit plan or arrangement (including any employment, severance or consulting arrangements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement, (v) any purchase of fractional interests in shares of our parity stock pursuant to the conversion or exchange provisions of such parity stock or the securities being converted or exchanged, (vi) the purchase of our parity stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with the distribution thereof or (vii) the purchase of our parity stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, full dividends on all outstanding shares of Series HH Preferred Stock for the dividend period ending on or immediately prior to the dividend payment date or other payment date for such junior stock or parity stock have been declared and paid or declared and a sum sufficient for payment of those dividends has been set aside.

Except as provided below, for so long as any share of Series HH Preferred Stock remains outstanding, we will not declare, pay or set aside for payment, dividends on any parity stock unless we have paid in full, or set aside payment in full, all dividends on all outstanding shares of Series HH Preferred Stock for the then-current dividend period. To the extent that we declare dividends on the Series HH Preferred Stock and on any parity stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series HH Preferred Stock and the holders of any parity stock where the terms of such parity stock provide similar dividend rights.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock, and any other securities ranking equally with or junior to the Series HH Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of the Series HH Preferred Stock shall not be entitled to participate in those dividends.

See “Description of the Series HH Preferred Stock—Dividends” for more information about the payment of dividends.

Dividend Payment Dates	The 15th day of each March, June, September and December, commencing on December 15, 2026 (long first dividend period; each a “dividend payment date”). If any date on which dividends otherwise would be payable is not a business day (as defined below under “Description of the Series HH Preferred Stock—Dividends”), then the dividend payment date will be the next succeeding business day, without interest or other payment in respect of such delay.

Liquidation Rights	In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series HH Preferred Stock are entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock as to distribution upon our liquidation, dissolution or winding up, a liquidating distribution of $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of our assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series HH Preferred Stock and pro rata as to the Series HH Preferred Stock and shares of our parity stock as to such distribution.

The Series HH Preferred Stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” of the Dodd-Frank Act (as defined below).

See “Description of the Series HH Preferred Stock—Liquidation Rights” for more information about liquidation rights.

Optional Redemption	Subject to applicable law, the Series HH Preferred Stock may be redeemed by us at our option in whole, or in part, on September 15, 2031, or on any dividend payment date thereafter, at a redemption price equal to $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. Subject to applicable law, the Series HH Preferred Stock may also be redeemed by us at our option in whole, but not in part, prior to September 15, 2031, upon the occurrence of a “regulatory capital treatment event,” as described herein, at a redemption price equal to $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends.

Our right to redeem the Series HH Preferred Stock is subject to limitations. Under the risk-based capital guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) applicable to bank holding companies, any redemption of the Series HH Preferred Stock is subject to the prior approval of the Federal Reserve Board. Our redemption of the Series HH Preferred Stock will cause the redemption of the corresponding depositary shares.

Neither the holders of the Series HH Preferred Stock nor the holders of the related depositary shares will have the right to require redemption.

See “Description of the Series HH Preferred Stock—Optional Redemption” for more information about optional redemption.

Voting Rights	The holders of shares of the Series HH Preferred Stock do not have voting rights, except in the case of certain failures by our board of directors to declare dividends, as specifically required by Delaware law and as otherwise set forth herein. Holders of depositary shares must act through the depositary to exercise any voting rights. For more information about voting rights, see “Description of the Series HH Preferred Stock—Voting Rights” and “Description of the Depositary Shares—Voting the Series HH Preferred Stock.”

Maturity	The Series HH Preferred Stock does not have a maturity date, and we are not required to redeem the Series HH Preferred Stock. Accordingly, the Series HH Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and Conversion Rights	The holders of the shares of our Series HH Preferred Stock do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar	Computershare Trust Company, N.A. (the “Trust Company”) will serve as transfer agent and registrar for the Series HH Preferred Stock and as transfer agent and registrar for the depositary shares, and the Trust Company and Computershare Inc. (“CPU” and, together with the Trust Company, “Computershare”) will serve as depositary.

Calculation Agent	A calculation agent for the Series HH Preferred Stock has not been appointed, but we will appoint a calculation agent prior to the first reset dividend determination date. An affiliate of ours may be appointed the calculation agent.

No Listing	The depositary shares will not be listed on any securities exchange or automated quotation system.

Tax Consequences	For a discussion of the tax consequences relating to the Series HH Preferred Stock, see “United States Federal Income Tax Considerations” herein and in the accompanying prospectus.

Use of Proceeds	We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series HH Preferred Stock for general corporate purposes, including, but not limited to, the redemption of some or all of one or more series of our outstanding preferred stock and related depositary shares, as applicable. See “Use of Proceeds” herein.

Conflicts of Interest	The representative of the underwriters, Wells Fargo Securities, LLC, is our affiliate and is a member of FINRA. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Wells Fargo Securities, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

RISK FACTORS

Your investment in our depositary shares involves risks. This prospectus supplement does not describe all of those risks. Before purchasing any depositary shares, you should carefully consider the risk factors contained in the accompanying prospectus and the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the discussion under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December  31, 2025, as such discussion may be amended or updated in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 and in other reports filed by us with the Securities and Exchange Commission (“SEC”) (other than the portions of those documents not deemed to be filed).

Risks related to Wells Fargo’s ability to pay dividends on the Series HH Preferred Stock and related depositary shares.

Our ability to pay dividends on the Series HH Preferred Stock, and therefore your ability to receive dividend payments on the depositary shares, may be limited by, among other considerations, the federal banking laws and regulations applicable to us and our subsidiaries.

We are incorporated in Delaware and governed by the General Corporation Law of the State of Delaware. Our ability to make dividend payments is subject to Delaware law. We are also a bank holding company (“BHC”) subject to supervision and regulation by the Federal Reserve Board, and we conduct substantially all of our operations through our banking and other subsidiaries, which are also subject to supervision and regulation by various federal and state regulators. Our ability to make dividend payments on the Series HH Preferred Stock, and therefore your ability to receive dividend payments on the depositary shares, is subject to various limitations, including limitations on our ability to receive dividends and other distributions from our subsidiaries.

Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Our ability to make dividend payments may also be restricted by federal banking laws and regulations. For example, we and our bank subsidiaries are subject to various regulatory capital adequacy requirements administered by federal banking regulators, including rules to implement Basel III capital requirements for U.S. banking organizations. These regulatory capital rules establish, among other things, risk-based and leverage capital ratios, minimum capital requirements and certain buffer and surcharge requirements, including the stress capital buffer (“SCB”) linking the Federal Reserve Board’s capital plan rule and stress test (discussed below) and the regulatory capital requirements for us and other large BHCs. The regulatory capital rules also establish criteria for qualifying additional Tier 1 capital instruments, such as the Series HH Preferred Stock, including, among other requirements, that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional Tier 1 capital instruments. Our failure to meet the minimum capital, buffer and/or surcharge requirements may result in limitations or restrictions on our ability, and that of our banking subsidiaries, to make capital distributions. Dividends paid by our subsidiary banks are also subject to various other federal regulatory limitations.

Under the Federal Reserve Board’s capital plan rule, we are required to conduct a stress test and submit a capital plan in conjunction with the Federal Reserve Board’s annual Comprehensive Capital Analysis and Review (“CCAR”) exercise. The SCB is determined based on the decrease (as projected by the Federal Reserve Board for the CCAR exercise) in a BHC’s Common Equity Tier 1 ratio in the supervisory severely adverse scenario, plus four quarters of the BHC’s planned common stock dividends, subject to a floor of 2.5%.

Under the capital plan rule, a BHC generally may make capital distributions, including dividends and share repurchases, without seeking prior Federal Reserve Board approval, provided that the BHC otherwise complies with its SCB and any other applicable buffer requirements. We may be prohibited from making capital distributions, such as paying or increasing dividends on our common stock or preferred stock, including the Series HH Preferred Stock, if the Federal Reserve Board requires resubmission of our capital plan.

The Federal Reserve Board also requires U.S. global systemically important BHCs, including Wells Fargo, to maintain minimum amounts of long-term debt and total loss absorbing capacity (“TLAC”). The TLAC rules establish a buffer requirement in addition to minimum TLAC requirements, and our failure to meet this buffer may result in limitations or restrictions on our ability to make capital distributions, including dividends on the Series HH Preferred Stock.

Further, any future rules, regulations or capital distribution constraints could adversely affect our ability to pay dividends, the ability of our banking subsidiaries to pay dividends to us, our ability to pay dividends on the Series HH Preferred Stock and your ability to receive dividends on the depositary shares.

Our ability to pay dividends on the Series HH Preferred Stock, and therefore your ability to receive dividend payments on the depositary shares, may be limited by the results of operations of our subsidiaries and certain contractual arrangements between us and certain key subsidiaries.

We conduct substantially all of our activities and operations through our subsidiaries and are a separate and distinct legal entity from those subsidiaries. We receive substantially all of our funding and liquidity from dividends, loans and other distributions from our subsidiaries. We generally use these funds, among other sources, to satisfy our financial obligations, including the payment of dividends on our common and preferred stock, including the Series HH Preferred Stock, and principal and interest on our debt. In addition to limitations under laws and regulations applicable to us and our subsidiaries (as discussed below), funds available to us from our subsidiaries will be contingent upon the financial performance and condition of those subsidiaries. Adverse business or economic conditions, such as changes in interest rates and financial market values, could affect the businesses and the results of operations of our subsidiaries and, therefore, adversely affect the sources of funds available to us.

In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization, and thus your ability as a holder of depositary shares to benefit indirectly from such distributions, is subject to the claims of the creditors of our subsidiaries. This subordination of creditors of a parent company to claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, our rights as a creditor of our subsidiaries may be subordinate to any security interest in the assets of those subsidiaries and any obligations of those subsidiaries senior to those held by us.

Our ability to receive funds from our subsidiaries may also be limited by certain contractual arrangements. Federal banking regulators require measures to facilitate the continued operation of operating subsidiaries notwithstanding the failure of their parent companies. For example, the Federal Reserve Board and the Federal Deposit Insurance Corporation (the “FDIC”) have issued guidance to encourage large banking organizations to take legally-binding measures to provide capital and liquidity resources to certain subsidiaries in order to facilitate an orderly resolution. Accordingly, we entered into an intercompany support agreement (the “Support Agreement”) with WFC Holdings, LLC, an intermediate holding company and subsidiary of Wells Fargo (the “IHC”), Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Wells Fargo Clearing Services, LLC and certain of our other subsidiaries. Pursuant to the Support Agreement, we transferred a significant amount of our assets, including, among other things, cash and liquid securities, to the IHC and will continue to transfer such assets to the IHC from time to time. In the event of our material financial distress or failure, the IHC will be obligated to use the transferred assets to provide capital and/or liquidity to certain key subsidiaries in order to help ensure their continued operations. Our and the IHC’s respective obligations under the Support Agreement are secured pursuant to a related security agreement. In the ordinary course, the IHC will also provide us with funding under the Support Agreement through subordinated notes and a committed line of credit, which, together with dividend payments, is expected to provide us with the funding necessary to meet our obligations, including dividends on the Series HH Preferred Stock. If certain liquidity and/or capital metrics fall below triggers, the subordinated notes would be forgiven, the committed line of credit would terminate and dividend payments from the IHC would be restricted. The forgiveness of subordinated notes, termination of the committed line of credit or restrictions on dividend payments to us from our subsidiaries could materially and adversely affect our ability to satisfy our obligations, including dividends on the Series HH Preferred Stock and your ability to receive dividend payments on the depositary shares. Dividend payments to us from our subsidiaries may also be restricted if our board of directors authorizes us to file a case under the U.S. Bankruptcy Code or if regulators further limit or restrict subsidiary distributions pursuant to their supervisory authority.

A resolution event could affect our liquidity and financial condition and our ability to pay our obligations, including dividends on the Series HH Preferred Stock, and therefore your ability to receive dividends on the depositary shares. Our security holders, including holders of the Series HH Preferred Stock, may suffer losses in a resolution event, even if creditors of our subsidiaries are paid in full.

Under joint Federal Reserve Board/FDIC regulations, we must periodically submit a resolution plan designed to facilitate our orderly resolution under the U.S. Bankruptcy Code in the event of material distress or failure. To facilitate an orderly resolution, we are required under Federal Reserve Board rules to maintain a minimum amount of total loss absorbing capacity comprising equity and eligible unsecured, long-term debt to absorb losses. Our resolution, whether under the U.S. Bankruptcy Code or the orderly liquidation authority established by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), likely would impose losses on holders of our common and preferred stock, including the Series HH Preferred Stock and the depositary shares, unsecured debt holders and other creditors, while our subsidiaries may continue to operate. Our losses would be imposed first on holders of our common stock, then on holders of our preferred stock, including the Series HH Preferred Stock and the depositary shares, and lastly on the holders of our unsecured debt. Our common and preferred stock and unsecured debt could be significantly reduced or eliminated. Creditors of some or all of our subsidiaries may receive significant or full recoveries on their claims, while our common and preferred stockholders and unsecured creditors could face significant or complete losses.

The Series HH Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

The shares of Series HH Preferred Stock are our equity interests and do not constitute indebtedness. This means that the depositary shares, which represent proportional fractional interests in the shares of Series HH Preferred Stock, will rank junior to all of our indebtedness and to other non-equity claims on us and our assets available to satisfy claims on us, including claims in our liquidation. Holders of the depositary shares may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding. In addition, our existing and future indebtedness may restrict payment of dividends on the Series HH Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series HH Preferred Stock, (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board and (2) as a corporation, we are subject to restrictions on dividend payments and redemption payments out of legally available assets. Further, the Series HH Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “—Holders of the Series HH Preferred Stock, and therefore the holders of the depositary shares representing the Series HH Preferred Stock, will have limited voting rights.” Further, as a BHC, our ability to declare and pay dividends depends on a number of federal regulatory considerations as described above under “—Our ability to pay dividends on the Series HH Preferred Stock, and therefore your ability to receive dividend payments on the depositary shares, may be limited by, among other considerations, the federal banking laws and regulations applicable to us and our subsidiaries.”

If we are deferring payments on our outstanding junior subordinated debt securities or are in default under the indentures governing those securities, we will be prohibited from paying dividends on or redeeming the Series HH Preferred Stock.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends on or redeeming the Series HH Preferred Stock if an event of default has occurred and is continuing or if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

Dividends on the Series HH Preferred Stock are discretionary and non-cumulative. If our board of directors does not declare dividends on the Series HH Preferred Stock, holders of depositary shares will not be entitled to receive related dividends on their depositary shares.

Dividends on the Series HH Preferred Stock are discretionary and non-cumulative. Holders of the Series HH Preferred Stock, including the depositary, will only be entitled to receive dividends for any given period if, when and as declared by our board of directors or a duly authorized committee of the board out of legally available assets. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period prior to the related dividend payment date, the depositary would not receive any such dividend, no related dividend will be made on the depositary shares and such unpaid dividend will not accrue or be payable for such dividend period. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period, and holders of depositary shares will not be entitled to receive any related dividend with respect to such dividends, if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series HH Preferred Stock. If our board of directors or a duly authorized committee of the board does not declare and pay dividends on the Series HH Preferred Stock, you will not receive related dividends on your depositary shares and the market price of your depositary shares may decline.

Risks related to the Series HH Preferred Stock and related depositary shares.

You are making an investment decision about the depositary shares as well as our Series HH Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of our Series HH Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely solely on the dividend payments it receives on the Series HH Preferred Stock from us to fund all dividend payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding our depositary shares and Series HH Preferred Stock.

The Series HH Preferred Stock may be junior in rights and preferences to our future preferred stock or preference stock.

We may in the future create and issue additional shares of preferred stock and shares of preference stock ranking senior to the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series HH Preferred Stock and other parity stock entitled to vote thereon. The terms of any of our future preferred stock or preference stock which by its terms is expressly senior to the Series HH Preferred Stock may restrict dividend payments on the Series HH Preferred Stock. This could result in dividends on the Series HH Preferred Stock not being paid.

Investors should not expect us to redeem the Series HH Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series HH Preferred Stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and is not redeemable at the option of the holders of the Series HH Preferred Stock or the holders of the depositary shares offered by this prospectus supplement. The Series HH Preferred Stock may be redeemed by us at our option, either in whole or in part, on any dividend payment date on or after September 15, 2031. The Series HH Preferred Stock may also be redeemed by us at our option in whole, but not in part, prior to September 15, 2031, upon the occurrence of a “regulatory capital treatment event” as described herein. Any decision we may make at any time to propose a redemption of the Series HH Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

Our right to redeem the Series HH Preferred Stock is subject to limitations. Under the Federal Reserve Board’s risk-based capital guidelines applicable to BHCs, any redemption of the Series HH Preferred Stock is subject to prior approval of the Federal Reserve Board. We cannot assure you that the Federal Reserve Board will approve any redemption of the Series HH Preferred Stock that we may propose. In evaluating a BHC’s proposed redemption, the Federal Reserve Board may consider various factors including the BHC’s capital components, earnings and growth strategy, and capital plans and stress tests, as well as other supervisory considerations.

The Series HH Preferred Stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the appropriate federal banking agency, at our option, we may redeem the Series HH Preferred Stock in whole, but not in part, prior to September 15, 2031 upon the occurrence of a “regulatory capital treatment event,” such as a change or proposed change in law or regulation on or after the date hereof with respect to whether the Series HH Preferred Stock qualifies as a Tier 1 capital instrument. We may also redeem the Series HH Preferred Stock at our option, either in whole or in part, on any dividend payment date on or after September 15, 2031, subject to the approval of the Federal Reserve Board. If we redeem the Series HH Preferred Stock, you may not be able to reinvest the redemption price you receive in a similar security. See “Description of the Series HH Preferred Stock—Optional Redemption” for more information on redemption of the Series HH Preferred Stock.

For each reset period, the dividend rate on the Series HH Preferred Stock will be calculated using a substitute or successor rate selected by the calculation agent if the five-year treasury rate cannot be determined on any reset dividend determination date.

If the five-year treasury rate cannot be determined as described under “Description of the Series HH Preferred Stock—Dividends,” the calculation agent may use a substitute or successor rate that it has determined, in its sole discretion after consulting with any source it deems to be reasonable, to be the industry-accepted substitute or successor rate, or, if there is no such industry-accepted substitute or successor rate, a substitute or successor rate that is most comparable to the five-year treasury rate. The calculation agent will also determine, in its sole discretion after consulting with any source it deems to be reasonable, any adjustments to the relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The calculation agent’s interests in making the determinations described above may be adverse to your interests as a holder of the Series HH Preferred Stock and the related depositary shares. The selection of a substitute or successor rate, and any decisions made by the calculation agent in connection with implementing such substitute or successor rate, could result in adverse consequences to the applicable dividend payment on the Series HH Preferred Stock, which could adversely affect the return on, value of and market for the depositary shares. Further, there is no assurance that the characteristics of any substitute or successor rate will be similar to the five-year treasury rate or that any substitute or successor rate will produce the economic equivalent of the five-year treasury rate.

The historical five-year treasury rates are not an indication of future five-year treasury rates.

In the past, five-year treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of five-year treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in five-year treasury rates is not an indication that five-year treasury rates are more or less likely to increase or decrease at any time before or after the first reset date, and you should not take the historical five-year treasury rates as an indication of future rates.

One of our affiliates may act as the calculation agent and, as a result, potential conflicts of interest could arise.

A calculation agent for the Series HH Preferred Stock has not been appointed, but we will appoint a calculation agent prior to the first reset dividend determination date. An affiliate of ours may be appointed the calculation agent. The calculation agent will determine the five-year treasury rate in respect of each reset period commencing on or after September 15, 2031. If the five-year treasury rate cannot be determined as described herein, the calculation agent will use a substitute or successor rate and may apply adjustments to such substitute or successor rate as described herein. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series HH Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series HH Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Series HH Preferred Stock and depositary shares, based on their overall view of our industry.

An active trading market for the Series HH Preferred Stock and the related depositary shares does not exist and may not develop.

The Series HH Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We cannot predict how the depositary shares will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the depositary shares in any secondary market will be limited. Although the underwriters may purchase and sell the depositary shares in the secondary market from time to time, the underwriters will not be obligated to do so and may discontinue making a market for the depositary shares at any time without giving us notice. We cannot assure you that a secondary market for the depositary shares will develop, or that if one develops, it will be maintained. If an active, liquid market does not develop for the depositary shares, the market price and liquidity of the depositary shares may be adversely affected.

Holders of the Series HH Preferred Stock, and therefore the holders of the depositary shares representing the Series HH Preferred Stock, will have limited voting rights.

Holders of the Series HH Preferred Stock, and therefore holders of the depositary shares, have no voting rights with respect to matters that generally require the approval of voting stockholders. However, holders of the Series HH Preferred Stock will have the right to vote on certain matters, as described below under “Description of the Series HH Preferred Stock—Voting Rights,” and holders of the Series HH Preferred Stock will have voting rights as specifically required by Delaware law. In addition, if dividends on any shares of the Series HH Preferred Stock or any other class or series of preferred stock that ranks equally with the Series HH

Preferred Stock as to payment of dividends or upon our liquidation, dissolution or winding up and with similar voting rights have not been declared or paid for the equivalent of six quarterly dividend periods, whether or not for consecutive dividend periods, holders of the outstanding shares of the Series HH Preferred Stock, together with holders of any other class or series of our preferred stock ranking equally with the Series HH Preferred Stock as to payment of dividends or upon our liquidation, dissolution or winding up and with similar voting rights, will be entitled to vote for the election of two additional directors to our board of directors, subject to the terms and to the limited extent described under “Description of the Series HH Preferred Stock—Voting Rights.” Holders of depositary shares must act through the depositary to exercise any voting rights of the Series HH Preferred Stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at https://www.sec.gov. Information about us is also available on our website at https://www.wellsfargo.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus supplement.

We “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Some information contained in this prospectus supplement updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and/or information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus supplement and prior to the date that the offering of the depositary shares by means of this prospectus supplement is completed (other than any documents or any portions of any documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•

Annual Report on Form 10-K for the year ended December 31, 2025, including information specifically incorporated by reference into our Form 10-K from our 2025 Annual Report to Stockholders and our Definitive Proxy Statement for our 2026 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and

•

Current Reports on Form 8-K filed on January 14, 2026, January 22, 2026, January 23, 2026, January  29, 2026, February 13, 2026, February 25, 2026, March  17, 2026, March  18, 2026, April  14, 2026, April  30, 2026, May  20, 2026 and July 14, 2026.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Office of the Corporate Secretary

Wells Fargo & Company

Three Wells Fargo Center

401 S. Tryon Street

Charlotte, NC 28202

Phone: (704) 374-3234

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series HH Preferred Stock for general corporate purposes, including, but not limited to, the redemption of some or all of one or more series of our outstanding preferred stock and related depositary shares, as applicable.

DESCRIPTION OF THE SERIES HH PREFERRED STOCK

This prospectus supplement describes the specific terms of the Series HH Preferred Stock and the related depositary shares and supplements the description of our preferred stock and depositary shares included in the accompanying prospectus. You should read the following description of the Series HH Preferred Stock along with “Description of Preferred Stock” in the accompanying prospectus. If information contained in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

General

Under our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), we are authorized to issue 20,000,000 shares of preferred stock, without par value, including the Series HH Preferred Stock, and 4,000,000 shares of preference stock, without par value. As of June 30, 2026, there were 4,550,346 shares of our preferred stock issued and outstanding and no shares of preference stock issued and outstanding. For a discussion of the dividend rights, liquidation rights, voting powers, preferences and other rights, qualifications and limitations on our designated preferred stock, see “Description of Preferred Stock” in the accompanying prospectus and “Description of Capital Stock” herein.

Computershare will be the sole holder of the Series HH Preferred Stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series HH Preferred Stock shall mean the depositary. The holders of depositary shares will be required to exercise their proportional rights in the Series HH Preferred Stock through the depositary, as described in “Description of the Depositary Shares.”

Shares of the Series HH Preferred Stock represent a single series of our authorized preferred stock. We are offering      depositary shares, representing      shares of the Series HH Preferred Stock, by this prospectus supplement and the accompanying prospectus. Holders of the Series HH Preferred Stock have no preemptive rights. Shares of the Series HH Preferred Stock, upon issuance against full payment therefor, will be fully paid and nonassessable.

On the date of initial issuance, the Series HH Preferred Stock will rank equally with our parity stock as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up. The Series HH Preferred Stock will rank senior to our common stock, and any of our other stock that is expressly made junior to our Series HH Preferred Stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. We may, from time to time, create and issue additional shares of preferred stock and shares of preference stock ranking equally with the Series HH Preferred Stock as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. We may also create and issue shares of preferred stock and shares of preference stock ranking senior to the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series HH Preferred Stock and our parity stock entitled to vote thereon. In addition, we may, from time to time, issue additional shares of preferred stock that rank junior to the Series HH Preferred Stock.

The Series HH Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and will not be subject to any sinking fund or other obligation to redeem or repurchase the Series HH Preferred Stock.

Dividends

Dividends on the Series HH Preferred Stock will not be mandatory. Dividends on the Series HH Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will be payable out of legally available funds on the liquidation preference amount of $25,000 per share, on a non-cumulative basis, quarterly in arrears on the 15th day of each March, June, September and December, commencing on December 15, 2026 (long first dividend period; each, a “dividend payment date”), and will accrue at an annual rate equal to (i)   % from, and including, the date of issuance to, but excluding, September 15, 2031 (the “first reset date”), and (ii) the five-year treasury rate as of the most recent reset dividend determination date (as described below) plus   % for each reset period, from, and including, the first reset date, commencing on December 15, 2031. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series HH Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall not accrue or be payable for such dividend period, and we will have no obligation to pay dividends for such dividend period, whether or not dividends on the Series HH Preferred Stock are declared for any future dividend period. A “dividend period” means the period from, and including, a dividend payment date to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, August  , 2026 to, but excluding, December 15, 2026. A “reset period” means the period from, and including, a reset date to, but excluding, the next succeeding reset date. For avoidance of doubt, the first reset period will be the period from, and including, the first reset date to, but excluding, September 15, 2036. A “reset date” means the first reset date and each date falling on the fifth anniversary of the immediately preceding reset date, and no reset date, including the first reset date, will be adjusted due to the occurrence of a non-business day. A “reset dividend determination date” means, in respect of any reset period, the day that is three business days prior to the first day of such reset period, subject to any adjustments made by the calculation agent as described below. Dividends on the Series HH Preferred Stock will accrue from the original issue date at the applicable dividend rate on the liquidation preference amount of $25,000 per share (equivalent to $1,000 per depositary share). If we issue additional shares of the Series HH Preferred Stock, dividends on those additional shares will accrue from the first day of the dividend period immediately preceding the date of issuance of those additional shares at the applicable dividend rate.

We will calculate dividends, including dividends payable for any partial dividend period, on the Series HH Preferred Stock on the basis of a 360-day year of twelve 30-day months, subject to any adjustments made by the calculation agent as described below. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series HH Preferred Stock to be redeemed will cease to accrue after the redemption date, as described below under “—Optional Redemption,” unless we default in the payment of the redemption price of the shares of the Series HH Preferred Stock called for redemption.

We will pay dividends to the holders of record of shares of the Series HH Preferred Stock as they appear on our stock register on each record date, which shall be the last business day of the calendar month immediately preceding the month during which the dividend payment date falls or such other date as determined by our board of directors. If any date on which dividends otherwise would be payable is not a business day, then the dividend payment date will be the next succeeding business day, without interest or other payment in respect of such delay. A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York, subject to any adjustments made by the calculation agent as described below.

For the purpose of calculating any dividend with respect to any reset period commencing on or after the first reset date, the five-year treasury rate will be:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board as of 5:00 p.m. (Eastern Time) as of any date of determination, as determined by the calculation agent in its sole discretion.

•

If no calculation is provided as described above, then the calculation agent will use a substitute or successor rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (i) the industry-accepted substitute or successor for the five-year treasury rate or (ii) if there is no such industry-accepted substitute or successor for the five-year treasury rate, a substitute or successor rate that is most comparable to the five-year treasury rate. Upon selection of a substitute or successor rate, the calculation agent may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count convention, the business day convention, the definition of business day, the reset dividend determination date and any other relevant methodology or definition for calculating such substitute or successor rate, including any adjustment factor it determines is needed to make such substitute or successor rate comparable to the five-year treasury rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

The five-year treasury rate will be determined on each reset dividend determination date.

Any determination, decision, election or calculation that may be made by the calculation agent pursuant to the provisions described herein, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the calculation agent’s sole discretion, and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the Series HH Preferred Stock and the related depositary shares or any other party. The calculation agent’s determination of any dividend with respect to any reset period commencing on or after the first reset date, will be maintained on file at the calculation agent’s principal offices.

Dividends on the Series HH Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of the board does not declare a dividend on the Series HH Preferred Stock for any dividend period prior to the related dividend payment date, that dividend will not accrue, and we will have no obligation to pay a dividend for that dividend period on the related dividend payment date or at any future time, whether or not dividends on the Series HH Preferred Stock or any other series of our preferred stock, preference stock or common stock are declared for any future dividend period.

So long as any shares of Series HH Preferred Stock remain outstanding,

(1) no dividend shall be declared and paid or set aside for payment and no distribution shall be declared and made or set aside for payment on any junior stock, and no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such junior stock by us (other than, subject to any other provision of our Certificate of Incorporation, (i) a dividend payable solely in shares of junior stock, (ii) any dividend in connection with the implementation of a stockholder rights plan, or the redemption or repurchase of any rights under any such plan, (iii) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock, (iv) as a result of a reclassification of junior stock for or into other junior stock, (v) the exchange or conversion of one share of junior stock for or into another share of junior stock, (vi) through the use of proceeds of a substantially contemporaneous sale of other shares of junior stock, (vii) any purchase, redemption or other acquisition of junior stock pursuant to any employee, consultant or director incentive or benefit plan or arrangement (including any employment, severance or consulting arrangements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement, (viii) any purchase of fractional interests in shares of our junior stock pursuant to the conversion or exchange provisions of such junior stock or the securities being converted or exchanged, (ix) the purchase of our junior stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with the distribution thereof or (x) the purchase of our junior stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with market-making or other secondary market activities in the ordinary course of business); and

(2) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series HH Preferred Stock and such parity stock during a dividend period (other than (i) as a result of a reclassification of parity stock for or into other parity stock or junior stock, (ii) the exchange or conversion of one share of parity stock for or into another share of parity stock or junior stock, (iii) through the use of proceeds of a substantially contemporaneous sale of other shares of parity stock or junior stock, (iv) any purchase, redemption or other acquisition of parity stock pursuant to any employee, consultant or director incentive or benefit plan or arrangement (including any employment, severance or consulting arrangements) of ours or of any of our subsidiaries adopted before or after the date of this prospectus supplement, (v) any purchase of fractional interests in shares of our parity stock pursuant to the conversion or exchange provisions of such parity stock or the securities being converted or exchanged, (vi) the purchase of our parity stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with the distribution thereof or (vii) the purchase of our parity stock by Wells Fargo Securities, LLC, or any other affiliate of ours, in connection with market-making or other secondary market activities in the ordinary course of business), unless, in each case, full dividends on all outstanding shares of Series HH Preferred Stock for the dividend period ending on or immediately prior to the dividend payment date or other payment date for such junior stock or parity stock have been declared and paid or declared and a sum sufficient for payment of those dividends has been set aside.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our capital stock over which the Series HH Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up, and “parity stock” means any other class or series of our capital stock that ranks on par with the Series HH Preferred Stock in the payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up.

Except as provided below, for so long as any share of Series HH Preferred Stock remains outstanding, we will not declare, pay or set aside for payment, dividends on any parity stock unless we have paid in full, or set aside payment in full, all dividends on all outstanding shares of Series HH Preferred Stock for the then-current dividend period. To the extent that we declare dividends on the Series HH Preferred Stock and on any parity stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series HH Preferred Stock and the holders of any parity stock where the terms of such parity stock provide similar dividend rights.

Subject to the conditions described above, and not otherwise, dividends (payable in cash, stock, or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock, and any other securities ranking equally with or junior to the Series HH Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of the Series HH Preferred Stock shall not be entitled to participate in those dividends.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series HH Preferred Stock are entitled to receive out of our assets available for distribution to stockholders before any distribution of assets is made to holders of any junior stock as to distributions upon our liquidation, dissolution or winding up, a liquidating distribution in the amount of $25,000 per share of Series HH Preferred Stock (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series HH Preferred Stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” of the Dodd-Frank Act.

Distributions will be made only to the extent of our assets remaining available after satisfaction of all liabilities to creditors and subject to the rights of the holders of any securities ranking senior to the Series HH Preferred Stock and any other shares of our parity stock as to such distribution. After payment of this liquidating distribution, the holders of the Series HH Preferred Stock will not be entitled to any further participation in any distribution of our assets.

In any such distribution, if our assets are not sufficient to pay the liquidating distribution plus an amount equal to any declared and unpaid dividends in full to all holders of the Series HH Preferred Stock and all holders of our parity stock, we will allocate the liquidating distributions plus an amount equal to any declared and unpaid dividends on a pro rata basis among the holders of the shares of Series HH Preferred Stock and the holders of our parity stock. The amounts paid to the holders of Series HH Preferred Stock and to the holders of our parity stock will be paid pro rata in accordance with the respective aggregate liquidating distributions owed to such holders.

Neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor our consolidation or merger with or into any other corporation or by another corporation with or into us, shall constitute a liquidation, dissolution or winding up of our affairs.

Optional Redemption

The Series HH Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. However, we may redeem shares of the Series HH Preferred Stock on any dividend payment date on or after September 15, 2031, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends up to the redemption date without accumulation of any undeclared dividends. Dividends will cease to accrue after the redemption date. Under the Federal Reserve Board’s risk-based capital guidelines applicable to BHCs, any redemption of the Series HH Preferred Stock is subject to prior approval of the Federal Reserve Board.

Notwithstanding the foregoing, within 90 days of our good faith determination that an event has occurred that would constitute a “regulatory capital treatment event,” we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem in whole, but not in part, prior to September 15, 2031, the shares of Series HH Preferred Stock at the time outstanding at a redemption price equal to $25,000 per share (equivalent to $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our reasonable determination that as a result of any:

•

amendment to, clarification of, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective on or after the date hereof;

•	proposed change in those laws or regulations that is announced or becomes effective on or after the date hereof; or

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date hereof, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of all shares of Series HH Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series HH Preferred Stock is outstanding.

If we redeem shares of the Series HH Preferred Stock, we will provide notice to the depositary, as sole holder of the Series HH Preferred Stock, not less than 25 days nor more than 55 days prior to the date fixed for redemption. We will provide notice pursuant to the applicable procedures of the depositary, and each notice of redemption will state:

(i)	the redemption date;

(ii)

the number of shares of the Series HH Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, if applicable, the number of shares of the Series HH Preferred Stock to be redeemed from the holder;

(iii)	the redemption price;

(iv)	the place or places where the certificates for those shares are to be surrendered for payment of the redemption price; and

(v)	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series HH Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us for the benefit of the holders of the shares of Series HH Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series HH Preferred Stock, such shares of Series HH Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. See “Description of the Depositary Shares” below for information about redemption of the depositary shares relating to our Series HH Preferred Stock.

In case of any redemption of only part of the shares of Series HH Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Neither the holders of the Series HH Preferred Stock nor the holders of the related depositary shares have the right to require redemption of the Series HH Preferred Stock. See “Risk Factors—Investors should not expect us to redeem the Series HH Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.”

Voting Rights

The holders of the Series HH Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends payable on the Series HH Preferred Stock or any class or series of Voting Parity Stock (as defined below) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of outstanding shares of the Series HH Preferred Stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent annual meeting of stockholders on the terms set forth below (the “Preferred Stock Directors”). At elections for such directors, each holder of the Series HH Preferred Stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of preferred stock as may be granted to them). In the event that the holders of the shares of the Series HH Preferred Stock are entitled to vote as described in this paragraph, our board of directors will be increased by two directors, and the holders of the Series HH Preferred Stock will have the right, with the holders of the Voting Parity Stock, as outlined above, to elect two directors at the next annual meeting of our stockholders, provided that at no time shall our board of directors include more than two Preferred Stock

Directors. As used in this prospectus supplement, “Voting Parity Stock” means any parity stock having similar voting rights as the Series HH Preferred Stock.

When we have paid full dividends for the equivalent of at least four quarterly dividend periods or their equivalent following a Nonpayment on the Series HH Preferred Stock and any other series of our Voting Parity Stock, the voting rights of the Series HH Preferred Stock described above will terminate, except as expressly provided by law. The voting rights described above are subject to re-vesting upon each and every subsequent Nonpayment.

Upon termination of the right of the holders of the Series HH Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors as described above, the term of office of all Preferred Stock Directors then in office elected by only those holders voting as a class will terminate immediately (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director). If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, a successor may be elected by plurality of the votes cast by the holders of the Series HH Preferred Stock and Voting Parity Stock having the voting rights described above unless the vacancy has already been filled. Whenever the term of office of the Preferred Stock Directors ends and the related voting rights have expired, the number of directors automatically will be decreased to the number of directors as otherwise would prevail.

If the holders of the Series HH Preferred Stock become entitled to vote for the election of directors as described above, the Series HH Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve Board. As a result, certain holders of the Series HH Preferred Stock may become subject to regulations under the Bank Holding Company Act of 1956, as amended, and/or certain acquisitions of the Series HH Preferred Stock may be subject to prior approval by the Federal Reserve Board.

In addition to any other vote required by law or the Certificate of Incorporation, so long as any shares of our Series HH Preferred Stock remain outstanding, the vote or consent of the holders of the outstanding shares of Series HH Preferred Stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series HH Preferred Stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either by consent without a meeting or at any meeting called for the purpose, shall be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

•

the issuance of any class or series of preferred stock or preference stock ranking senior to the Series HH Preferred Stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

•

any amendment, alteration or repeal of any provision of our Certificate of Incorporation, including the Certificate of Designation relating to the Series HH Preferred Stock (the “Certificate of Designation”), or our bylaws that would adversely affect the rights, preferences, privileges or voting powers of the Series HH Preferred Stock;

•

any amendment or alteration of our Certificate of Incorporation or bylaws to authorize, create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series HH Preferred Stock with respect to either the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

•

any consummation of a reclassification involving the Series HH Preferred Stock or a merger or consolidation with another corporation or other entity, except holders of our Series HH Preferred Stock will have no right to vote under this provision if in each case (i) the shares of Series HH

Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series HH Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series HH Preferred Stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series HH Preferred Stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series HH Preferred Stock, and holders of the Series HH Preferred Stock shall have no right to vote thereon. The voting rights of the Series HH Preferred Stock set forth in this paragraph are referred to herein as the “Series HH voting provisions.”

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of our voting preferred stock (including the Series HH Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of our preferred stock.

Under the terms of the Series HH Preferred Stock, each holder of the Series HH Preferred Stock will have 25 votes per share on any matter on which holders of the Series HH Preferred Stock are entitled to vote, whether separately or together with any other series of stock (the holders of shares of any other series of preferred stock being entitled to such number votes, if any, for each share of preferred stock as may be granted to them), pursuant to Delaware law or otherwise, including by consent.

Under the terms of certain outstanding series of Voting Parity Stock, certain corporate actions similar to those contained in the Series HH voting provisions must be approved by the holders of 66 2/3% of the shares of all of our preferred stock entitled to vote thereon, including the Series HH Preferred Stock. Under the terms of such Voting Parity Stock, such vote will be determined on the basis of the number of shares of preferred stock voted with respect to the corporate action, not the voting power of the shares of preferred stock voted with respect to the corporate action. In connection with the votes required by such other Voting Parity Stock, a holder of Series HH Preferred Stock will only have one vote per share since such voting provisions in such Voting Parity Stock are based on the number of shares voted. However, the vote required by such other Voting Parity Stock would be in addition to the vote required by the Series HH voting provisions, which provides for 25 votes per share for Series HH Preferred Stock.

The foregoing voting provisions will not apply if, at any time prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of our Series HH Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably set aside by us for the benefit of the holders of the Series HH Preferred Stock to effect such redemption.

Preemptive and Conversion Rights

The holders of the Series HH Preferred Stock do not have any preemptive or conversion rights.

Additional Classes or Series of Stock

We will have the right to create and issue additional classes or series of stock ranking equally with or junior to the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up without the consent of the holders of the Series HH Preferred Stock or the holders of the related depositary shares. We may create and issue additional shares of preferred stock senior to the Series HH Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Series HH Preferred Stock and our parity stock entitled to vote thereon.

Depositary, Transfer Agent and Registrar

Computershare will serve as depositary, and the Trust Company will serve as the transfer agent and registrar for the Series HH Preferred Stock. In such capacities the address for Computershare is 150 Royall Street, Canton, Massachusetts 02021, Attention: Client Services.

Calculation Agent

We will appoint a calculation agent (the “calculation agent”) prior to the first reset dividend determination date. An affiliate of ours may be appointed the calculation agent. A record of the selection of the calculation agent or any successor will be maintained by us and available to any stockholder upon request.

DESCRIPTION OF THE DEPOSITARY SHARES

The following description summarizes specific terms and provisions of the depositary shares relating to our Series HH Preferred Stock. You should read this description of the material terms of the depositary shares along with the terms that apply generally to our preferred stock issued in the form of depositary shares under “Description of Depositary Shares” in the accompanying prospectus and “Description of Capital Stock” herein. If information contained in this prospectus supplement is inconsistent with the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

General

We are issuing proportional fractional interests in the Series HH Preferred Stock in the form of depositary shares. Each depositary share represents a 1/25th interest in a share of the Series HH Preferred Stock, and will be evidenced by depositary receipts, as described under “Registration and Settlement—Book-Entry System.” We will deposit the underlying shares of the Series HH Preferred Stock with Computershare pursuant to a deposit agreement among us, the Trust Company and CPU, collectively as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares will be entitled to all the rights, powers and preferences of the Series HH Preferred Stock, as applicable, and subject to the limitations, qualifications and restrictions thereof, in proportion to the applicable fraction of a share of Series HH Preferred Stock those depositary shares represent.

In this prospectus supplement, references to “holders” of depositary shares mean those who have depositary shares registered in their own names on the books maintained by the depositary and not indirect holders who own beneficial interests in depositary shares registered in the street name of, or issued in book-entry form through, The Depository Trust Company (“DTC”). You should review the special considerations that apply to indirect holders described in “Registration and Settlement—Book-Entry System.”

We may elect from time to time to issue additional shares of Series HH Preferred Stock and additional depositary shares representing interests in such additional shares of the Series HH Preferred Stock, without notice to, or consent from, the existing holders of Series HH Preferred Stock, and all those additional shares would be deemed to form a single series with the Series HH Preferred Stock, described by this prospectus supplement and the accompanying prospectus.

Dividends and Other Distributions

Each dividend on a depositary share will be in an amount equal to 1/25th of the dividend declared on the related share of the Series HH Preferred Stock.

The depositary will distribute all dividends and other cash distributions received on the Series HH Preferred Stock to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary shares.

The depositary will not distribute amounts less than one cent. If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series HH Preferred Stock.

The amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series HH Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Series HH Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

If we redeem the Series HH Preferred Stock (i) on or after September 15, 2031, in whole or in part, or (ii) prior to September 15, 2031 in whole, but not in part, due to the occurrence of a regulatory capital treatment event, each as described above under “Description of the Series HH Preferred Stock—Optional Redemption,” depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series HH Preferred Stock held by the depositary. The redemption price per depositary share will be 1/25th of the redemption price per share payable with respect to the Series HH Preferred Stock (or $1,000 per depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends.

If we redeem shares of the Series HH Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing those shares of the Series HH Preferred Stock so redeemed. If we redeem less than all of the outstanding depositary shares on or after September 15, 2031, the depositary will select either pro rata, or in such other manner as the depositary may determine to be fair and equitable, those depositary shares to be redeemed. In any case, the depositary will redeem depositary shares only in increments of 25 depositary shares and multiples thereof. The depositary will provide notice of redemption to record holders of the depositary shares not less than 15 and not more than 45 days prior to the date fixed for redemption of the Series HH Preferred Stock and the related depositary shares. Any notices required to be delivered to holders of the depositary shares will be given by the depositary to DTC.

Voting the Series HH Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series HH Preferred Stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy materials to the record holders of the depositary shares relating to the Series HH Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series HH Preferred Stock, may instruct the depositary to vote the amount of the Series HH Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series HH Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will not vote any Series HH Preferred Stock for which it does not receive specific instructions from the holders of the depositary shares relating to such Series HH Preferred Stock.

Form and Notices

The Series HH Preferred Stock will be issued in registered form to the depositary, and the depositary shares will be issued in book-entry only form through DTC, as described below in “Registration and Settlement—Book-Entry System.” The depositary will forward to the holders of depositary shares all reports, notices, and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the Series HH Preferred Stock.

No Listing

The depositary shares will not be listed on any securities exchange or automated quotation system.

DESCRIPTION OF CAPITAL STOCK

This description of capital stock supplements the description of our preferred stock and our depositary shares included in the accompanying prospectus. You should read the following description of our capital stock along with “Description of Preferred Stock” and “Description of Depositary Shares” in the accompanying prospectus.

Series BB Preferred Stock and Series BB Depositary Shares

We redeemed all 140,400 shares of our 3.90% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series BB (as represented by 3,510,000 shares of our Series BB depositary shares) on March 16, 2026.

Series GG Preferred Stock

On March 18, 2026, we issued 90,000 shares of our 6.125% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series GG (the “Series GG Preferred Stock”). The terms of the Series GG Preferred Stock are substantially identical to the terms of the Series HH Preferred Stock, except that (i) from, and including, March 18, 2026 to, but excluding, June 15, 2031, dividends on the Series GG Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will be payable quarterly in arrears at a fixed rate per annum equal to 6.125%, and from, and including, June 15, 2031, dividends on the Series GG Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of the board, will be payable quarterly in arrears at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as such term is defined in the Certificate of Designation for the Series GG Preferred Stock) plus 2.34% for each reset period (as such term is defined in the Certificate of Designation for the Series GG Preferred Stock), (ii) the initial dividend payment date on the Series GG Preferred Stock was June 15, 2026 and (iii) the Series GG Preferred Stock may be redeemed by us at our option (A) in whole, or in part, on June 15, 2031, or on any dividend payment date thereafter, and (B) in whole, but not in part, prior to June 15, 2031 upon the occurrence of a regulatory capital treatment event. The Series GG Preferred Stock is a parity stock and a Voting Parity Stock, each as defined above under “Description of the Series HH Preferred Stock—Dividends” and “—Voting Rights.”

Series GG Depositary Shares

On March 18, 2026, we issued 2,250,000 depositary shares representing fractional interests in the Series GG Preferred Stock (the “Series GG depositary shares”). Each Series GG depositary share represents a 1/25th interest in one share of our Series GG Preferred Stock. The terms of the Series GG depositary shares are substantially identical to the terms of the depositary shares representing fractional interests in the Series HH Preferred Stock, except to the extent that the Series GG Preferred Stock differs from the Series HH Preferred Stock as described above under “—Series GG Preferred Stock.”

REGISTRATION AND SETTLEMENT

Book-Entry System

The depositary shares will be issued in book-entry only form through the facilities of DTC. This means that we will not issue actual depositary receipts to each holder of depositary shares, except in limited circumstances. Instead, the depositary shares will be in the form of a single global depositary receipt deposited with and held in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”).

As long as DTC or its nominee is the registered owner of the global depositary receipt, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipt and the Series HH Preferred Stock represented by such receipt for all purposes under the instruments governing the rights and obligations of holders of the depositary shares and Series HH Preferred Stock. Except as described below, owners of beneficial interests in the global depositary receipt will not be entitled to have depositary shares registered in their names, will not receive or be entitled to receive physical delivery of the depositary shares in definitive form, and will not be considered the owners or holders of depositary shares under our Certificate of Incorporation or the deposit agreement, including for purposes of receiving any reports or notices delivered by us. Accordingly, each person owning a beneficial interest in the global depositary receipt must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information on the DTC website does not constitute part of, and is not incorporated by reference in, this prospectus supplement.

Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the Direct or Indirect Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its Direct Participants, who will then forward them to Indirect Participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, or paying agent as registered holders of the securities. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of Direct Participants and, if applicable, Indirect Participants.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the Series HH Preferred Stock and related depositary shares are redeemed, DTC’s current practice is to determine by lottery the amount of the interest of each Direct Participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the depositary shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, depositary receipts are required to be printed and delivered. If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Series HH Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges, and fees provided for in the deposit agreement. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Series HH Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Series HH Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 25 depositary shares, the depositary will deliver, along with the withdrawn shares of the Series HH Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series HH Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

Ownership of beneficial interests in the global depositary receipt will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global depositary receipt will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global depositary receipt may be subject to various policies and procedures adopted by DTC from time to time.

Because DTC can act only on behalf of Direct Participants, who in turn act only on behalf of Direct or Indirect Participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical receipts for the depositary shares.

DTC will take any action permitted to be taken by a registered holder of any securities under our Certificate of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we assume no responsibility for the accuracy thereof. We will not have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global depositary receipt, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Clearstream and Euroclear

Links have been established among DTC, Clearstream and Euroclear, to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the aggregate ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When book-entry securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive book-entry securities against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the book-entry securities will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer book-entry securities to a DTC participant, the seller must send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer the book-entry securities against payment. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If settlement is not completed on the intended value date (i.e., the trade fails), proceeds credited to the Clearstream or Euroclear participant’s account would instead be valued as of the actual settlement date.

Same-Day Settlement

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares.

Payment of Dividends

We will pay dividends, if any, on the Series HH Preferred Stock represented by depositary shares in book-entry form to the depositary. In turn, the depositary will deliver the dividends to DTC in accordance with the arrangements then in place between the depositary and DTC. Generally, DTC will be responsible for crediting the dividend payments it receives from the depositary to the accounts of DTC participants, and each participant will be responsible for disbursing the dividend payment for which it is credited to the holders that it represents. As long as the depositary shares are represented by a global depositary receipt, we will make all dividend payments in immediately available funds.

In the event depositary receipts are issued in certificated form, dividends generally will be paid by check mailed to the holders of the depositary receipts on the applicable record date at the address appearing on the security register.

Notices

Any notices required to be delivered to you will be given by the depositary to DTC for communication to its participants.

If the depositary receipts are issued in certificated form, notices to you will be given by mail to the addresses of the holders as they appear on the security register.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

For a brief description of the United States tax effects of an investment in the Series HH Preferred Stock and the related depositary shares, see generally “United States Federal Income Tax Considerations” and, more specifically, “United States Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock” and “—U.S. Federal Income Taxation of Non-U.S. Holders—Common Stock and Preferred Stock” in the accompanying prospectus.

Ownership of Depositary Shares

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the Series HH Preferred Stock represented by the depositary shares.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the depositary shares. See “Benefit Plan Investor Considerations” in the accompanying prospectus.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC is acting as representative of the underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement, dated August , 2026, each of the underwriters has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the number of depositary shares listed in the following table:

Underwriter	Number of Depositary Shares

Wells Fargo Securities, LLC

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the depositary shares if any are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitment of non-defaulting underwriters may be increased or the offering of depositary shares may be terminated. The underwriting agreement may be terminated by the underwriters prior to the issuance of the depositary shares in certain circumstances.

Depositary shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $    per depositary share. The underwriters may allow, and those dealers may reallow, a discount of $   per depositary share to other broker/dealers. If all the depositary shares are not sold at the applicable initial offering price, the underwriters may change the offering price and the other selling terms. The maximum discount or commission that may be received by any member of FINRA for sales of securities pursuant to the accompanying prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00% of the initial gross proceeds from the sale of the depositary shares.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by Wells Fargo
Per depositary share	$

We estimate that our total expenses of the offering (excluding the underwriting discount) will be approximately $420,000.

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares for the Series HH Preferred Stock except as represented by the depositary shares. The depositary shares will not be listed on any securities exchange or automated quotation system.

To facilitate the offering of the depositary shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the depositary shares. Specifically, the underwriters may sell more depositary shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short position may involve “covered” short sales. The underwriters may close out any covered short position by purchasing depositary shares in the open market. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, depositary shares in the open market to stabilize the price of the depositary shares. These activities may raise or maintain the market price of the depositary shares above independent market levels or prevent or retard a decline in the market price of the depositary shares. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased depositary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the depositary shares. As a result, the price of the depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

The representative of the underwriters, Wells Fargo Securities, LLC, is our affiliate. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, no FINRA member firm that has a conflict of interest under Rule 5121 may make sales in this offering to any discretionary account without the prior approval of the customer. Wells Fargo Securities, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the depositary shares in the secondary market.

Following the initial distribution of an offering of securities, Wells Fargo Securities, LLC and other affiliates of ours may offer and sell those securities in the course of their businesses as broker-dealers. Wells Fargo Securities, LLC and any such other affiliates may act as a principal or agent in these transactions. This prospectus supplement also will be used in connection with these market-making transactions. Sales in any of these market-making transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

If you purchase securities in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Restrictions

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or possesses or distributes this prospectus supplement or the accompanying prospectus or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We will not have any responsibility for an underwriter’s compliance with applicable securities laws. See “Plan of Distribution (Conflicts of Interest)—Sales Restrictions” in the accompanying prospectus.

The sales restrictions contained in the accompanying prospectus for the United Kingdom shall be replaced with the following:

Prohibition of Sales to United Kingdom Retail Investors

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom. For these purposes:

(a)	the expression “retail investor” means a person who is neither:

(i)

a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); nor

(ii)	a “qualified investor” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”); and

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

References in this section titled “Prohibition of Sales to United Kingdom Retail Investors” to United Kingdom legislation include any successor legislation to that legislation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus (including any amendments thereto) have been prepared on the basis that any offer of securities in the United Kingdom will be made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the United Kingdom Financial Conduct Authority (“FCA”) Handbook Admission to Trading on a Regulated Market Sourcebook (“FCA PRM Sourcebook”). For the avoidance of doubt, while this document is described as a prospectus supplement (and the accompanying document as a prospectus), neither this document nor any accompanying document is a prospectus for the purposes of the UK POATRs or the FCA PRM Sourcebook.

In the United Kingdom, this prospectus supplement and the accompanying prospectus (including any amendments thereto) are being distributed only to, and are directed only at, “non-retail investors” (being persons who are not “retail investors” as defined in the section above titled “Prohibition of Sales to United Kingdom Retail Investors”) who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus (including any amendments thereto) relates is only available to, and will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus (including any amendments thereto) or any of their contents. Each person in the United Kingdom who purchases securities will be deemed to have represented and warranted that they are a relevant person.

References in this section titled “Notice to Prospective Investors in the United Kingdom” to United Kingdom legislation include any successor legislation to that legislation.

LEGAL MATTERS

Richards, Layton & Finger, P.A., special Delaware Counsel to Wells Fargo, will opine on the validity of the Series HH Preferred Stock. Sandra J. Galvis, who is our Assistant General Counsel, Executive Director and Assistant Secretary, or another of our lawyers, will issue an opinion to the underwriters about certain other matters relating to the offering of the Series HH Preferred Stock and related depositary shares. Ms. Galvis owns, or has the right to acquire, a number of shares of our common stock which represent less than 0.1% of the total outstanding common stock. Faegre Drinker Biddle & Reath LLP will opine on certain matters relating to the depositary shares for Wells Fargo. Certain legal matters will be passed upon for the underwriters by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Galvis may rely on Gibson, Dunn & Crutcher LLP as to certain matters of California law.

PROSPECTUS

$110,000,000,000

WELLS FARGO & COMPANY

420 Montgomery Street

San Francisco, California 94104

(415) 371-2921

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Securities Warrants

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “WFC.”

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are our unsecured obligations, and all payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wells Fargo & Company and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

We will use this prospectus in the initial sale of the securities. In addition, Wells Fargo Securities, LLC, Wells Fargo Advisors (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC) or another of our affiliates, may use this prospectus in a market-making transaction in any of the securities after their initial sale.

Investing in our securities involves risks. You should consider the risk factors described herein and in any documents that we incorporate by reference in this prospectus. See “Risk Factors” on page 2.

This prospectus is dated August 28, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Wells Fargo & Company filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may sell, either separately or together, debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and securities warrants in one or more offerings.

This prospectus provides you with a general description of the debt securities, preferred stock, depositary shares, common stock, purchase contracts, units and securities warrants that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the section entitled “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

When we refer to “Wells Fargo,” “our company,” “we,” “our” and “us” in this prospectus under the section entitled “The Company,” we mean Wells Fargo & Company and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Wells Fargo & Company unless the context indicates otherwise.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the section entitled “Where You Can Find More Information.”

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

RISK FACTORS

Your investment in our securities involves risks. This prospectus does not describe all of those risks. Before purchasing any securities, you should carefully consider the following risk factors, in addition to the other information contained or incorporated by reference in this prospectus, including the risk factors contained in our annual and quarterly reports. Additional risks specific to particular securities will be detailed in the applicable prospectus supplement. You should consult your financial, legal, tax and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for you.

Risks Relating To Our Securities Generally

The Securities Are Subject To The Credit Risk Of Wells Fargo.

Any securities that we may issue are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under any securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness may affect the value of our securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of such securities.

The Securities May Not Be Listed On Any Securities Exchange And An Active Trading Market For The Securities May Not Develop.

Any securities that we issue will constitute a new issue of securities with no established trading market. The securities may not be listed or displayed on any securities exchange or any automated quotation system. Even if the securities are listed on a securities exchange or automated quotation system, such listing does not guarantee that a trading market will develop. Although underwriters, dealers or agents, as applicable, may purchase our securities from you, they are not obligated to do so and are not required to make a market for our securities. As such, there can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for our securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which an underwriter, dealer or agent, as applicable, is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities, and no assurance can be given as to the liquidity of any trading market for the securities or the price you receive upon a sale of your securities.

One Of Our Affiliates May Act As The Calculation Agent With Respect To Our Securities And, As A Result, Potential Conflicts Of Interest Could Arise.

One of our affiliates may act as the calculation agent with respect to our securities. Although any affiliate will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between such affiliate and you.

If The Securities We Issue May Be Redeemed At Our Option, You May Not Be Able To Reinvest The Redemption Price You Receive In A Similar Security.

The terms of our securities may permit us to redeem the securities, subject to any required regulatory approval. Any such redemption may occur at a time when prevailing interest rates are relatively low. As a result, if we redeem our securities, you may not be able to reinvest the redemption price you receive in a similar security.

Risks Relating To Our Debt Securities Generally

Our Ability To Service Our Debt, Including Our Debt Securities, May Be Limited By The Results Of Operations Of Our Subsidiaries And Certain Contractual Arrangements.

We conduct substantially all of our activities and operations through our subsidiaries and are a separate and distinct legal entity from those subsidiaries. We receive substantially all of our funding and liquidity from dividends, loans and other distributions from our subsidiaries. We generally use these funds, among other sources, to satisfy our financial obligations, including principal and interest on our debt. In addition to limitations under laws and regulations applicable to us and our subsidiaries (as discussed below), funds available to us from our subsidiaries will be contingent upon the financial performance and condition of those subsidiaries. Adverse business or economic conditions, such as changes in interest rates and financial market values, could affect the businesses and the results of operations of our subsidiaries and, therefore, adversely affect the sources of funds available to us.

In addition, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization, and thus the ability of a holder of our debt securities to benefit indirectly from such distributions, is subject to the prior claims of the subsidiary’s creditors. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, our rights as a creditor of our subsidiaries may be subordinate to any security interest in the assets of those subsidiaries and any obligations of those subsidiaries senior to those held by us.

As discussed further below, federal banking regulators require measures to facilitate the continued operation of operating subsidiaries notwithstanding the failure of their parent companies, and our ability to receive funds from our subsidiaries may be limited by the Support Agreement discussed below. Further, dividend payments to us from our subsidiaries may also be restricted if specified liquidity and/or capital metrics fall below defined triggers or if our board of directors authorizes us to file a case under the U.S. Bankruptcy Code. In addition, as part of their supervisory authority, regulators may limit or restrict subsidiary distributions.

The Resolution Of Wells Fargo Under The Orderly Liquidation Authority Could Result In Greater Losses For Holders Of Our Debt Securities, Particularly If A Single-Point-Of-Entry Strategy Is Used.

Your ability to recover the full amount that would otherwise be payable on our debt securities in a proceeding under the U.S. Bankruptcy Code may be impaired by the exercise by the Federal Deposit Insurance Corporation (the “FDIC”) of its powers under the “orderly liquidation authority” under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In particular, the single point of entry strategy described below is intended to impose losses at the top-tier holding company level in the resolution of a Global Systemically Important Bank (“G-SIB”) such as Wells Fargo.

Title II of the Dodd-Frank Act created a resolution regime known as the “orderly liquidation authority” to which financial companies, including bank holding companies such as Wells Fargo, can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if, upon the recommendation of the Board of Governors of the Federal Reserve System (the “FRB”) and the FDIC, the United States Secretary of the Treasury determines, among other things, that the entity is in severe financial distress, that the entity’s failure would have serious adverse effects on the U.S. financial system and that resolution under the orderly liquidation authority would avoid or mitigate those effects. Absent such determinations, Wells Fargo, as a bank holding company, would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the orderly liquidation authority, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have transacted with Wells Fargo. There are substantial differences between the rights available to creditors in the orderly liquidation authority and under the U.S. Bankruptcy Code, including the right of the FDIC under the orderly liquidation authority to disregard the strict priority of creditor claims in some circumstances (which would otherwise be respected by a bankruptcy court) and the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings). In certain circumstances under the orderly liquidation authority, the FDIC could elevate the priority of claims if it determines that doing so is necessary to facilitate an orderly liquidation without the need to obtain the consent of other creditors or prior court review. In addition, under the orderly liquidation authority, the FDIC has the right to transfer assets or liabilities of the failed company to a third party or “bridge” entity.

The FDIC has indicated that a “single point of entry” strategy may be a desirable strategy to resolve a large financial institution such as Wells Fargo in a manner that would, among other things, impose losses on shareholders, unsecured debt holders (including, in our case, holders of our debt securities) and other creditors of the top-tier holding company (in our case, Wells Fargo), while permitting the holding company’s subsidiaries to continue to operate. In addition, in December 2016, the FRB finalized rules requiring U.S. G-SIBs, including Wells Fargo, to maintain minimum amounts of long-term debt and total loss absorbing capacity (TLAC). It is possible that the application of the single point of entry strategy—in which Wells Fargo would be the only legal entity to enter resolution proceedings—could result in greater losses to holders of our debt securities than the losses that would result from a different resolution strategy for Wells Fargo. Assuming Wells Fargo entered resolution proceedings and that support from Wells Fargo to its subsidiaries was sufficient to enable the subsidiaries to remain solvent, losses at the subsidiary level could be transferred to Wells Fargo and ultimately borne by Wells Fargo’s security holders (including holders of our unsecured debt securities), with the result that third-party creditors of Wells Fargo’s subsidiaries would receive full recoveries on their claims, while Wells Fargo’s security holders (including holders of our debt securities) and other unsecured creditors could face significant losses. In addition, holders of our debt securities could face losses ahead of our other similarly situated creditors in a resolution under the orderly liquidation authority if the FDIC exercised its right, described above, to disregard the strict priority of creditor claims.

The orderly liquidation authority also requires that creditors and shareholders of the financial company in receivership must bear all losses before taxpayers are exposed to any losses, and amounts owed by the financial company or the receivership to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors such as claims in respect of our debt securities. In addition, under the orderly liquidation authority, claims of creditors (including holders of our debt securities) could be satisfied through the issuance of equity or other securities in a bridge entity to which Wells Fargo’s assets are transferred. If securities were to be delivered in satisfaction of claims, there can be no assurance that the value of the securities of the bridge entity would be sufficient to repay all or any part of the creditor claims for which the securities were exchanged.

While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemaking is possible.

The Resolution Of Wells Fargo In A Bankruptcy Proceeding Could Also Result in Greater Losses For Holders Of Our Debt Securities.

As required by the Dodd-Frank Act and regulations issued by the FRB and the FDIC, we are required to periodically provide to the FRB and the FDIC a plan for our rapid and orderly resolution in the event of material financial distress affecting Wells Fargo or the failure of Wells Fargo. The strategy described in our resolution plan is a single point of entry strategy, in which Wells Fargo would be resolved under the U.S. Bankruptcy Code using a strategy in which only Wells Fargo itself enters bankruptcy proceedings while some or all of its operating subsidiaries are maintained as going concerns. In this case, the effects on creditors of Wells Fargo would likely be similar to those arising under the orderly liquidation authority, as described above. We are not obligated to maintain a single point of entry strategy, and the strategy reflected in our resolution plan submission is not binding in the event of an actual resolution of Wells Fargo, whether conducted under the U.S. Bankruptcy Code or by the FDIC under the orderly liquidation authority. To carry out a single point of entry strategy, Wells Fargo may seek to recapitalize its subsidiaries or provide them with liquidity in order to preserve them as going concerns prior to the commencement of Wells Fargo’s bankruptcy proceeding. Moreover, Wells Fargo could seek to elevate the priority of its guarantee obligations relating to its major subsidiaries’ derivatives contracts over its other obligations, so that cross-default and early termination rights under derivatives contracts at its subsidiaries would be stayed under the ISDA Resolution Stay Protocol. This elevation would result in holders of our debt securities incurring losses ahead of the beneficiaries of those guarantee obligations. It is also possible that holders of our debt securities could incur losses ahead of other similarly situated creditors.

In response to the regulators’ guidance and to facilitate the orderly resolution of Wells Fargo, we entered into an intercompany support agreement with WFC Holdings, LLC, an intermediate holding company and subsidiary of Wells Fargo (the “IHC”), Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, Wells Fargo Clearing Services, LLC and certain of our other subsidiaries (the “Support Agreement”). Pursuant to the Support Agreement, Wells Fargo transferred a significant amount of its assets, including among other things, cash and liquid securities, to the IHC and will continue to transfer such assets to the IHC from time to time. In the event of Wells Fargo’s material financial distress or failure, the IHC will be obligated to use the transferred assets to provide capital and/or liquidity to certain key subsidiaries in order to help ensure their continued operations. Wells Fargo and the IHC’s respective obligations under the Support Agreement are secured pursuant to a related security agreement. In the ordinary course, the IHC will also provide Wells Fargo with funding under the Support Agreement through subordinated notes and a committed line of credit, which, together with dividend payments, is expected to provide Wells Fargo, during business as usual operating conditions, with the same access to cash necessary to service its debts, pay dividends, repurchase its shares and perform its other obligations as it would have if it had not entered into these arrangements and transferred any assets. If certain liquidity and/or capital metrics fall below triggers, the subordinated notes would be forgiven, the committed line of credit would terminate and dividend payments from the IHC would be restricted. The forgiveness of subordinated notes, termination of the committed line of credit or restrictions on dividend payments to us from our subsidiaries could materially and adversely affect our ability to satisfy our obligations, including any payments to holders of our debt securities, and could result in the commencement of bankruptcy proceedings by Wells Fargo at an earlier time than might have otherwise occurred if the Support Agreement were not implemented. If the single point of entry strategy—the preferred strategy for our rapid and orderly resolution—proves to be unsuccessful, multiple, competing resolution proceedings could ensue and holders of our debt securities may as a consequence be in a worse position than if the strategy had not been effectuated. In all cases, any payments to holders of our debt securities are dependent on our ability to make such payments and are therefore subject to our credit risk.

Holders Of Our Senior Debt Securities Have Limited Rights Of Acceleration.

Payment of principal on our senior debt securities may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase a series of senior debt securities, you will have no right to accelerate the payment of principal on that series of senior debt securities if we fail in the performance of any of our obligations under that series of senior debt securities, other than the obligations to pay principal and interest on that series of senior debt securities. See “Description of Debt Securities—Events of Default and Covenant Breaches.”

Holders Of Our Subordinated Debt Securities Have Even More Limited Rights Of Acceleration.

Payment of principal on our subordinated debt securities may be accelerated only in the case of certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase a series of subordinated debt securities, you will have no right to accelerate the payment of principal on that series of subordinated debt securities if we fail to pay principal or interest on that series of subordinated debt securities or if we fail in the performance of any of our other obligations under that series of subordinated debt securities. Further, if certain payment defaults occur, holders of senior debt securities may be able to accelerate their debt securities so that such debt securities become immediately due and payable while holders of subordinated debt securities will be unable to do so. In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on subordinated debt securities thereafter. See “Description of Debt Securities—Subordination.”

If We Become Insolvent, Holders Of Our Senior Debt Securities May Receive More Than Holders Of Our Subordinated Debt Securities.

Any subordinated debt securities we may issue pursuant to this prospectus and any prospectus supplement are unsecured and rank junior to our Senior Debt, as defined herein under “Description of Debt Securities—Subordination.” If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution on account of principal of or interest on any subordinated debt securities, and there is no limitation on our ability to incur additional debt senior to or on parity with any subordinated debt securities. If we become insolvent, holders of the Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those debt securities may receive less, ratably, than our other creditors. In addition, holders of our debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Holders Of Our Debt Securities Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under our indentures, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of our debt securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Debt Securities—Consolidation, Merger or Sale.”

Risks Relating To SOFR, Compounded SOFR And A Benchmark Replacement

The following risk factors apply to debt securities for which the base rate is Compounded SOFR (referred to as “Compounded SOFR notes”). References to “our designee” in this prospectus shall mean the calculation agent. Capitalized terms used under this section “—Risks Relating To SOFR, Compounded SOFR And A Benchmark Replacement” are defined under “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes.”

SOFR Has A Limited History; The Future Performance of SOFR Cannot Be Predicted Based On Historical Performance.

The publication of the Secured Overnight Financing Rate (“SOFR”) began on April 3, 2018, and it therefore has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. The level of SOFR, which will be used to calculate Compounded SOFR, may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables, such as correlations, may change in the future. While pre-publication indicative historical data has been released by the Federal Reserve Bank of New York (“FRBNY”), such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or Compounded SOFR notes may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or Compounded SOFR notes.

Any Failure Of SOFR To Maintain Market Acceptance Could Adversely Affect Compounded SOFR Notes.

SOFR is a relatively new rate and may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. Dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the value of and the return on Compounded SOFR notes and the price at which you can sell Compounded SOFR notes.

The Interest Rate On Compounded SOFR Notes Is Based On A Daily Compounded SOFR Rate, Which Is Relatively New In The Marketplace.

For each interest period for which the debt securities bear interest at a floating rate based on Compounded SOFR, the interest rate on Compounded SOFR notes is based on a daily compounded SOFR rate calculated using the specific formula described in this prospectus, not the SOFR rate published on or in respect of a particular date during the related observation period, an average of SOFR rates during such period or the SOFR Index. For this and other reasons, the interest rate on Compounded SOFR notes during any observation period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an observation period is negative, the inclusion of such SOFR rate to determine Compounded SOFR for the related interest period will reduce the interest rate payable on such Compounded SOFR notes on the related interest payment date; provided that in no event will the interest payable for any interest period for which any debt securities bear interest at a floating rate based on Compounded SOFR be less than zero.

In addition, the method for calculating an interest rate based on Compounded SOFR in market precedent varies. Variation in the market based on payment delays, observation periods, lookbacks and/or lockout/suspension periods could adversely affect the return on, value of and market for Compounded SOFR notes.

The Amount Of Interest Payable With Respect To Each Interest Period Will Be Determined Near The End Of The Interest Period.

The level of the base rate applicable to each interest period for which the debt securities bear interest at a floating rate based on Compounded SOFR and, therefore, the amount of interest payable with respect to such interest period will be determined near the end of such interest period. Therefore, you will not know the amount of interest payable with respect to each such interest period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date. This inability to estimate the amount of interest payable on an interest payment date may cause some investors to be unwilling or unable to trade in Compounded SOFR notes, which could adversely impact the liquidity and value of Compounded SOFR notes. In addition, with respect to the final interest period, holders of Compounded SOFR notes will not benefit from any increase in the level of SOFR that occurs between the final day of the observation period related to such interest period and the maturity date.

The Composition And Characteristics of SOFR Are Not The Same As Those Of LIBOR.

In June 2017, the FRBNY’s Alternative Reference Rates Committee announced SOFR as its recommended alternative to U.S. Dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR differs from LIBOR (or any other alternative reference rate to LIBOR) in key respects. For example, SOFR is a secured overnight rate that does not embed a credit risk premium, while LIBOR is an unsecured rate that includes an interbank funding premium. In addition, because SOFR is a transaction-based rate, it is backward-looking and Compounded SOFR is the compounded average of daily SOFRs calculated in arrears while LIBOR is a forward-looking rate that is published with different maturities that represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. Uncertainty surrounding the establishment of market conventions related to the calculation of Compounded SOFR and whether it is a suitable substitute or successor for LIBOR may adversely affect the value of and the return on Compounded SOFR notes.

The SOFR Administrator May Make Changes That Could Change The Value of SOFR Or Discontinue SOFR And Has No Obligation To Consider Your Interests In Doing So.

SOFR, which will be used to calculate Compounded SOFR, is a relatively new rate, and the FRBNY (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case an alternative rate referenced in the definition of “Benchmark Replacement” under the section entitled “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes” will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR. For each interest period for which any debt securities bear interest at a floating rate based on Compounded SOFR, SOFR (as referenced in the formula to determine Compounded SOFR) in respect of a particular date will not be adjusted for any modifications, corrections or amendments to SOFR data that the administrator of SOFR may publish after SOFR for such day has been determined as described herein.

If A Benchmark Transition Event And Its Related Benchmark Replacement Date Occur With Respect To Compounded SOFR (Including Daily SOFR), The Interest Rate For Any Applicable Interest Period Will No Longer Be Determined By Reference To Compounded SOFR.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Compounded SOFR (including daily SOFR), then the interest rate on Compounded SOFR notes for any applicable interest period will no longer be determined by reference to Compounded SOFR, but instead will be determined by us or our designee by reference to another rate, as described herein under the section entitled “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes.” The composition and characteristics of any Benchmark Replacement may not be the same as Compounded SOFR (including daily SOFR) and there can be no guarantee that any Benchmark Replacement will be a comparable substitute for Compounded SOFR (including daily SOFR). The occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and the implementation of a Benchmark Replacement may adversely affect the value of and the return on Compounded SOFR notes.

The Benchmark Replacement Is Uncertain.

Compounded SOFR notes provide that the floating rate of interest on the debt securities for each applicable interest period will be determined by reference to Compounded SOFR or another rate pursuant to the definition of “Benchmark Replacement” set forth herein under the section entitled “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes.” If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to Compounded SOFR notes. The substitution of a Benchmark Replacement for Compounded SOFR may adversely affect the value of and the return on Compounded SOFR notes.

We Or Our Designee Will Have Authority To Make Determinations, Elections, Calculations And Adjustments That Could Affect The Value Of And The Return On Compounded SOFR Notes.

We or our designee will make determinations, decisions, elections, calculations and adjustments as set forth under the section entitled “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes” herein that may adversely affect the value of and the return on Compounded SOFR notes. In particular, we or our designee will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can apply any Benchmark Replacement Conforming Changes deemed reasonably necessary to adopt the Benchmark Replacement. Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us, our designee and you. All determinations, decisions, elections, calculations and adjustments by us or our designee in our or its sole discretion will be conclusive for all purposes and binding on us and holders of Compounded SOFR notes absent manifest error. In making the determinations, decisions, elections, calculations and adjustments noted under the section entitled “Description of Debt Securities—Floating Rate Debt Securities—Base Rates—Compounded SOFR Notes” herein, we or our designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and the return on Compounded SOFR notes. Because the Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on Compounded SOFR notes than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date.

Research Reports By Us Or Our Affiliates May Be Inconsistent With An Investment In Compounded SOFR Notes.

We or our affiliates may, at present or in the future, publish research reports on Compounded SOFR, SOFR and any Benchmark Replacement. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding Compounded SOFR notes. Any such research reports could adversely affect the value of and the return on Compounded SOFR notes.

The Secondary Trading Market For Debt Securities Linked To Compounded SOFR May Be Limited.

Since Compounded SOFR is a relatively new benchmark rate, Compounded SOFR notes may have no established trading market when issued and an established trading market may never develop or may not be very liquid. Market terms for debt securities linked to Compounded SOFR (such as Compounded SOFR notes) such as the spread may evolve over time and, as a result, trading prices of Compounded SOFR notes may be lower than those of later-issued debt securities that are linked to Compounded SOFR. Similarly, if Compounded SOFR does not prove to be widely used in debt securities similar to the Compounded SOFR notes, the trading price of Compounded SOFR notes may be lower than that of comparable debt securities linked to rates that are more widely used. Investors in Compounded SOFR notes may not be able to sell such notes at all or may not be able to sell such notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell Compounded SOFR notes in the secondary market will have to make assumptions as to the future performance of Compounded SOFR during the interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

Risks Relating to Securities Denominated In A Foreign Currency

You should consult your financial and legal advisors as to any specific risks entailed by an investment in securities that are denominated or payable in a currency other than the currency of the country in which you are resident or in which you conduct your business, which we refer to as your “home currency.” These securities are not appropriate investments for investors who are not sophisticated in foreign currency transactions. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under non-U.S. law that may affect the purchase of or holding of, or the receipt of payments on, these securities. These persons should consult their own legal and financial advisors concerning these matters.

Exchange Rates And Exchange Controls May Affect Securities’ Value Or Return

General Exchange Rate And Exchange Control Risks. An investment in a security that is denominated or payable in currencies other than your home currency entails significant risks. These risks include the possibility of significant changes in rates of exchange between your home currency and the relevant foreign currencies and the possibility of the imposition or modification of exchange controls by the relevant governmental entities. These risks generally depend on economic and political events over which we have no control.

Exchange Rates Will Affect Your Investment. In recent years, rates of exchange between some currencies have been highly volatile and this volatility may continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any security. Depreciation of the currency in which a security is payable against your home currency would result in a decrease in the effective yield of the security below its coupon rate or in the payout of the security and could result in an overall loss to you on a home currency basis.

There May Be Specific Exchange Rate Risks Applicable To Warrants And Purchase Contracts. Fluctuations in the rates of exchange between your home currency and other currency (i) in which the exercise price of a warrant or the purchase price of a purchase contract is payable, (ii) in which the value of the property underlying a warrant or purchase contract is quoted or (iii) to be purchased or sold by exercise of a warrant or pursuant to a purchase contract or in the rates of exchange among any of these currencies may change the value of a warrant, a purchase contract or a unit that includes a warrant or purchase contract. You could lose money on your investment as a result of these fluctuations, even if the spot price of the property underlying the warrant or purchase contract were such that the warrant or purchase contract appeared to be “in the money.”

We Have No Control Over Exchange Rates. Currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to each other. However, from time to time governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders.

As a consequence, these government actions could adversely affect yields or payouts in your home currency for (i) securities denominated or payable in currencies other than your home currency, (ii) warrants or purchase contracts where the exercise price or the purchase price is denominated in a currency differing from your home currency or where the value of the property underlying the warrants or purchase contracts is quoted in a currency other than your home currency and (iii) warrants or purchase contracts to purchase or sell foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting your home currency or any specified foreign currency. You will bear those risks.

Some Foreign Currencies May Become Unavailable. Governments have imposed from time to time, and may in the future impose, exchange controls that could also affect the availability of a specified currency. Even if there are no actual exchange controls, it is possible that the specified currency for any security would not be available when payments on that security are due.

Alternative Payment Currency Used If Payment Currency Becomes Unavailable. Unless otherwise specified in the applicable prospectus supplement, if a payment currency is unavailable, we will make required payments in U.S. dollars on the basis of the market exchange rate. However, if the specified currency for any security is not available because the euro has been substituted for that currency, we will make the payments in euros. The mechanisms for making payments in these alternative currencies are explained in “Description of Debt Securities—Interest and Principal Payments” below.

Currency Conversions May Affect Payments On Some Securities

The applicable prospectus supplement may provide for (i) payments on a non-U.S. dollar denominated security to be made in U.S. dollars or (ii) payments on a U.S. dollar denominated security to be made in a currency other than U.S. dollars. In these cases, the exchange agent identified in the applicable prospectus supplement will convert the currencies. You will bear the costs of conversion through deductions from those payments.

Exchange Rates May Affect the Value Of A New York Judgment Involving Non-U.S. Dollar Denominated Securities

If the securities are governed by and construed in accordance with the laws of the State of New York and a New York court were to enter a judgment in an action on any securities denominated in a foreign currency, such court would either enter a judgment in U.S. dollars based on the prevailing rate of exchange between the foreign currency and the U.S. dollar on the date such judgment is entered or enter judgment in the foreign currency and convert the judgment or decree into U.S. dollars at the prevailing rate of exchange on the date such judgment or decree is entered.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Information about us is also available on our website at https://www.wellsfargo.com. Information on our website does not constitute part of, and is not incorporated by reference in, this prospectus, any prospectus supplement or our SEC filings.

Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be a part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” on or after the date of this prospectus and prior to the later of (i) the time that we sell all the securities offered by this prospectus and (ii) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus; provided, however, that we are not incorporating, in each case, any documents or any portions of any documents deemed to have been furnished and not “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

●

Annual Report on Form 10-K for the year ended December  31, 2024, including information specifically incorporated by reference into our Form 10-K from our 2024 Annual Report to Stockholders and our definitive Proxy Statement for our 2025 Annual Meeting of Stockholders;

●	Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025;

●

Current Reports on Form 8-K filed on January  15, 2025, January  24, 2025, January  28, 2025, January  30, 2025, January  30, 2025, February  13, 2025, March  17, 2025, April  11, 2025, April  23, 2025, April  30, 2025, May  2, 2025, May  14, 2025, May  30, 2025, June  3, 2025, June 17, 2025, July 15, 2025, July 29, 2025 and July 31, 2025; and

●

the description of our common stock contained in Exhibit 99(e) to our Quarterly Report on Form 10-Q for the quarter ended March  31, 2003, including any amendment or report filed to update such description contained in Exhibit No. 4(c) to our Annual Report on Form  10-K.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Office of the Corporate Secretary

Wells Fargo & Company

Three Wells Fargo Center

401 S. Tryon Street

Charlotte, North Carolina 28202

Phone: (704) 374-3234

Neither we, nor any underwriters or agents, have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

Wells Fargo & Company is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Its principal business is to act as a holding company for its subsidiaries.

Wells Fargo & Company is a leading financial services company that provides a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, to individuals, businesses and institutions, throughout the U.S., and in countries outside the U.S. We provide consumer financial products and services including checking and savings accounts, credit and debit cards, and auto, residential mortgage, and small business lending. In addition, we offer financial planning, private banking, investment management, and fiduciary services. We also provide financial solutions to businesses through products and services including traditional commercial loans and lines of credit, letters of credit, asset-based lending and leasing, trade financing, treasury management, and investment banking services. Our website address is www.wellsfargo.com.

Wells Fargo & Company is a legal entity separate and distinct from its subsidiary banks and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and principal and interest on our debt is dividends from our subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends our subsidiary banks and certain other subsidiaries may pay without regulatory approval.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including, but not limited to, the following:

●	investments in or advances to our existing or future subsidiaries;

●	repayment of obligations that have matured;

●	the repurchase or redemption of our outstanding securities, including, but not limited to, debt securities and preferred stock and related depositary shares, as applicable; and

●	reducing our outstanding debt.

Until the net proceeds have been used, they will be invested in short-term securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will be issued under an indenture dated as of February 21, 2017 between us and Citibank, N.A., as senior trustee, referred to herein as the “senior indenture,” and the subordinated debt securities will be issued under an indenture dated as of February 23, 2017 between us and The Bank of New York Mellon Trust Company, National Association, as subordinated trustee, referred to herein as the “subordinated indenture.”

We have summarized the material terms and provisions of the senior and subordinated indentures in this section. We have also filed each of these indentures as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of these indentures so that you can more easily locate these provisions.

A prospectus supplement to this prospectus may relate to a series of medium-term notes, established as a series of debt securities under an indenture. In that event, references herein to terms and conditions of debt securities being provided in the “applicable prospectus supplement” may be provided in the applicable prospectus supplement and/or applicable pricing supplement for such debt securities.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture. (Section 301)

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “—Subordination” below. Holders of our debt securities may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets consist primarily of equity in our subsidiaries. We are a separate and distinct legal entity from our subsidiaries. As a result, our ability to make payments on our debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay us without regulatory approval. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (other than the original issue date, the date, if any, that interest begins to accrue and the issue price, which may vary) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

●	the title and type of the debt securities;

●	any limit on the total principal amount of the debt securities of that series;

●	the price at which the debt securities will be issued;

●	the date or dates on which the principal of and any premium on the debt securities will be payable;

●	the maturity date or dates of the debt securities or the method by which those dates can be determined;

●	if the debt securities will bear interest:

●	the interest rate on the debt securities or the method by which the interest rate may be determined;

●	the date from which interest will accrue;

●	the record and interest payment dates for the debt securities;

●	the first interest payment date; and

●	any circumstances under which we may defer interest payments;

●

if the amount of principal or interest payable on the debt securities will be determined by reference to one or more securities, indices, exchange traded funds, commodities or currencies, or baskets comprised of any of the foregoing, or any other market measure, information as to such market measures;

●

any terms on which the debt securities may be optionally or mandatorily converted or exchanged into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or the exchange;

●	the place or places where:

●	we can make payments on the debt securities;

●	the debt securities can be surrendered for registration of transfer or exchange; and

●	notices and demands can be given to us relating to the debt securities and under the applicable indenture;

●	any optional provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

●	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

●

whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

●	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

●	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

●	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

●	whether the provisions described below under the section “—Defeasance” will not apply to the debt securities;

●	any events of default and, in the case of senior debt securities, covenant breaches, which will apply to the debt securities in addition to those contained in the applicable indenture;

●	any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

●	the identity of the security registrar and paying agent for the debt securities if other than Computershare Trust Company, N.A., as successor to Wells Fargo Bank, N.A. (“Computershare”);

●	any special tax implications of the debt securities;

●	any special provisions relating to the payment of any additional amounts on the debt securities;

●	the terms of any securities being offered together with or separately from the debt securities; and

●	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101) A “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities.

Exchange and Transfer

Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in St. Paul, Minnesota (or any other place of payment). However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “—Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar initially designated by us, where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

We will not be required to:

●	register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

●

register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part. (Section 305)

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency in St. Paul, Minnesota (or any other place of payment) maintained by the paying agent for that purpose. On the date of this prospectus, the paying agent for the debt securities issued under the indentures is Computershare, acting through its office at 1505 Energy Park Drive, St. Paul, Minnesota 55108, Attn: CCT Administrator for Wells Fargo (or at such other place or places as may be designated from time to time). We refer to Computershare, or any successor identified in the applicable prospectus supplement, acting in this capacity for the debt securities, as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most debt securities in U.S. dollars, some debt securities may be payable in foreign currencies as specified in the applicable prospectus supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on debt securities that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a debt security payable in euros, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Payments. The paying agent will pay interest, if any, to the person in whose name the debt security is registered at the close of business on the applicable record date. Unless otherwise specified in the applicable prospectus supplement, the “record date” for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that day is a business day. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will make the initial interest payment on a debt security on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest or, in the case of an amortizing debt security, principal and interest, on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

●	by check mailed to the address of the person entitled to payment as shown on the security register; or

●	by wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date. (Section 307)

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a debt security will be made in immediately available funds against presentation and surrender of the debt security at the office of the paying agent.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any debt security. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the debt securities by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in New York, New York for cable transfers of the currency or currencies in which a payment on any debt security was to be made, published by the FRBNY, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in New York, New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

●	of the specified currency for U.S. dollars for settlement on the payment date;

●	in the aggregate amount of the specified currency payable to those holders or beneficial owners of debt securities; and

●	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent appointed by us unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. Unless otherwise specified in the applicable prospectus supplement, if the euro has been substituted for a specified currency, the debt securities will be redenominated in euros on a date determined by us, with a principal amount for each debt security equal to the principal amount of that debt security in the specified currency, converted into euros at the established rate (as defined below); provided that, if we determine after consultation with the paying agent that the then-current market practice in respect of redenomination into euros of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and we will promptly notify the applicable trustee and the paying agent of such deemed amendment. The “established rate” means the rate for the conversion of the specified currency (including compliance with rules relating to rounding in accordance with applicable European Union regulations) into euros established by the Council of European Union pursuant to the Treaty establishing the European Communities, as amended by the Treaty on European Union. We will give 30 days’ notice of the redenomination date to the paying agent and the applicable trustee.

Any payment made in U.S. dollars or in euros as described above where the required payment is in an unavailable specified currency will not constitute an event of default under the applicable indenture.

Discount Debt Securities. Some debt securities may be considered to be issued with original issue discount, which in most cases must be included in income for U.S. federal income tax purposes at a constant yield regardless of the accounting method of the holder. We refer to these debt securities in this prospectus as “discount notes.” See the discussion under “United States Federal Income Tax Considerations” below. In the event of a redemption or repayment of any discount note or if the principal of any debt security that is considered to be issued with original issue discount is declared to be due and payable immediately as described under “—Events of Default and Covenant Breaches” below, the amount of principal due and payable on that debt security will be limited to:

●	the aggregate principal amount of the debt security multiplied by the sum of

●	its issue price, expressed as a percentage of the aggregate principal amount, plus

●	the original issue discount amortized from the date of issue to the date of declaration, expressed as a percentage of the aggregate principal amount.

For purposes of determining the amount of original issue discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note (the “initial period”) is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable original issue discount discussed above may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), certain discount notes may not be treated as having original issue discount within the meaning of the Code, and debt securities other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See the discussion under “United States Federal Income Tax Considerations” below. In addition, see the applicable prospectus supplement for any additional considerations applicable to these debt securities.

Certain Definitions. Unless otherwise specified in the applicable prospectus supplement, the following are definitions of certain terms we use in this prospectus when discussing principal and interest payments on the debt securities:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) in New York, New York, (b) for debt securities denominated in a specified currency other than U.S. dollars, euros or Australian dollars, in the principal financial center of the country of the specified currency, or (c) for debt securities denominated in Australian dollars, in Sydney, Australia, (ii) for debt securities denominated in euros, that is also a TARGET Settlement Day and (iii) for debt securities with a base rate of Compounded SOFR, that is also a U.S. Government Securities Business Day.

The “depositary” means the depositary for global securities issued under an indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC.

The “H.15 Daily Update” means the daily update of “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) available through the website of the FRB at https://www.federalreserve.gov/releases/h15, or any successor site or publication.

A “TARGET Settlement Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System is open.

A “U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

References in this prospectus to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus to “euro” and “euros” are to the single currency introduced at the commencement of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended. References in this prospectus to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom.

Fixed Rate Debt Securities

We may issue debt securities that bear interest at a fixed rate (“fixed rate debt securities”). Each fixed rate debt security will bear interest from, and including, the date of issuance at the annual rate specified in the applicable prospectus supplement until the principal is paid or made available for payment. Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to fixed rate debt securities offered pursuant to this prospectus.

How Interest Is Calculated. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed rate debt securities will accrue from, and including, the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the issue date or any other date specified in the applicable prospectus supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day.”

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, if the first interest payment date is less than 15 calendar days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount Of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from, and including, the issue date or from, and including, the last interest payment date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If A Payment Date Is Not A Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

We may issue debt securities that bear interest at a floating rate determined by reference to a base rate as discussed below (“floating rate debt securities”). Unless otherwise specified in the applicable prospectus supplement, the following provisions will apply to floating rate debt securities offered pursuant to this prospectus.

Each floating rate debt security will mature on the date specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following:

●	Compounded SOFR (floating rate debt securities with a base rate of Compounded SOFR are referred to herein as “Compounded SOFR notes”);

●	EURIBOR;

●	the federal funds (effective) rate;

●	the prime rate;

●	the Treasury rate;

●	the CMT rate; or

●	any other rate or interest rate formula specified in the applicable prospectus supplement.

Formula For Interest Rates. The interest rate on each floating rate debt security will be calculated by reference to:

●	the specified base rate based on the index maturity, if applicable;

●	plus or minus the spread, if any; and/or

●	multiplied by the spread multiplier, if any.

For any floating rate debt security, if applicable, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable prospectus supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable prospectus supplement to be added to or subtracted from the base rate for a floating rate debt security. The “spread multiplier” is the percentage that may be specified in the applicable prospectus supplement to be applied to the base rate for a floating rate debt security. The interest rate on any inverse floating rate debt security will also be calculated by reference to a fixed rate.

Limitations On Interest Rate. A floating rate debt security may also have either or both of the following limitations on the interest rate:

●	a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or

●	a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable prospectus supplement.

New York State law governs the indentures under which the debt securities will be issued. New York has usury laws that limit the amount of interest that can be charged and paid on loans, which includes floating rate debt securities. Under present New York usury law, the maximum permissible rate of interest, subject to some exceptions, is 16% per annum on a simple interest basis for debt securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for debt securities in which $250,000 or more has been invested. This limit may not apply to floating rate debt securities in which $2,500,000 or more has been invested.

How Certain Floating Interest Rates Are Reset. The terms and provisions set forth in this section “—How Certain Floating Interest Rates Are Reset” will only apply to any floating rate debt securities for which the specified base rate is EURIBOR, the federal funds (effective) rate, the prime rate, the Treasury rate, the CMT rate or any other base rate specified in the applicable prospectus supplement that specifically references this section “—How Certain Floating Interest Rates Are Reset” (each, an “in advance base rate”). For avoidance of doubt, this section “—How Certain Floating Interest Rates Are Reset” shall not apply to Compounded SOFR notes.

The interest rate in effect from the issue date to the first interest reset date for a floating rate debt security governed by this section “—How Certain Floating Interest Rates Are Reset” will be the initial interest rate specified in the applicable prospectus supplement, as applicable. We refer to this rate as the “initial interest rate.” The interest rate on each floating rate debt security governed by this section “—How Certain Floating Interest Rates Are Reset” may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.” The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate governed by this section “—How Certain Floating Interest Rates Are Reset” will reset, and, unless otherwise specified in the applicable prospectus supplement, is applicable as follows:

●	for federal funds (effective) rate debt securities and prime rate debt securities, the interest determination date will be on the business day prior to the interest reset date;

●	for CMT rate debt securities, the interest determination date will be the second business day prior to the interest reset date;

●	for EURIBOR debt securities, the interest determination date will be the second TARGET Settlement Day prior to the interest reset date;

●

for Treasury rate debt securities, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the interest reset date, the interest determination date will be that preceding Friday; and provided, further, that if Treasury bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the following business day;

●

for debt securities with two or more base rates, the interest determination date will be the latest business day that is at least two business days before the applicable interest reset date on which each base rate is determinable; and

●	for any other in advance base rate, the interest determination date, if applicable, will be specified in the applicable prospectus supplement.

The interest reset dates will be specified in the applicable prospectus supplement. If an interest reset date for any floating rate debt security governed by this section “—How Certain Floating Interest Rates Are Reset” falls on a day that is not business day, it will be postponed to the following business day, except that, in the case of a EURIBOR debt security, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day unless otherwise specified in the applicable prospectus supplement.

How Interest Is Calculated. Interest on floating rate debt securities will accrue from, and including, the most recent interest payment date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the issue date or any other date specified in the applicable prospectus supplement on which interest begins to accrue to, but excluding, the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If A Payment Date Is Not A Business Day” (each such period, an “interest period”).

The calculation agent for any issue of floating rate debt securities will be specified in the applicable prospectus supplement and may be one of our affiliates. We may appoint a successor to any calculation agent with the written consent of the paying agent, which consent shall not be unreasonably withheld. Upon the request of the holder of any floating rate debt security for which the base rate is an in advance base rate, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate debt security. Upon the request of the holder of any Compounded SOFR note, the calculation agent will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any interest period for such Compounded SOFR note, after Compounded SOFR and such interest rate and accrued interest have been determined. The calculation agent will notify the paying agent of each determination of the interest rate applicable to any floating rate debt security promptly after the determination is made.

The amount of accrued interest on a floating rate debt security for an interest period is calculated by multiplying the principal amount of such floating rate debt security by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable prospectus supplement, one of the following, or may be any other convention set forth in the applicable prospectus supplement:

●	a factor based on a 360-day year of twelve 30-day months if the day count convention specified in the applicable prospectus supplement is “30/360”;

●	a factor equal to the actual number of days in the relevant period divided by 360 if the day count convention specified in the applicable prospectus supplement is “Actual/360”;

●

a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, if the day count convention specified in the applicable prospectus supplement is “Actual/Actual”; or

●	a factor equal to the actual number of days in the relevant period divided by 365, if the day count convention specified in the applicable prospectus supplement is “Actual/365 (Fixed).”

If no day count convention is specified in the applicable prospectus supplement, the factor resulting from the day count convention will be:

●	Actual/360, in the case of Compounded SOFR notes, EURIBOR debt securities, federal funds (effective) rate debt securities and prime rate debt securities; and

●	Actual/Actual in the case of Treasury rate debt securities and CMT rate debt securities.

On or before the relevant “calculation date,” the calculation agent will calculate the amount of interest that has accrued during each interest period. For Compounded SOFR notes, the calculation date pertaining to an applicable interest payment date will be no later than the business day immediately preceding such interest payment date (including, if applicable, the maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date). See “—Base Rates—Compounded SOFR Notes” for additional information regarding the determination of Compounded SOFR. For any floating rate debt securities for which the specified base rate is an in advance base rate, the calculation date pertaining to an interest payment date will be the earlier of:

●

the tenth calendar day after the applicable interest determination date for the interest period to which such interest payment date relates or, if that day is not a business day, the next succeeding business day; or

●	the business day immediately preceding such interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

Unless otherwise indicated in the applicable prospectus supplement, all percentages used in or resulting from any calculation of the rate of interest on a floating rate debt security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%, and all U.S. dollar amounts used in or resulting from these calculations on floating rate debt securities will be rounded to the nearest cent, with one-half cent rounded upward. All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with 0.005 rounded up to 0.01.

When Interest Is Paid. We will pay interest on floating rate debt securities on the interest payment dates specified in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, if the first interest payment date is less than 15 calendar days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If A Payment Date Is Not A Business Day. If any interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate debt security falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a Compounded SOFR note or a EURIBOR debt security, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day unless otherwise specified in the applicable prospectus supplement. If the maturity date or any earlier redemption or repayment date of a floating rate debt security falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date, as the case may be.

Base Rates.

Compounded SOFR Notes.

The rate of interest on Compounded SOFR notes will be based on a compounded average of the daily SOFR, and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

References to “our designee” in this section “—Compounded SOFR Notes” and under “Risk Factors—Risks Relating To SOFR, Compounded SOFR And A Benchmark Replacement” shall mean the calculation agent named in the applicable prospectus supplement.

The calculation agent will determine Compounded SOFR, the interest rate and the amount of interest payable for each interest period in arrears as soon as reasonably practicable on or after the last day of the applicable observation period (as defined below), and in any event on or prior to the business day immediately preceding the relevant interest payment date, and will notify us of Compounded SOFR and such interest rate and the amount of interest payable for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.

Unless otherwise specified in the applicable prospectus supplement, the “observation period” in respect of each interest period for Compounded SOFR notes will be the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date that is two U.S. Government Securities Business Days preceding the interest payment date for such interest period.

With respect to the observation period corresponding to any interest period, “Compounded SOFR” will be a compounded average of daily SOFR over such observation period, calculated in accordance with the formula set forth below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.000005 being rounded upwards to 0.00001):

where for purposes of applying the above formula to the terms of the Compounded SOFR notes:

“d0”, for any observation period, is the number of U.S. Government Securities Business Days in the relevant observation period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR (as defined below) in respect of that day;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” is the number of calendar days in the relevant observation period.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;

where:

“SOFR Administrator” means the FRBNY (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the FRBNY, or any successor source.

Notwithstanding the foregoing, if we or our designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the then-current Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the debt securities in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision, election or calculation that may be made by us or our designee pursuant to the provisions described in this section “—Compounded SOFR Notes,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the debt securities, shall become effective without consent from any other party.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on the debt securities will be an annual rate equal to the applicable Benchmark Replacement plus or minus the spread, if any, and/or multiplied by the spread multiplier, if any, in each case as applicable to such Compounded SOFR notes at the time of issuance, and subject to any applicable maximum interest rate or minimum interest rate.

As used herein:

The term “Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

The term “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee for the applicable Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate debt securities at such time and (b) the Benchmark Replacement Adjustment.

The term “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee for the applicable Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate debt securities at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.

The term “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period” and “observation period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

The term “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)

in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or such component) is no longer representative based on the determination and announcement by the regulatory supervisor for the administrator of such Benchmark (or such component); provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component) continues to be provided on such date. For avoidance of doubt, the Benchmark Replacement Date could occur some period of time after the most recent statement or publication referenced in clause (3) of the definition of “Benchmark Transition Event.”

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

The term “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component) announcing that the Benchmark (or such component) is no longer, or as of a specified future date will no longer be, representative.

The term “ISDA Definitions” means the 2021 ISDA Interest Rate Definitions published by the International Swaps and Derivatives Association, Inc. (“ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

The term “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

The term “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

The term “Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

The term “Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.

The term “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information About SOFR

SOFR is published by the FRBNY and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. The FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate plus bilateral Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of the Depository Trust and Clearing Corporation (“DTCC”), and SOFR is filtered by the FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to the FRBNY, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The FRBNY also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the FRBNY would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by Wells Fargo Securities, LLC, our wholly owned subsidiary, as a primary dealer. If data other than those provided by The Bank of New York Mellon or DTCC Solutions LLC are used in the calculation of SOFR, the change in source will be noted by the SOFR Administrator when the rate is published.

The FRBNY notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

On each U.S. Government Securities Business Day, the SOFR Administrator publishes SOFR on its website at approximately 8:00 a.m., New York City time for trades made on the immediately preceding U.S. Government Securities Business Day. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point (0.01%). Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.

Because SOFR is published by the SOFR Administrator based on data received from other sources, we have no control over its determination, calculation or publication.

The information contained in this section “—Additional Information About SOFR” is based upon the SOFR Administrator’s Website (as defined above) and other U.S. government sources.

EURIBOR Debt Securities.

EURIBOR debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published by the European Money Markets Institute for the index maturity specified in the applicable prospectus supplement as that rate appears on the display on Thomson Reuters Eikon service (“Reuters”), or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01,” as of 11:00 a.m., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

●

If the above rate does not appear on Reuters Page EURIBOR01 on an interest determination date at approximately 11:00 a.m., Brussels time, the calculation agent will request the principal Euro-Zone office of each of four major banks in the Euro-Zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro- Zone interbank market for the index maturity specified in the applicable prospectus supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of €1 million that is representative of a single transaction in euros, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

●

If fewer than two quotations are provided, then the calculation agent, after consultation with us will select four major banks in the Euro-Zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 a.m., Brussels time, on the applicable interest determination date for loans in euros to leading European banks for a period of time equivalent to the index maturity specified in the applicable prospectus supplement commencing on that interest reset date in a principal amount not less than the equivalent of €1 million. EURIBOR will be the arithmetic mean of those quotations.

●

If at least three quotations are not provided, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Euro-Zone” means the region comprising Member States of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

References to “our designee” in this section “—EURIBOR Debt Securities” shall mean the calculation agent named in the applicable prospectus supplement.

Notwithstanding the foregoing, if we or our designee determine that a Non-USD Benchmark Transition Event and its related Non-USD Benchmark Replacement Date have occurred prior to the relevant Non-USD Benchmark Reference Time in respect of any determination of the then-current Non-USD Benchmark on any date, the applicable Non-USD Benchmark Replacement will replace the then-current Non-USD Benchmark for such series of debt securities for all purposes relating to the relevant debt securities in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Non-USD Benchmark Replacement, we or our designee will have the right to make Non-USD Benchmark Replacement Conforming Changes from time to time.

Any determination, decision, election or calculation that may be made by us or our designee pursuant to the provisions described in this section “—EURIBOR Debt Securities,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the debt securities, shall become effective without consent from any other party.

For the avoidance of doubt, after a Non-USD Benchmark Transition Event and its related Non-USD Benchmark Replacement Date have occurred, interest payable on the debt securities will be an annual rate equal to the applicable Non-USD Benchmark Replacement plus or minus the spread, if any, and/or multiplied by the spread multiplier, if any, in each case as applicable to such EURIBOR debt securities at the time of issuance, and subject to any applicable maximum interest rate or minimum interest rate.

As used herein:

The term “Non-USD Benchmark” means, initially, EURIBOR for the index maturity indicated in the applicable prospectus supplement; provided that if a Non-USD Benchmark Transition Event and its related Non-USD Benchmark Replacement Date have occurred with respect to EURIBOR or the then-current Non-USD Benchmark, then “Non-USD Benchmark” means the applicable Non-USD Benchmark Replacement.

The term “Non-USD Benchmark Reference Time” with respect to any determination of the Non-USD Benchmark means (1) with respect to EURIBOR debt securities, if the Non-USD Benchmark is EURIBOR, 11:00 a.m., Brussels time, on the relevant interest determination date, and (2) otherwise, the time determined by us or our designee in accordance with the Non-USD Benchmark Replacement Conforming Changes.

The term “Non-USD Benchmark Replacement” means, where the then-current Non-USD Benchmark is EURIBOR or another forward-looking term rate or in advance base rate for which multiple tenors are published by the applicable administrator, the Non-USD Interpolated Benchmark if applicable with respect to the then-current Non-USD Benchmark, plus the Non-USD Benchmark Replacement Adjustment for such Non-USD Benchmark if applicable; provided that if we or our designee cannot determine the Non-USD Interpolated Benchmark as of the Non-USD Benchmark Replacement Date, or if the then-current Non-USD Benchmark is not EURIBOR or another forward-looking term rate or in advance base rate for which multiple tenors are published by the applicable administrator, then “Non-USD Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Non-USD Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Non-USD Relevant Governmental Body or identified through any other applicable regulatory or legislative action or guidance as the replacement for the then-current Non-USD Benchmark for the applicable Non-USD Corresponding Tenor (if any) and (b) the Non-USD Benchmark Replacement Adjustment;

(2)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Non-USD Benchmark for the applicable Non-USD Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Non-USD Benchmark for floating rate debt securities denominated in the specified currency at such time and (b) the Non-USD Benchmark Replacement Adjustment.

The term “Non-USD Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Non-USD Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Non-USD Relevant Governmental Body or determined by us or our designee in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Non-USD Relevant Governmental Body, in each case for the applicable Unadjusted Non-USD Benchmark Replacement; or

(2)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Non-USD Benchmark with the applicable Unadjusted Non-USD Benchmark Replacement for floating rate debt securities denominated in the specified currency at such time.

For the avoidance of doubt, the Non-USD Benchmark Replacement Adjustment for the applicable Non-USD Benchmark Replacement Date may be selected, recommended or determined on a day other than such Non-USD Benchmark Replacement Date.

The term “Non-USD Benchmark Replacement Conforming Changes” means, with respect to any Non-USD Benchmark Replacement, changes to (1) any interest determination date, interest payment date, interest reset date, business day convention or interest period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the relevant debt securities and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) tenors, (6) any other terms or provisions of the relevant series of debt securities, in each case that we or our designee determine, from time to time, to be appropriate to reflect the determination and implementation of such Non-USD Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that implementation of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Non-USD Benchmark Replacement exists, in such other manner as we or our designee determine is appropriate).

The term “Non-USD Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Non-USD Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Non-USD Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the applicable Non-USD Benchmark permanently or indefinitely ceases to provide such Non-USD Benchmark; or

(2)	in the case of clause (3) or (4) of the definition of “Non- USD Benchmark Transition Event,” the date of the public statement, publication of information or determination referenced therein.

For the avoidance of doubt, if the event giving rise to the Non-USD Benchmark Replacement Date occurs on the same day as, but earlier than, the Non-USD Benchmark Reference Time in respect of any determination, the Non-USD Benchmark Replacement Date will be deemed to have occurred prior to the Non-USD Benchmark Reference Time for such determination.

The term “Non-USD Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Non-USD Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of such Non-USD Benchmark announcing that such administrator has ceased or will cease to provide such Non-USD Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Non-USD Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of such Non-USD Benchmark, the central bank for the currency of such Non-USD Benchmark, an insolvency official with jurisdiction over the administrator for such Non-USD Benchmark, a resolution authority with jurisdiction over the administrator for such Non-USD Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Non-USD Benchmark, which states that the administrator of such Non-USD Benchmark has ceased or will cease to provide such Non-USD Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Non-USD Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of such Non-USD Benchmark announcing that such Non-USD Benchmark is no longer representative or otherwise not appropriate for use as a reference rate for floating rate debt securities denominated in the specified currency at such time; or

(4)	a determination by us or our designee that such Non-USD Benchmark for the specified maturity, if applicable, has been permanently or indefinitely discontinued.

The term “Non-USD Corresponding Tenor” with respect to a Non-USD Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Non-USD Benchmark.

The term “Non-USD Interpolated Benchmark” means, where the then-current Non-USD Benchmark is EURIBOR or another forward-looking term rate or in advance base rate for which multiple tenors are published by the applicable administrator, the rate determined for the Non-USD Corresponding Tenor by interpolating on a linear basis between: (1) the Non-USD Benchmark for the longest period (for which the Non-USD Benchmark is available) that is shorter than the Non-USD Corresponding Tenor and (2) the Non-USD Benchmark for the shortest period (for which the Non-USD Benchmark is available) that is longer than the Non-USD Corresponding Tenor. “Non-USD Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Non-USD Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

The term “Non-USD Relevant Governmental Body” means, with respect to any Non-USD Benchmark, the central bank, monetary authority, relevant regulatory supervisor or any similar institution (including any committee or working group thereof sponsored, convened or endorsed by such central bank, monetary authority or relevant regulatory supervisor) with supervisory authority over the then-current Non-USD Benchmark or specified currency for the applicable series of debt securities.

The term “Unadjusted Non-USD Benchmark Replacement” means the Non-USD Benchmark Replacement excluding the Non-USD Benchmark Replacement Adjustment.

Federal Funds (Effective) Rate Debt Securities.

Federal funds (effective) rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. Those interest rates will be based on the federal funds (effective) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “federal funds (effective) rate” means, for any interest determination date, the rate for that date as displayed on the Reuters Screen Page FEDFUNDS1 (or any successor service or any other page that replaces that page on that service) under the heading “EFFECT” on that date. With respect to any interest determination date, if such rate is not displayed on Reuters Screen Page FEDFUNDS1 by 5:00 p.m., New York City time, on that date the federal funds (effective) rate for such interest determination date will be the federal funds (effective) rate for such interest determination date, as published on that date in the H.15 Daily Update under the heading “Federal funds (effective).” If such rate is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on that date, the federal funds (effective) rate for such interest determination date will be the federal funds (effective) rate as published for the first preceding New York banking day (as defined below) for which the federal funds (effective) rate can be determined in accordance with the first sentence of this paragraph.

As used in the foregoing terms and provisions relating to the determination of the federal funds (effective) rate, “New York banking day” means a day of the work week other than a holiday observed by the FRBNY.

Prime Rate Debt Securities.

Prime rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “prime rate” means, for any interest determination date, the rate on that date as published in the H.15 Daily Update, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

●

If the above rate is not published in the H.15 Daily Update by 5:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date.

●

If fewer than four rates for that interest determination date appear on the Reuters Screen USPRIME 1 Page by 5:00 p.m., New York City time, on the calculation date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted or base lending rates furnished in New York City by three substitute major banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000), selected by the calculation agent, after consultation with us.

●

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME 1 Page” means the display designated as page “USPRIME 1” on the Reuters Monitor Money Rate Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

Treasury Rate Debt Securities.

Treasury rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “Treasury rate” means:

●

the rate from the auction held on the applicable interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable prospectus supplement as that rate appears under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10 or any other page as may replace page USAUCTION10 on that service, which we refer to as “Reuters Page USAUCTION10,” or page USAUCTION11 or any other page as may replace page USAUCTION11 on that service, which we refer to as “Reuters Page USAUCTION11”; or

●

if the rate described in the first bullet point is not published by 5:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

●

if the rate described in the second bullet point is not published by 5:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills (secondary market);” or

●

if the rate referred to in the third bullet point is not so published by 5:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement; or

●

if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

CMT Rate Debt Securities.

CMT rate debt securities will bear interest at the interest rates specified in the applicable prospectus supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The “CMT rate” means, for any interest determination date, the rate published by the FRB, or its successor, on its website or in another recognized electronic source, as the yield is displayed for Treasury securities at “constant maturity” under the column for the Designated CMT Maturity Index, as defined below, for:

●	the rate on that interest determination date, if the Designated CMT Reuters Page is FRBCMT; and

●

the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related interest determination date occurs, if the Designated CMT Reuters Page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

●

If the above rate is no longer displayed on the relevant page, or if not published by 5:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the applicable Treasury Constant Maturity rate for the Designated CMT Maturity Index and for either the relevant interest determination date or the weekly or monthly average, as applicable, as published in the H.15 Daily Update opposite the caption “Treasury constant maturities.”

●

If the above rate is no longer displayed in the H.15 Daily Update, or if not published by 5:00 p.m., New York City time, on the related calculation date, then the CMT rate will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the interest determination date as may then be published by either FRB or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page and published on the website of the FRB or in another recognized electronic source.

●

If the information described in the second bullet point is not provided by 5:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the CMT rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date, reported, according to their written records, by three leading primary U.S. government securities dealers, which we refer to as a “reference dealer,” in New York, New York, which may include the underwriters or agents for the debt securities or their affiliates, selected by the calculation agent as described in the following sentence. The calculation agent will select five reference dealers, after consultation with us, and will eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, which are commonly referred to as “Treasury notes,” with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than one year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

●

If the calculation agent cannot obtain three Treasury notes quotations as described in the immediately preceding bullet point, the calculation agent will determine the CMT rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the interest determination date of three reference dealers in New York, New York, selected using the same method described in the immediately preceding bullet point, for Treasury notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

●

If three or four, and not five, of the reference dealers are quoting as described above, then the CMT rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes will be eliminated.

●

If fewer than three reference dealers selected by the calculation agent are quoting as described above, the CMT rate for that interest determination date will remain the CMT rate for the immediately preceding interest reset period, or, if none, the rate of interest payable will be the initial interest rate.

“Designated CMT Reuters Page” means the display on Reuters, or any successor service, on the page designated in the applicable prospectus supplement or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as published by the FRB, or its successor, on its website or in another recognized electronic source. If no page is specified in the applicable prospectus supplement, the Designated CMT Reuters Page will be FEDCMT, for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable prospectus supplement, for which the CMT rate will be calculated. If no maturity is specified in the applicable prospectus supplement, the Designated CMT Maturity Index will be two years.

Redemption and Repayment

General.

Any redemption by us of debt securities may be subject to the prior approval of the FRB or other appropriate federal banking agency.

Optional Redemption By Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail by first-class mail, postage prepaid, a notice of redemption to each holder or, in the case of global securities, we will provide such notice to the depositary, as holder of the global securities, pursuant to the applicable procedures of the depositary, at least 15 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar. The debt securities, except for amortizing debt securities, will not be subject to any sinking fund.

A partial redemption of the debt securities may be effected by such method as the applicable trustee shall deem fair and appropriate and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by lottery the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Optional Make-Whole Redemption of Debt Securities. If the applicable prospectus supplement provides that a series of debt securities is redeemable at our option and also provides for the payment of a redemption premium on any day included in a Make-Whole Redemption Period (as defined below), the following provisions will apply unless otherwise specified in the applicable prospectus supplement. Upon redemption of such debt securities, we will pay a redemption price equal to the greater of: (i) the Make-Whole Amount (as defined below) and (ii) 100% of the principal amount of the debt securities to be redeemed, plus, in either case, accrued and unpaid interest on the debt securities to be redeemed to, but excluding, the date of such redemption.

The following terms are relevant to the determination of the redemption price:

The “First Par Call Date” means the date specified in the applicable prospectus supplement.

The “Make-Whole Amount” is (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of such redemption (assuming the debt securities matured on the First Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the Make-Whole Spread (as defined below) less (ii) interest accrued to the date of such redemption.

The “Make-Whole Redemption Period” means the period specified in the applicable prospectus supplement during which debt securities are redeemable at our option upon payment of a redemption premium.

The “Make-Whole Spread” means the spread specified in the applicable prospectus supplement for debt securities redeemable at our option upon payment of a redemption premium.

The “Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the FRB), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the FRB designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM (or any successor designation or publication) is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Any redemption price will be expressed as a percentage of principal amount and rounded to three decimal places.

Repayment At Option Of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay the debt security on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest, if any, to the date of repayment. For debt securities issued with original issue discount, the applicable prospectus supplement will specify the amount payable upon repayment.

For us to repay a debt security, the paying agent must receive at least 30 days but not more than 45 days prior to the repayment date:

●	the debt security with the form entitled “Option to Elect Repayment” on the reverse of debt security duly completed; or

●

a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of the telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each and integral multiples of $1,000 in excess thereof.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the applicable indenture that relate specifically to bearer debt securities.

Original Issue Discount

Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) See “—Interest and Principal Payments—Discount Debt Securities” and “United States Federal Income Tax Considerations” for the federal income tax considerations and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indentures

Except as otherwise set forth in the next sentence, the senior indenture:

●

prohibits us and our subsidiaries from selling, pledging, assigning or otherwise disposing of shares of capital stock, or securities convertible into capital stock, of any Principal Subsidiary Bank or of any subsidiary owning, directly or indirectly, any capital stock of a Principal Subsidiary Bank; and

●	prohibits any Principal Subsidiary Bank from issuing any shares of its capital stock or securities convertible into its capital stock.

This restriction does not apply to:

●	sales, pledges, assignments or other dispositions or issuances of directors’ qualifying shares;

●

sales, pledges, assignments or other dispositions or issuances, so long as, after giving effect to the disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into capital stock, we would own directly or through one or more of our subsidiaries not less than 80% of the shares of each class of capital stock of the applicable Principal Subsidiary Bank;

●	sales, pledges, assignments or other dispositions or issuances made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction; or

●

sales of capital stock by any Principal Subsidiary Bank to its stockholders so long as before the sale we own directly or indirectly shares of the same class and the sale does not reduce the percentage of the shares of that class of capital stock owned by us. (Section 1005 of the senior indenture)

When we use the term “subsidiary” in this section “—Covenants Contained in Indentures” and in “—Consolidation, Merger or Sale” below, we mean any corporation of which we own more than 50% of the outstanding shares of voting stock, except for directors’ qualifying shares, directly or indirectly through one or more of our other subsidiaries. Voting stock is stock (or the equivalent thereof) that is entitled in the ordinary course to vote for the election of a majority of the directors, managers or trustees of a corporation and does not include stock (or the equivalent thereof) that is entitled to so vote only as a result of the happening of certain events, and references to “corporation” refer to corporations, associations, companies (including limited liability companies) and business trusts.

When we use the term “Principal Subsidiary Bank” above, we mean any commercial bank or trust company organized in the United States under Federal or state law of which we own at least a majority of the shares of voting stock directly or indirectly through one or more of our subsidiaries if such commercial bank or trust company has total assets, as set forth in its most recent statement of condition, equal to more than 10% of our total consolidated assets, as set forth in our most recent financial statements filed with the SEC under the Exchange Act. (Section 101 of the senior indenture) As of the date hereof, our only Principal Subsidiary Bank is Wells Fargo Bank, N.A.

The subordinated indenture does not contain the restriction described above.

Except as expressly set forth above, neither of the indentures contains restrictions on our ability to:

●	incur, assume or become liable for any type of debt or other obligation;

●	create liens on our property for any purpose; or

●	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock.

The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of the debt securities.

Consolidation, Merger or Sale

Each of the indentures generally permits a consolidation or merger between us and another entity. They also permit the conveyance, transfer or lease by us of all or substantially all of our property and assets. These transactions, if a transaction other than a conveyance, transfer or lease to one or more of our subsidiaries, are permitted if:

●

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

●

immediately after the transaction, and giving effect to the transaction, no covenant breach (as defined below) under the senior indenture or event of default under the applicable indenture exists. (Section 801)

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets in accordance with the requirements of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Section 802) Each of the indentures permits us to convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries without any restriction and, in that event, those subsidiaries would not be required under either indenture to assume our liabilities and obligations under the indentures and the debt securities.

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

●	a change in the stated maturity date of any payment of principal or interest;

●	a reduction in payments due on the debt securities;

●	a change in the place of payment or currency in which any payment on the debt securities is payable;

●	a limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

●

a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

●	a reduction in the requirements contained in the applicable indenture for quorum or voting;

●	a limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option;

●	in the case of subordinated debt securities convertible into common stock, a limitation of any right to convert the subordinated debt securities; and

●	a modification of any of the foregoing requirements contained in the applicable indenture. (Section 902)

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series. The senior indenture provides that compliance with the covenant relating to Principal Subsidiary Banks described above under “—Covenants Contained in Indentures” can be waived in this manner. (Section 1008 of the senior indenture, Section 1005 of the subordinated indenture)

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

●	a default in the payment of the principal of or any premium or interest on any debt securities of that series; or

●	a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default and Covenant Breaches

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

(1)	failure to pay interest on any senior debt security of that series for 30 days after the payment is due;

(2)	failure to pay the principal of or any premium on any senior debt security of that series for 30 days after the payment is due;

(3)

the entry by a court having jurisdiction of (A) a decree or order for relief in respect of Wells Fargo in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or (B) a decree or order adjudging Wells Fargo a bankrupt or insolvent, or approving a petition seeking receivership, insolvency or liquidation of or in respect of Wells Fargo under any applicable Federal or State law, or appointing a receiver, liquidator, trustee or similar official of Wells Fargo, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(4)

the commencement by Wells Fargo of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, the appointment of a receiver for Wells Fargo under any applicable Federal or State bankruptcy, insolvency or similar law following consent by the Board of Directors of Wells Fargo to such appointment, or the entry of a decree or order for relief in respect of Wells Fargo in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, receivership, liquidation or similar law following Wells Fargo’s consent to such decree or order; or

(5)	any other event of default that may be specified for the senior debt securities of that series when that series is created. (Section 501 of the senior indenture)

If an event of default for any series of senior debt securities occurs and continues, the senior trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series may declare the entire principal of all the senior debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of that series can, subject to conditions, rescind the declaration. Unless otherwise specified in the applicable prospectus supplement for a particular offering of senior debt securities, the holders of our senior debt securities will not have the right to accelerate the payment of principal of the senior debt securities as a result of a covenant breach or our failure to perform any covenant or agreement contained in the senior debt securities or the senior indenture other than the obligations to pay principal and interest on the senior debt securities. (Sections 502, 513)

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the subordinated indenture with respect to any series of subordinated debt securities, means any of the following:

(1)

the entry by a court having jurisdiction of (A) a decree or order for relieve in respect of Wells Fargo in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or (B) a decree or order appointing a receive for Wells Fargo, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(2)

the commencement by Wells Fargo of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or the entry of a decree or order for relief in an involuntary case under any such law following Wells Fargo’s consent to such a decree or order, or the appointment of a receiver for Wells Fargo under any applicable Federal bankruptcy, insolvency or similar law following consent by the Board of Directors of Wells Fargo; or

(3)	any other event of default that may be specified for the subordinated debt securities of that series when that series is created. (Section 501 of the subordinated indenture)

If an event of default for any series of subordinated debt securities occurs and continues, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the series may declare the entire principal of all the subordinated debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding subordinated debt securities of that series can, subject to conditions, rescind the declaration. Unless otherwise specified in the applicable prospectus supplement for a particular offering of subordinated debt securities, the holders of our subordinated debt securities will not have the right to accelerate the payment of principal of the subordinated debt securities as a result of our failure to pay principal or interest on the subordinated debt securities or to perform any covenant or agreement contained in the subordinated debt securities or the subordinated indenture. (Sections 502, 513)

The holders of subordinated debt securities have more limited acceleration rights than holders of senior debt securities. As discussed in the preceding paragraph, holders of our subordinated debt securities may accelerate the maturity of subordinated debt securities only upon certain events of bankruptcy or insolvency.

The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an event of default occurs and continues.

Unless otherwise specified in the applicable prospectus supplement, a “covenant breach,” when used in the senior indenture with respect to any series of senior debt securities, means any of the following:

(1)	failure to perform any of the covenants regarding capital stock of Principal Subsidiary Banks described above under “—Covenants Contained in Indentures”;

(2)

failure to perform any other covenant in the senior indenture that applies to senior debt securities of that series for 90 days after Wells Fargo has received written notice of the failure to perform in the manner specified in the senior indenture; or

(3)	any other covenant breach that may be specified for the senior debt securities of that series when that series is created. (Section 101 of the senior indenture)

A covenant breach shall not be an event of default, and neither the senior trustee nor any holder of senior debt securities will have any acceleration rights if a covenant breach occurs or continues.

The subordinated indenture does not contain the provision described in the preceding paragraph.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the applicable indenture. (Section 1007 of the senior indenture, Section 1004 of the subordinated indenture). The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, a covenant breach under the senior indenture with respect to the senior debt securities of a series or an event of default under the applicable indenture with respect to the debt securities of the applicable series. (Section 602)

Other than its duties in the case of a covenant breach (in the case of senior debt securities) or event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee indemnification. (Sections 601, 603) If indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

●	conducting any proceeding for any remedy available to the trustee; or

●	exercising any trust or power conferred upon the trustee. (Sections 512, 603)

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

●	the holder has previously given the trustee written notice of a continuing covenant breach (in the case of senior debt securities) or event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding with respect to such covenant breach (in the case of senior debt securities) or event of default;

●	the trustee has not started such proceeding within 60 days after receiving the request; and

●

the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any senior debt security will have an absolute right to receive payment of principal of and any premium and interest on the senior debt security when due and to institute suit to enforce this payment, and the holder of any subordinated debt security will have, subject to the subordination provisions discussed below under “—Subordination,” the absolute right to receive payment of principal of and any premium and interest on the subordinated debt security when due in accordance with the subordinated indenture and to institute suit to enforce the payment. (Section 508)

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

●

we deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

●

we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

●	if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

When we use the term “Eligible Instruments” in this section “—Defeasance”, we mean monetary assets, money market instruments and securities that are payable in dollars only and essentially risk free as to collection of principal and interest, including:

●	direct obligations of the United States backed by the full faith and credit of the United States; or

●

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States. (Section 101)

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

●

the applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

●	holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

Defeasance of Certain Covenants. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the section “—Defeasance and Discharge” we will not have to comply with the following restrictive covenants contained in the applicable indenture:

●	Restrictions Upon Sale or Issuance of Capital Stock of Certain Subsidiary Banks (Section 1005 of the senior indenture) discussed above under “—Covenants Contained in Indentures”; and

●	any other covenant we designate when we establish the series of debt securities.

In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically referred to above, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1501 of the senior indenture, Section 1701 of the subordinated indenture)

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means

●	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes or other written instruments,

●	our obligations under letters of credit,

●

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

●

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the subordinated debt securities. Our junior subordinated debt securities rank and will rank junior to the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

●	the payments or distributions consist of securities issued by us or another company in connection with a plan or reorganization or readjustment; and

●

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the subordinated debt securities. (Section 1801 of the subordinated indenture)

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

●	the holders of subordinated debt securities,

●	together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

●	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

●

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities. (Section 1801 of the subordinated indenture)

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors. Holders of our subordinated debt securities may also be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

We may modify or amend the subordinated indenture as provided under “—Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt. (Section 902 of the subordinated indenture)

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

If we specify that we will pay additional amounts in the applicable prospectus supplement, we will, subject to the exemptions and limitations set forth below, pay additional amounts on the debt securities with respect to any beneficial owner of the debt securities that is a Non-U.S. Holder to ensure that each net payment to that Non-U.S. Holder on debt securities that it beneficially owns will not be less, due to the payment of United States withholding tax, than the amount then otherwise due and payable. In no event will we be obligated to pay additional amounts that exceed the amount required to do so. For this purpose, a “net payment” on a debt security means a payment by us, or any paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States. If paid, these additional amounts will constitute additional interest on the debt securities. See “United States Federal Income Tax Considerations” for the definition of “Non-U.S. Holder.” “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction. For this purpose, United States withholding tax means a withholding tax of the United States, other than a territory or possession.

Even if we specify that we will pay additional amounts in the applicable prospectus supplement, we will not be required to pay additional amounts to a Non-U.S. Holder in any of the circumstances described in items (1) through (14) below.

(1) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

●	having a relationship with the United States as a citizen, resident, or otherwise having a present connection with the United States;

●	having had such a relationship in the past; or

●	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

●	being treated as present in or engaged in a trade or business in the United States;

●	being treated as having been present in or engaged in a trade or business in the United States in the past;

●	having or having had a permanent establishment in the United States; or

●	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being or having been a (as each term is defined in the Code):

●	personal holding company;

●	foreign personal holding company;

●	foreign private foundation or other foreign exempt organization;

●	passive foreign investment company;

●	controlled foreign corporation; or

●	corporation which has accumulated taxable income to avoid U.S. federal income tax.

(4) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote.

(5) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank that has invested in the debt securities as an extension of credit in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional amounts will not be payable to any beneficial owner of a note that is:

●	a fiduciary;

●	a partnership;

●	a limited liability company;

●	another fiscally transparent entity; or

●	not the sole beneficial owner of the debt security, or any portion of the debt security;

but only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on the debt securities by us or the paying agent.

(8) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any:

●	estate tax;

●	inheritance tax;

●	gift tax;

●	sales tax;

●	excise tax;

●	transfer tax;

●	wealth tax;

●	personal property tax; or

●	any similar tax, assessment, withholding, deduction or other governmental charge.

(11) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal, premium, if any, or interest on the debt securities if that payment can be made without such withholding by any other paying agent.

(12) Additional amounts will not be payable if payment on a debt security or in respect to a debt security is reduced as a result of any tax, withholding, assessment or other governmental charge that is required to be paid or withheld from any payment under Code sections 1471 through 1474 (or any amended or successor provisions) and any regulations or official interpretations thereof or any law, agreement or regulations implementing an intergovernmental approach thereto.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any withholding, deduction, tax, duty assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner of a debt security (or any financial institution through which the holder or beneficial owner holds the debt security or through which payment on the debt security is made) to comply (to the extent it is legally entitled to do so) with any applicable certification, documentation, information or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or any such financial institution), or concerning ownership of the holder or beneficial owner, or any substantially similar requirement or agreement, whether currently in effect or as published and amended from time to time.

(14) Additional amounts will not be payable if a payment on the debt securities is reduced as a result of any combination of items (1) through (13) above.

Unless the applicable prospectus supplement modifies the provisions set forth above under “—Payment of Additional Amounts,” we will not be required to make any payment of any tax, assessment, or other governmental charge imposed by any government, political subdivision, or taxing authority of that government other than as specifically provided herein.

Unless otherwise provided in the applicable prospectus supplement, the obligation to pay additional amounts will allow for the redemption by us of the debt securities. See “—Tax Redemption.”

Tax Redemption

Unless otherwise specified in the applicable prospectus supplement, at our option, we may redeem the debt securities, in whole, but not in part, at any time before maturity in the event we become or will become obligated to pay any additional amounts as described in “—Payment of Additional Amounts.” The redemption price shall be 100% of the principal amount of the redeemed debt securities, plus any accrued and unpaid interest on the redeemed debt securities to, but excluding, the redemption date. Any redemption of the debt securities may be subject to the prior approval of the FRB or other appropriate federal banking agency. Notice of any redemption will be mailed at least 15 days before the redemption date to each holder of debt securities to be redeemed.

Unless we default in the payment of the redemption price equal to 100% of the principal amount of such debt securities, plus any accrued and unpaid interest thereon to, but excluding, the date fixed for redemption, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Book-Entry, Delivery and Form

We have obtained the information in this section “—Book-Entry, Delivery and Form” concerning DTC, Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully-registered global securities which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or through Clearstream or Euroclear (in Europe). Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries (collectively, the “U.S. Depositories”), which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

●	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

●

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

●

we in our sole discretion determine that such global security will be exchangeable for definitive securities in registered form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

●	an event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

●	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

●

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

●	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC is a limited-purpose trust company organized under the New York banking law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has indicated that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the applicable U.S. Depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with such intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible into preferred stock, depositary shares or common stock at the option of the holders or exchangeable for preferred stock, depositary shares or common stock at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

The Trustees

From time to time, Wells Fargo and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the senior trustee and an affiliate of the subordinated trustee in the ordinary course of business.

Notices

Unless otherwise specified in the applicable prospectus supplement, any notices required to be given to the holders of the debt securities in global form will be given to the depositary.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of our preferred stock and preference stock that may be offered by this prospectus. Unless we specifically note otherwise, we will generally refer to our preferred stock and preference stock collectively in this prospectus as “preferred stock.” The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed our restated certificate of incorporation, as amended, and the form of certificate of designations of powers, preferences and rights of preferred stock, which we will refer to as the “certificate of designation,” as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

Pursuant to our restated certificate of incorporation, as amended, our board of directors has the authority, without further stockholder action, to issue a maximum of 24,000,000 shares of preferred stock, consisting of a maximum of 20,000,000 shares of preferred stock and a maximum of 4,000,000 shares of preference stock, including shares issued or reserved for issuance. As of June 30, 2025, we had 4,600,749 issued and outstanding shares of preferred stock. As of June 30, 2025, there were no shares of preference stock outstanding. The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

●	the number of shares and designation or title of the shares;

●	dividend rights;

●	whether and upon what terms the shares will be redeemable;

●	the rights of the holders upon our dissolution or upon the distribution of our assets;

●	whether and upon what terms the shares will have a purchase, retirement or sinking fund;

●	whether and upon what terms the shares will be convertible;

●	the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than 1 vote per share; and

●	any other preferences, rights, limitations or restrictions of the series.

If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

As described under “Description of Depositary Shares” below, we may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest, to be specified in the applicable prospectus supplement, in a share of preferred stock. If we issue depositary shares representing interests in preferred stock, those shares of preferred stock will be deposited with a depositary.

Under regulations of the FRB, our preferred stock may be deemed a “class of voting securities” for purposes of the Bank Holding Company Act because the holders of our preferred stock are entitled to vote for the election of directors if we do not pay preferred stock dividends. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the Bank Holding Company Act. In addition, an existing bank holding company would need to obtain the FRB’s approval before acquiring more than 5% of any class of our voting securities. Separately, under the Change in Bank Control Act of 1978, any “person,” including an individual or company other than a bank holding company, may need to obtain the FRB’s approval before acquiring 10% or more of any class of our voting securities. All series of our preferred stock are considered a single “class of voting shares” under the Bank Holding Company Act because they generally vote together on all matters as described below under “—Voting Rights.”

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

●	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

●	the initial public offering price at which we will issue the preferred stock;

●

the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or non-cumulative and, if cumulative, the dates from which the dividends will start to cumulate;

●	any redemption or sinking fund provisions;

●	any conversion provisions;

●	whether we have elected to offer depositary shares as described under “Description of Depositary Shares” below; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, they will be fully paid and non-assessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise:

●	each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus;

●

the preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities; and

●	Computershare Trust Company, N.A. will be the transfer agent and registrar for the preferred stock and any depositary shares.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends, when, as and if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

We are incorporated in Delaware and are governed by the General Corporation Law of the State of Delaware. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or non-cumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any non-cumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

Our board will not declare and pay a dividend on any of our stock ranking, as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid, or declared and sufficient money is set aside for payment. Until full dividends are paid, or declared and payment is set aside, on all preferred stock ranking equal as to dividends, then:

●

we will declare any dividends pro rata among the shares of preferred stock of each series offered under this prospectus and any other series of preferred stock ranking equal to such series of preferred stock offered under this prospectus as to dividends, which means that the dividends we declare per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

●

other than the above-described pro rata dividends, we will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

●

we will not redeem, purchase or otherwise acquire, or set aside money for a sinking fund for, any securities ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or upon liquidation, except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

Subject to receipt of prior approval by the FRB, if required, we may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The applicable prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

Even though the terms of a series of preferred stock may permit redemption of all or a part of the preferred stock, if any dividends, including accumulated dividends, on that series are past due:

●	we will not redeem any preferred stock of that series unless we simultaneously redeem all outstanding preferred stock of that series; and

●	we will not purchase or otherwise acquire any preferred stock of that series.

The prohibition discussed in the prior sentence will not prohibit us from purchasing or acquiring preferred stock of that series under a purchase or exchange offer if we make the offer on the same terms to all holders of that series.

Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to 60 days prior to the date fixed for redemption, unless we issue depositary shares representing interests in shares of preferred stock, in which case we will send a notice to the depositary between 40 to 70 days prior to the date fixed for redemption. We will mail the notices to the holders’ addresses as they appear on our stock records. Each notice will state:

●	the redemption date;

●	the number of shares and the series of the preferred stock to be redeemed;

●	the redemption price;

●	the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

●	that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

●	the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

●	the dividends on the preferred stock called for redemption will no longer accrue;

●	those shares will no longer be considered outstanding; and

●	the holders will no longer have any rights as stockholders except to receive the redemption price.

When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

●	liquidation distributions in the amount stated in the applicable prospectus supplement; and

●	all accrued and unpaid dividends, without accumulation of any undeclared dividends.

We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation. Shares of our preferred stock may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding under the “orderly liquidation authority” of the Dodd-Frank Act.

The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if

●	we voluntarily or involuntarily liquidate, dissolve or wind up our business, and

●

we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then each share of preferred stock will have one vote; provided, however, that under no circumstances will the holders of preference stock have more than one vote per share. As more fully described under “Description of Depositary Shares” below, if we issue depositary shares representing fractional interests in a share of preferred stock, the holders of each depositary share will be entitled to a fraction of a vote.

For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

Unless the applicable prospectus supplement states otherwise, if we have not declared and paid dividends on any series of preferred stock offered under this prospectus for more than six quarterly periods or their equivalent, the holders of that series, together with the holders of outstanding shares of all other series of preferred stock ranking equally to that series as to distribution upon liquidation and having similar voting rights which are then exercisable, will be entitled to vote for the election of two additional directors at the next annual meeting of our stockholders. If the holders of a series of preferred stock are entitled to elect two additional directors, then each share of preferred stock will have the number of votes specified in the applicable prospectus supplement. In such case, the size of our board of directors will increase by two directors. After we pay the full amount of dividends to which the holders of the series of preferred stock are entitled, those holders will no longer have a vote for the election of two additional directors.

Unless we receive the consent of the holders of an outstanding series of preferred stock and the outstanding shares of all other series of preferred stock which

●	rank equal with that series either as to dividends or the distribution of assets upon liquidation, dissolution or winding up of our business, and

●	have voting rights that are exercisable and that are similar to those of that series, we will not:

●

authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to that outstanding preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our business; or

●

amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of our restated certificate of incorporation, as amended, or of the resolutions contained in a certificate of designation creating that series of the preferred stock in a way that materially and adversely affects any right, preference, privilege or voting power of that outstanding preferred stock.

This consent must be given by the holders of at least 66 2/3% of all outstanding preferred stock described in the preceding sentence, voting together as a single class. However, we will not be required to obtain this consent with respect to any amendment, alteration or repeal affecting the rights, preferences, privileges or voting powers of preferred stock of the type described above, if we only:

●	increase the amount of the authorized preferred stock;

●	create and issue another series of preferred stock; or

●	increase the amount of authorized shares of any series of preferred stock;

so long as that preferred stock in each case ranks equal with or junior to the shares of preferred stock offered under this prospectus with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of our business.

Outstanding Preferred Stock

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock offered by this prospectus will rank equally in all respects with our outstanding preferred stock. Our common stock, including the common stock that may be issued upon conversion of preferred stock or in exchange for, or upon conversion of, debt securities or upon exercise of securities warrants, will be subject to any prior rights of the preferred stock then outstanding. Therefore, the rights of the outstanding preferred stock described below and any preferred stock that may be issued after the date hereof, may limit the rights of the holders of the common stock. At June 30, 2025, we had outstanding:

●	96,546 shares of our Dividend Equalization Preferred Shares, which we refer to as our “DEP Shares”;

●	3,967,903 shares of our 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, which we refer to as our “Series L preferred stock”;

●

27,600 shares of our Non-Cumulative Perpetual Class A Preferred Stock, Series Y, which we refer to as our “Series Y preferred stock” (as represented by 27,600,000 shares of our Series Y depositary shares, which we refer to as our “Series Y depositary shares”);

●

80,500 shares of our Non-Cumulative Perpetual Class A Preferred Stock, Series Z, which we refer to as our “Series Z preferred stock” (as represented by 80,500,000 shares of our Series Z depositary shares, which we refer to as our “Series Z depositary shares”);

●

46,800 shares of our Non-Cumulative Perpetual Class A Preferred Stock, Series AA, which we refer to as our “Series AA preferred stock” (as represented by 46,800,000 shares of our Series AA depositary shares, which we refer to as our “Series AA depositary shares”);

●

140,400 shares of our 3.90% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series BB, which we refer to as our “Series BB preferred stock” (as represented by 3,510,000 shares of our Series BB depositary shares, which we refer to as our “Series BB depositary shares”);

●

42,000 shares of our Non-Cumulative Perpetual Class A Preferred Stock, Series CC, which we refer to as our “Series CC preferred stock” (as represented by 42,000,000 shares of our Series CC depositary shares, which we refer to as our “Series CC depositary shares”);

●

50,000 shares of our Non-Cumulative Perpetual Class A Preferred Stock, Series DD, which we refer to as our “Series DD preferred stock” (as represented by 50,000,000 shares of our Series DD depositary shares, which we refer to as our “Series DD depositary shares”);

●

69,000 shares of our 7.625% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series EE, which we refer to as our “Series EE preferred stock” (as represented by 1,725,000 shares of our Series EE depositary shares, which we refer to as our “Series EE depositary shares”); and

●

80,000 shares of our 6.85% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series FF, which we refer to as our “Series FF preferred stock” (as represented by 2,000,000 shares of our Series FF depositary shares, which we refer to as our “Series FF depositary shares”);

DEP Shares. With regard to distributions upon liquidation or dissolution, our DEP Shares rank junior to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia Corporation (“Wachovia”) board of directors after September 1, 2001 and each class or series of preferred stock established by our board of directors following the issuance of the DEP Shares, and rank senior to the common stock for the $10.00 liquidation preference described below.

Holders of our DEP Shares are not entitled to receive any dividends, and the DEP Shares are not convertible or exchangeable. The DEP Shares are redeemable, in whole or in part, at our option after December 31, 2021, for an amount equal to $10.00 per DEP Share. We must provide no less than 30 and no more than 60 days’ notice prior to any date specified for redemption of the DEP Shares. If we redeem less than all of the outstanding DEP Shares, then we must redeem all DEP Shares held by holders of fewer than one-tenth of a share, or by holders that would hold fewer than one-tenth of a share following the redemption.

In the event of liquidation, holders of our DEP Shares are entitled to receive, before any distribution is made to the holders of common stock or any other junior stock, but after any distribution to any other class or series of our preferred stock issued in exchange for preferred stock established by the Wachovia board of directors after September 1, 2001, an amount equal to $10.00 per DEP Share. The holders of DEP Shares have no other right or claim to any of our remaining assets. Each one one-thousandth of a DEP Share has a corresponding liquidation preference of $0.01.

Holders our DEP Shares do not have voting rights, except those required by applicable law or the rules of a securities exchange on which the DEP Shares may be listed.

Series G Preferred Stock. Our Class A Preferred Stock, Series G, which we refer to as our “Series G preferred stock,” will be issuable in exchange for Series A Preferred Securities issued by Wachovia Preferred Funding Corp., an indirect subsidiary of Wells Fargo & Company, only at the direction of the Office of the Comptroller of the Currency (the “OCC”) under the following specified circumstances:

●	Wells Fargo Bank, N.A. becomes undercapitalized under the OCC’s “prompt corrective action” regulations; or

●	Wells Fargo Bank, N.A. is placed into conservatorship or receivership; or

●

the OCC, in its sole discretion, anticipates that Wells Fargo Bank, N.A. may become undercapitalized in the near term, or takes supervisory action that limits the payment of dividends by Wachovia Preferred Funding Corp. and in connection therewith directs an exchange.

The Series G preferred stock, if and when issued, will be represented by depositary shares issued by us, each representing one six-hundredth of a share of our Series G preferred stock. If and when issued, our depositary shares will be validly issued, fully paid, and non-assessable. The holders of the Series G preferred stock will have no preemptive rights with respect to any shares of our capital stock or any of our other securities convertible into or carrying rights or options to purchase any such capital stock. The Series G preferred stock will be perpetual and will not be convertible into shares of our common stock or any other class or series of our capital stock, and will not be subject to any sinking fund or other obligation for their repurchase or retirement.

The Series G preferred stock would rank senior to our common stock and to any other securities which we may issue in the future that are subordinate to the Series G preferred stock. We may authorize and issue additional shares of preferred stock that may rank junior to, on parity with or senior to the Series G preferred stock as to dividend rights and rights upon liquidation, winding up, or dissolution without the consent of the holders of the Series G preferred stock.

Holders of the Series G preferred stock will be entitled to receive, if, when, and as declared by our board of directors out of legally available assets, non-cumulative cash dividends at the rate of 7.25% per annum of the liquidation preference, which will be $15,000.00 per share of the Series G preferred stock. Holders of depositary shares will receive one six-hundredth of any such dividend and one six-hundredth of any such liquidation preference. If authorized and declared, dividends on the Series G preferred stock will be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year or, if any such day is not a business day, on the next business day without interest, unless the next business day falls in a different calendar year, in which case the dividend will be paid on the preceding business day. We refer to each such quarter of a calendar year as a “dividend period”. Dividends in each quarterly period will accrue from the first day of such period. The record date for payment of dividends on the Series G preferred stock and related depositary shares will be the 15th calendar day of the last calendar month of the applicable dividend period. No interest will be paid on any dividend payment of depositary shares representing the Series G preferred stock.

The right of holders of the Series G preferred stock to receive dividends will be non-cumulative. If our board of directors does not declare a dividend on the Series G preferred stock or declares less than a full dividend in respect of any dividend period, the holders of the Series G preferred stock will have no right to receive any dividend or a full dividend, as the case may be, for that dividend period, and we will have no obligation to pay a dividend or to pay full dividends for that dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series G preferred stock or our common stock or any other class or series of our preferred stock.

Unless full dividend payments on the Series G preferred stock have been declared and paid for the immediately preceding dividend period: no cash dividend or distribution may be paid by us on stock junior to the Series G preferred stock, other than distributions or dividends payable in such junior stock, no such junior stock may be redeemed by us for any consideration, and no monies shall be paid by us or made available for a sinking fund for the redemption of such junior stock.

We may redeem the Series G preferred stock for cash, in whole or in part, at any time and from time to time at its option at the redemption price of $15,000.00 per share, plus authorized, declared and unpaid dividends for the current dividend period, if any, to the date of redemption. For redemptions after December 31, 2022, if our board of directors determines that we should redeem fewer than all of the outstanding Series G preferred stock, the securities to be redeemed will be determined by lot, pro rata, or by such other method as our board of directors in its sole discretion determines to be equitable.

Dividends will cease to accrue on the Series G preferred stock called for redemption on and as of the date fixed for redemption and such Series G preferred stock will be deemed to cease to be outstanding, provided, that the redemption price, including any authorized and declared but unpaid dividends for the current dividend period, if any, to the date fixed for redemption, has been duly paid or provision has been made for such payment. Notice of any redemption will be mailed at least 30 days, but not more than 60 days, prior to any redemption date to each holder of the Series G preferred stock to be redeemed at such holder’s registered address.

In the event we voluntarily or involuntarily liquidate, dissolve, or wind up, the holders of the Series G preferred stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $15,000.00 per share, or $25.00 per depositary share representing a one-six hundredth interest in the Series G preferred stock, plus any authorized, declared, and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our shareholders, before any distribution of assets is made to holders of our common stock or any securities ranking junior to the Series G preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on a parity with the Series G preferred stock upon liquidation and the rights of our depositors and our series of securities ranking senior to or on a parity with the Series G preferred stock upon liquidation and the rights of our depositors and creditors. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series G preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution, or winding up, our available assets are insufficient to pay the amount of the liquidation distributions on all outstanding shares of Series G preferred stock and the corresponding amounts payable on any other securities of equal ranking, then the holders of the Series G preferred stock and any other securities of equal ranking will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

For such purposes, our consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into us, or the sale of all or substantially all of our property or business, will not be deemed to constitute our liquidation, dissolution, or winding up.

Holders of our Series G preferred stock will not have any voting rights, except as required by law, and will not be entitled to elect any directors.

Series G Depositary Shares. Each Series G depositary share issued by us, which we refer to as our “Series G depositary shares,” will represent a one six-hundredth interest in one share of our Series G preferred stock. The Series G depositary shares will be evidenced by depositary receipts. The shares of our Series G preferred stock underlying the depositary shares will, upon issuance, be deposited with Computershare Trust Company, N.A., as depositary, under a deposit agreement between us, the depositary and all holders from time to time of depositary receipts issued by the depositary thereunder. We do not intend to list or quote the Series G depositary shares or the Series G preferred stock on any national securities exchange or national quotation system. Accordingly, there will be no public trading market for the depositary shares or the Series G preferred stock.

Subject to the terms of the deposit agreement, each owner of the Series G depositary shares will be entitled, through the depositary, to all the rights, preferences and privileges of a fractional share of the Series G preferred stock.

The depositary will act as transfer agent and registrar and paying agent with respect to the Series G depositary shares.

The depositary’s office at which the depositary receipts will be administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series G depositary shares may be held either directly or indirectly through a broker or other financial institution. If the Series G depositary shares are held directly, by having such Series G depositary shares registered in such holder’s name on the books of the depositary, such holder will be a depositary receipt holder. If the Series G depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends, dividends paid in Series G depositary shares representing fully paid and non-assessable shares of our Series G preferred stock or other cash distributions received in respect of the Series G preferred stock to the record holders of the Series G depositary shares representing such Series G preferred stock in proportion to the number of such Series G depositary shares owned by such holders on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of the Series G depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, after consultation with us, sell such property and distribute the net proceeds from such sale to such holders.

If the Series G preferred stock underlying the depositary shares are redeemed, the Series G depositary shares will be redeemed with the proceeds received by the depositary resulting from the redemption, in whole or in part, of such Series G preferred stock held by the depositary. The redemption price per Series G depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such Series G preferred stock. If less than all the Series G depositary shares are to be redeemed, the Series G depositary shares to be redeemed will be selected by lot or pro rata, in our sole discretion.

After the date fixed for redemption (which will be the same date as the redemption date, if any, for the Series G preferred stock), the Series G depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Series G depositary shares will cease, except the right to receive the money payable upon such redemption and any money or other property to which the holders of such Series G depositary shares were entitled upon such redemption upon surrender to the depositary of the depositary receipts evidencing such Series G depositary shares.

Series L Preferred Stock. Our Series L preferred ranks senior to our common stock and to any other securities that we may issue in the future that are subordinate to the Series L preferred stock.

Dividends on shares of our Series L preferred stock are not cumulative. Holders of the Series L preferred stock are entitled to receive, if, as and when declared by our board of directors out of legally available assets, non-cumulative cash dividends on the Liquidation Preference, which is $1,000 per share of our Series L preferred stock. These dividends are payable at a rate per annum equal to 7.50%, quarterly in arrears on each March 15, June 15, September 15 and December 15, each a “Dividend Payment Date”, from and including the date of issuance. The right of holders of our Series L preferred stock to receive dividends is non-cumulative.

When dividends are not paid in full upon the Series L preferred stock and any parity stock, all dividends upon shares of the Series L preferred stock and such parity stock will be declared on a proportional basis, based upon the ratio of the amount of dividends declared on each series to the amount that if declared would be full dividends (including accrued and unpaid dividends as to any parity stock that bears dividends on a cumulative basis) through the next succeeding applicable dividend payment date.

Our Series L preferred stock is not redeemable and is not subject to any sinking fund or other obligation to redeem, repurchase or retire the Series L preferred stock.

Each share of our Series L preferred stock may be converted at any time, at the option of the holder, into 6.3814 shares of our common stock plus cash in lieu of fractional shares, subject to anti-dilution adjustments (such rate or adjusted rate, the “conversion rate”).

We may, at our option, at any time or from time to time cause some or all of the Series L preferred stock to be converted into shares of our common stock at the then applicable conversion rate if, for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of our common stock exceeds 130% of the then applicable conversion price of the Series L preferred stock. We will provide notice of our decision to exercise our right to cause the mandatory conversion within three trading days of the end of the 30 consecutive trading day period. The applicable conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time.

Notwithstanding the foregoing, no holder of our Series L preferred stock will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of our common stock outstanding at such time. Any purported delivery of shares of our common stock upon conversion of the Series L preferred stock shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the converting holder becoming the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. If any delivery of shares of our common stock owed to a holder upon conversion of the Series L preferred stock is not made, in whole or in part, as a result of this limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of more than 9.9% of the shares of our common stock outstanding at such time. This limitation on beneficial ownership shall not constrain in any event our ability to exercise our right to cause the Series L preferred stock to convert mandatorily.

The following provisions will apply if, prior to the conversion date, one of the following events occur prior to the conversion date for shares of our Series L preferred stock:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common stock; or

•

consummation of any consolidation or merger or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries, in each case pursuant to which our shares of common stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person immediately after the transaction.

These transactions are referred to as “make-whole acquisitions.” However, a make-whole acquisition will not be deemed to have occurred if at least 90% of the consideration (as determined by our board of directors) received by holders of our common stock in the transaction or transactions consists of shares of common stock or American depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or a securities exchange in the European Economic Area or that will be traded on a U.S. national securities exchange or on securities exchanges in the European Economic Area when issued or exchanged in connection with a make-whole acquisition.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon a make-whole acquisition, we will, under certain circumstances, increase the conversion rate in respect of any conversions of the Series L preferred stock that occur during the period (make-whole acquisition conversion period) beginning on the effective date of the make-whole acquisition (effective date) and ending on the date that is 30 days after the effective date, by a number of additional shares of our common stock (make-whole shares) as described below.

We will notify holders, at least 20 days prior to the anticipated effective date of such make-whole acquisition, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the make-whole acquisition and the date by which each holder’s make-whole acquisition conversion right must be exercised, which shall be 30 days after the effective date of the make-whole acquisition. We will also notify holders on the effective date of such make-whole acquisition, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the number of make-whole shares and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the make-whole acquisition conversion right, a holder must deliver to the conversion agent, on or before the close of business on the date specified in the notice, the certificate evidencing such holder’s shares of the Series L preferred stock, if the Series L preferred stock is held in certificated form. If a holder’s interest is a beneficial interest in a global certificate representing our Series L preferred stock, in order to convert a holder must comply with certain conversion procedures and comply with the depositary’s procedures for converting a beneficial interest in a global security. The date that the holder complies with these requirements is referred to as the “make-whole conversion date”. If a holder does not elect to exercise the make-whole acquisition conversion right within the specified period, such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted but will not be eligible to receive make-whole shares.

The following table sets forth the number of make-whole shares per share of our Series L preferred stock for each stock price and effective date set forth below:

	Make-Whole Acquisition Stock Price
Effective Date	$120.54	$125.57	$138.12	$150.68	$156.71	$175.79	$203.72	$226.02	$251.13	$301.36	$401.81	$502.26
April 17, 2008	1.9153	1.8855	1.5191	1.1110	0.9497	0.6471	0.3962	0.2847	0.2091	0.1354	0.0757	0.0458

March 15, 2009	1.9153	1.8775	1.5052	1.0951	0.9437	0.6331	0.3763	0.2588	0.1852	0.1175	0.0697	0.0438

March 15, 2010	1.9153	1.8397	1.4913	1.0871	0.9378	0.6073	0.3365	0.2210	0.1533	0.0956	0.0577	0.0358

March 15, 2011	1.9153	1.7899	1.4694	1.0731	0.9238	0.5794	0.2887	0.1712	0.1075	0.0657	0.0398	0.0259

March 15, 2012	1.9153	1.7561	1.4355	1.0652	0.9139	0.5356	0.2051	0.0896	0.0458	0.0299	0.0199	0.0119

March 15, 2013	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000

Thereafter	1.9153	1.6704	1.4275	1.0592	0.9119	0.5097	0.0916	0.0000	0.0000	0.0000	0.0000	0.0000

The number of make-whole shares will be determined by reference to the table above and is based on the effective date and the price (“stock price”) paid per share of our common stock in such transaction. If the holders our of common stock receive only cash (in a single per-share amount, other than with respect to appraisal and similar rights) in the make-whole acquisition, the stock price shall be the cash amount paid per share. For purposes of the preceding sentence as applied to a make-whole acquisition described in the first bullet of the definition of that term, a single price per share shall be deemed to have been paid only if the transaction or transactions that caused the person or group to become direct or indirect ultimate beneficial owners of our common equity representing more than 50% of the voting power of our common stock was a tender offer for more than 50% of our outstanding common stock. Otherwise, the stock price shall be the average of the closing price per share of our common stock on the 10 trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (the column headers) will be adjusted as of any date on which the conversion rate of the Series L preferred stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the number of make-whole shares in the table will be subject to adjustment in the same manner as the conversion rate as set forth below in our description of anti-dilution rate adjustments.

In lieu of receiving the make-whole shares, if the reference price (as defined below) in connection with a make-whole acquisition is less than $120.54 (a fundamental change), a holder may elect to convert each share of our Series L preferred stock during the period beginning on the effective date of the fundamental change and ending on the date that is 30 days after the effective date of the fundamental change at an adjusted conversion price equal to the greater of (1) the reference price and (2) $60.27 (base price). The base price will be adjusted as of any date that the conversion rate of the Series L preferred stock is adjusted. The adjusted base price will equal the base price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the conversion rate adjustment and the denominator of which is the conversion rate as so adjusted. If the reference price is less than the base price, holders will receive a maximum of 16.5916 shares of our common stock per share of our Series L preferred stock, subject to adjustment, which may result in a holder receiving value that is less than the liquidation preference of the Series L preferred stock. In lieu of issuing our common stock upon conversion in the event of a fundamental change, we may at our option, and if we obtain any necessary regulatory approval, make a cash payment equal to the reference price for each share of our common stock otherwise issuable upon conversion. The “reference price” is the “stock price” as defined above.

To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of the Series L preferred stock will remain outstanding until otherwise converted.

We will notify holders, at least 20 days prior to the anticipated effective date of a fundamental change, or within two business days of becoming aware of a make-whole acquisition described in the first bullet of the definition of “make-whole acquisition,” of the anticipated effective date of such transaction. The notice will specify the anticipated effective date of the fundamental change and the date by which each holder’s fundamental change conversion right must be exercised. We will also provide notice to holders on the effective date of a fundamental change, or as soon as practicable thereafter, specifying, among other things, the date that is 30 days after the effective date, the adjusted conversion price following the fundamental change and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the fundamental change conversion right, a holder must comply with certain conversion procedures on or before the date that is 30 days following the effectiveness of the fundamental change and indicate that it is exercising the fundamental change conversion right. If a holder does not elect to exercise the fundamental change conversion right within such period, such holder will not be eligible to convert such holder’s shares at the base price and such holder’s shares of Series L preferred stock will remain outstanding (subject to the holder electing to convert such holder’s shares).

In the event of:

(1) our consolidation or merger with or into another person in each case pursuant to which our common stock will be converted into cash, securities or other of our property or another person;

(2) any sale, transfer, lease or conveyance to another person of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, in each case pursuant to which our common stock will be converted into cash, securities or other property;

(3) any reclassification of our common stock into securities, including securities other than our common stock; or

(4) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition)

each of which is referred to as a “reorganization event,” each share of our Series L preferred stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Series L preferred stock, become convertible into the types and amounts of securities, cash and other property receivable in such reorganization event by a holder of the shares of our common stock that was not the counterparty to the reorganization event or an affiliate of such other party (such securities, cash and other property, the “exchange property”). In the event that holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the holders of the Series L preferred stock entitled to receive will be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of our common stock that affirmatively make an election. Holders have the right to convert their shares of our Series L preferred stock in the event of certain acquisitions. In connection with certain reorganization events, holders of the Series L preferred stock may have the right to vote as a class.

The conversion rate will be adjusted, without duplication, if certain events occur:

(1) the issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock (other than in connection with a transaction constituting a reorganization event), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1/ OS0)

Where,

CR0	=	the conversion rate in effect at the close of business on the record date
CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of our common stock outstanding at the close of business on the record date prior to giving effect to such event

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event

(2) the issuance to all holders of our common stock of certain rights or warrants (other than rights issued pursuant to a shareholder rights plan or rights or warrants issued in connection with a transaction constituting a reorganization event) entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price of our common stock as of the record date, in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(OS0 + X) / (OS0 + Y)]

Where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

OS0	=	the number of shares of our common stock outstanding at the close of business on the record date

X	=	the total number of shares of our common stock issuable pursuant to such rights or warrants (or upon conversion of such securities)

Y	=	the number of shares equal to quotient of the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days prior to the Business Day immediately preceding the announcement of the issuance of such rights or warrants

(3) the dividend or other distribution to all holders of our common stock of shares of our capital stock (other than common stock) or evidences of our indebtedness or our assets (excluding any dividend, distribution or issuance covered by clauses (1) or (2) above or (4) below, any dividend or distribution in connection with a transaction constituting a reorganization event or any spin-off to which the provisions set forth below in this clause (3) apply) in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price as of the record date
FMV	=	the fair market value (as determined by our board of directors) on the record date of the shares of capital stock, evidences of indebtedness or assets so distributed, applicable to one share of our common stock

However, if the transaction that gives rise to an adjustment pursuant to this clause (3) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, one of our subsidiaries or one of our other business units (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the New York Stock Exchange, the Nasdaq Stock Market or any other national or regional securities exchange or market, then the conversion rate will instead be adjusted based on the following formula:

CR1 = CR0 x [(FMV0 + MP0) / MP0]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

FMV0	=	the average of the volume-weighted average price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market or if not so traded or quoted, the fair market value of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock as determined by our board of directors

MP0	=	the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days commencing on and including the third volume-weighted average price trading day after the date on which “ex-distribution trading” commences for such dividend or distribution on the New York Stock Exchange or such other national or regional exchange or association or over-the-counter market on which our common stock is then traded or quoted

(4) We make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any regular cash dividend on our common stock to the extent that the aggregate regular cash dividend per share of our common stock does not exceed $0.375 / 0.1991 in any fiscal quarter (the dividend threshold amount) and (b) any consideration payable in connection with a tender or exchange offer made by us or any of its subsidiaries referred to in clause (5) below, in which event, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - C)]

where,

CR0	=	the conversion rate in effect at the close of business on the record date

CR1	=	the conversion rate in effect immediately after the record date

SP0	=	the current market price as of the record date
C	=	the amount in cash per share equal to (1) in the case of a regular quarterly dividend, the amount we distribute to holders or pay, less the dividend threshold amount or (2) in any other case, the amount we distribute to holders or pay

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the conversion rate is adjusted, provided that no adjustment will be made to the dividend threshold amount for any adjustment made to the conversion rate pursuant to this clause (4).

(5) We or one or more of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for our common stock to the extent that the cash and value (as determined by our board of directors) of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the volume-weighted average price per share of our common stock on the volume-weighted average price trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (expiration date), in which event the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]

where,

CR0	=	the conversion rate in effect at the close of business on the expiration date

CR1	=	the conversion rate in effect immediately after the expiration date

FMV	=	the fair market value (as determined by our board of directors), on the expiration date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date

OS1	=	the number of shares of our common stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (expiration time) less any purchased shares

OS0	=	the number of shares of our common stock outstanding at the expiration time, including any purchased shares

SP1	=	the average of the volume-weighted average price of common stock over each of the ten consecutive volume-weighted average price trading days commencing with the volume-weighted average price trading day immediately after the expiration date

“Record date” means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

“Current market price” of our common stock on any day, means the average of the volume-weighted average price of our common stock over each of the ten consecutive volume-weighted average price trading days ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (1) through (5) above. For purposes of the foregoing, “ex-date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive an issuance or distribution.

In the event of our voluntary or involuntary dissolution, winding up and liquidation, the holders of the Series L preferred stock are entitled to receive a liquidating distribution in the amount of the liquidation preference of $1,000 per share, plus any authorized, declared and unpaid dividends for the then-current dividend period to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series L preferred stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series L preferred stock upon liquidation and the rights of our creditors. If the amounts available for distribution upon our dissolution, winding up and liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series L preferred stock and all stock ranking equal to the Series L preferred stock, then the holders of each series of our Series L preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. After the full amount of the liquidation preference is paid, the holders of our Series L preferred stock will not be entitled to any further participation in any distribution of our assets.

Holders of our Series L preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the special voting rights provided for below.

If we fail to pay, or declare and set aside for payment, full dividends on the Series L preferred stock or any other class or series of voting parity stock for six dividend periods or their equivalent (whether or not consecutive), the authorized number of directors serving on our board of directors will be increased by two. Subject to satisfaction of certain qualifications for persons serving as directors pursuant to regulations of any securities exchange on which our securities are then listed or traded, the holders of our Series L preferred stock, voting together as a single and separate class with the holders of all outstanding voting parity stock on which dividends likewise have not been paid, will have the right to elect two directors in addition to the directors then in office at our next annual meeting of shareholders. When dividends have been paid in full on the Series L preferred stock and any and all voting parity stock for at least four consecutive dividend periods or their equivalent, then the right of the holders of our Series L preferred stock to elect directors shall cease (but subject always to revesting of such voting rights in the case of any future nonpayment of dividends), and, if and when all rights of holders of our Series L preferred stock and voting parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stock holders under this provision shall forthwith terminate and the number of directors constituting the board of directors shall automatically be reduced accordingly.

So long as any shares of our Series L preferred stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series L preferred stock at the time outstanding, voting as a class with all other series of preferred stock ranking equally with the Series L preferred stock and entitled to vote thereon, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificates of designations creating the Series L preferred stock) or our by-laws that would alter or change the voting powers, preferences or special rights of the holders of the Series L preferred stock so as to affect them adversely;

●

any amendment or alteration of our restated certificate of incorporation, as amended, to authorize or create, or increase the authorized amount of, or any issuance of any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking prior to the Series L preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding up; or

●

the consummation of a binding share exchange or reclassification involving the Series L preferred stock or a merger or consolidation with another entity, except holders of our Series L preferred stock will have no right to vote under this provision or otherwise under Delaware law if, in each case, (i) the Series L preferred stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such Series L preferred stock remaining outstanding or such preference securities, as the case may be, has such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series L preferred stock, taken as a whole;

except that any authorization, creation or increase in the authorized amount of or issuance of our Series L preferred stock or any class or series of parity stock or junior stock or any securities convertible into any class or series of parity stock (whether dividends payable in respect of such parity stock are cumulative or non-cumulative) or junior stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the holders of the Series L preferred stock, and, notwithstanding any provision of Delaware law, holders of the Series L preferred stock shall have no right to vote thereon.

Series Y Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series Y, which we refer to as our “Series Y preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series Y preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series Y preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series Y preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series Y preferred stock are not mandatory. Holders of our Series Y preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series Y preferred stock. These dividends accrue at a rate per annum equal to 5.625%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series Y preferred stock to receive dividends is non-cumulative. The Series Y preferred stock was issued on April 24, 2017, and the first dividend payment date was June 15, 2017.

To the extent we declare dividends on the Series Y preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series Y preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series Y preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series Y preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series Y preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series Y preferred stock, in whole or in part, on any dividend payment date on or after June 15, 2022. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series Y preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series Y preferred stock at the time outstanding prior to June 15, 2022. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series Y preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series Y preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series Y preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series Y preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series Y preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series Y preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series Y preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Y preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series Y preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Y preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series Y preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series Y preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series Y preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series Y preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Y preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series Y preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series Y preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Y preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series Y preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series Y preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series Y preferred stock will have no right to vote under this provision if in each case (i) the shares of Series Y preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series Y preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Y preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series Y preferred stock or any class or series of Parity Stock or securities ranking junior to the Series Y preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series Y preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Y preferred stock, and holders of the Series Y preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series Y preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series Y preferred stock will have 25 votes per share on any matter on which holders of the Series Y preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series Y Depositary Shares. Each Series Y depositary share issued by us represents a 1/1,000th interest in one share of our Series Y preferred stock. The shares of our Series Y preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series Y depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series Y depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series Y depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series Y depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series Y depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series Y preferred stock to the holders of record of Series Y depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series Y depositary shares in proportion to the number of Series Y depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series Y depositary shares are the same as the corresponding record dates for the Series Y preferred stock.

The amounts distributed to holders of the Series Y depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series Y preferred stock underlying the Series Y depositary shares is redeemed (i) after June 15, 2022, in whole or in part, or (ii) prior to June 15, 2022, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series Y depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series Y preferred stock held by the depositary. The redemption price per Series Y depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series Y preferred stock (or $25 per Series Y depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series Y preferred stock is redeemed after June 15, 2022, the Series Y depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series Y preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series Y depositary shares relating to the Series Y preferred stock. Each record holder of the Series Y depositary shares on the record date, which will be the same date as the record date for the Series Y preferred stock, may instruct the depositary to vote the amount of the Series Y preferred stock represented by the holder’s Series Y depositary shares. To the extent possible, the depositary will vote the amount of the Series Y preferred stock represented by the Series Y depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series Y depositary shares representing the Series Y preferred stock, it will not vote the amount of Series Y preferred stock represented by such Series Y depositary shares.

Series Z Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series Z, which we refer to as our “Series Z preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series Z preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series Z preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series Z preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series Z preferred stock are not mandatory. Holders of our Series Z preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series Z preferred stock. These dividends accrue at a rate per annum equal to 4.75%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series Z preferred stock to receive dividends is non-cumulative. The Series Z preferred stock was issued on January 27, 2020, and the first dividend payment date was March 15, 2020.

To the extent we declare dividends on the Series Z preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series Z preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series Z preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series Z preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series Z preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series Z preferred stock, in whole or in part, on any dividend payment date on or after March 15, 2025. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series Z preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series Z preferred stock at the time outstanding prior to March 15, 2025. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series Z preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series Z preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series Z preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series Z preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series Z preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series Z preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series Z preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series Z preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series Z preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series Z preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series Z preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series Z preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series Z preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series Z preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series Z preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series Z preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series Z preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series Z preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series Z preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series Z preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series Z preferred stock will have no right to vote under this provision if in each case (i) the shares of Series Z preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series Z preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series Z preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series Z preferred stock or any class or series of Parity Stock or securities ranking junior to the Series Z preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series Z preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series Z preferred stock, and holders of the Series Z preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series Z preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series Z preferred stock will have 25 votes per share on any matter on which holders of the Series Z preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series Z Depositary Shares. Each Series Z depositary share issued by us represents a 1/1,000th interest in one share of our Series Z preferred stock. The shares of our Series Z preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series Z depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series Z depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series Z depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series Z depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series Z depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series Z preferred stock to the holders of record of Series Z depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series Z depositary shares in proportion to the number of Series Z depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series Z depositary shares are the same as the corresponding record dates for the Series Z preferred stock.

The amounts distributed to holders of the Series Z depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series Z preferred stock underlying the Series Z depositary shares is redeemed (i) after March 15, 2025, in whole or in part, or (ii) prior to March 15, 2025, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series Z depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series Z preferred stock held by the depositary. The redemption price per Series Z depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series Z preferred stock (or $25 per Series Z depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series Z preferred stock is redeemed after March 15, 2025, the Series Z depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series Z preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series Z depositary shares relating to the Series Z preferred stock. Each record holder of the Series Z depositary shares on the record date, which will be the same date as the record date for the Series Z preferred stock, may instruct the depositary to vote the amount of the Series Z preferred stock represented by the holder’s Series Z depositary shares. To the extent possible, the depositary will vote the amount of the Series Z preferred stock represented by the Series Z depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series Z depositary shares representing the Series Z preferred stock, it will not vote the amount of Series Z preferred stock represented by such Series Z depositary shares.

Series AA Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series AA, which we refer to as our “Series AA preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series AA preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series AA preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series AA preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series AA preferred stock are not mandatory. Holders of our Series AA preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series AA preferred stock. These dividends accrue at a rate per annum equal to 4.70%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series AA preferred stock to receive dividends is non-cumulative. The Series AA preferred stock was issued on October 28, 2020, and the first dividend payment date was December 15, 2020.

To the extent we declare dividends on the Series AA preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series AA preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series AA preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series AA preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series AA preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series AA preferred stock, in whole or in part, on any dividend payment date on or after December 15, 2025. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series AA preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series AA preferred stock at the time outstanding prior to December 15, 2025. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series AA preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series AA preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series AA preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series AA preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series AA preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series AA preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series AA preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series AA preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series AA preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series AA preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series AA preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series AA preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series AA preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series AA preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series AA preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series AA preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series AA preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series AA preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series AA preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series AA preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series AA preferred stock will have no right to vote under this provision if in each case (i) the shares of Series AA preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series AA preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series AA preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series AA preferred stock or any class or series of Parity Stock or securities ranking junior to the Series AA preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series AA preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series AA preferred stock, and holders of the Series AA preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series AA preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series AA preferred stock will have 25 votes per share on any matter on which holders of the Series AA preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series AA Depositary Shares. Each Series AA depositary share issued by us represents a 1/1,000th interest in one share of our Series AA preferred stock. The shares of our Series AA preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series AA depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series AA depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series AA depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series AA depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series AA depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series AA preferred stock to the holders of record of Series AA depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series AA depositary shares in proportion to the number of Series AA depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series AA depositary shares are the same as the corresponding record dates for the Series AA preferred stock.

The amounts distributed to holders of the Series AA depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series AA preferred stock underlying the Series AA depositary shares is redeemed (i) after December 15, 2025, in whole or in part, or (ii) prior to December 15, 2025, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series AA depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series AA preferred stock held by the depositary. The redemption price per Series AA depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series AA preferred stock (or $25 per Series AA depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series AA preferred stock is redeemed after December 15, 2025, the Series AA depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series AA preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series AA depositary shares relating to the Series AA preferred stock. Each record holder of the Series AA depositary shares on the record date, which will be the same date as the record date for the Series AA preferred stock, may instruct the depositary to vote the amount of the Series AA preferred stock represented by the holder’s Series AA depositary shares. To the extent possible, the depositary will vote the amount of the Series AA preferred stock represented by the Series AA depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series AA depositary shares representing the Series AA preferred stock, it will not vote the amount of Series AA preferred stock represented by such Series AA depositary shares.

Series BB Preferred Stock. Our 3.90% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series BB, which we refer to as our “Series BB preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series BB preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series BB preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series BB preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series BB preferred stock are not mandatory. Holders of our Series BB preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series BB preferred stock. These dividends accrue (i) at a rate per annum equal to 3.90% from, and including, January 26, 2021 to, but excluding, March 15, 2026 (the “first reset date”) and (ii) the five-year treasury rate as of the most recent reset dividend determination date plus 3.453% for each reset period, from, and including, the first reset date, commencing June 15, 2026 (as each term is defined in the certificate of designation for the Series BB preferred stock). Dividends will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series BB preferred stock to receive dividends is non-cumulative. The Series BB preferred stock was issued on January 26, 2021, and the first dividend payment date was March 15, 2021. The calculation agent for the Series BB preferred stock will be appointed prior to the first reset dividend determination date.

To the extent we declare dividends on the Series BB preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series BB preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series BB preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series BB preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series BB preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series BB preferred stock, in whole or in part, on any dividend payment date on or after March 15, 2026. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series BB preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series BB preferred stock at the time outstanding prior to March 15, 2026. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series BB preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series BB preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series BB preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series BB preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series BB preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series BB preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series BB preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series BB preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series BB preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series BB preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series BB preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series BB preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series BB preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series BB preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series BB preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series BB preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series BB preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series BB preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series BB preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series BB preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series BB preferred stock will have no right to vote under this provision if in each case (i) the shares of Series BB preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series BB preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series BB preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series BB preferred stock or any class or series of Parity Stock or securities ranking junior to the Series BB preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series BB preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series BB preferred stock, and holders of the Series BB preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series BB preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series BB preferred stock will have 25 votes per share on any matter on which holders of the Series BB preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series BB Depositary Shares. Each Series BB depositary share issued by us represents a 1/25th interest in one share of our Series BB preferred stock. The shares of our Series BB preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series BB depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series BB depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series BB depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series BB depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series BB depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series BB preferred stock to the holders of record of Series BB depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series BB depositary shares in proportion to the number of Series BB depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series BB depositary shares are the same as the corresponding record dates for the Series BB preferred stock.

The amounts distributed to holders of the Series BB depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series BB preferred stock underlying the Series BB depositary shares is redeemed (i) after March 15, 2026, in whole or in part, or (ii) prior to March 15, 2026, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series BB depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series BB preferred stock held by the depositary. The redemption price per Series BB depositary share will be equal to 1/25th of the applicable redemption price per share payable with respect to such Series BB preferred stock (or $1,000 per Series BB depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series BB preferred stock is redeemed after March 15, 2026, the Series BB depositary shares to be redeemed will be selected pro rata, or in any other manner the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series BB preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series BB depositary shares relating to the Series BB preferred stock. Each record holder of the Series BB depositary shares on the record date, which will be the same date as the record date for the Series BB preferred stock, may instruct the depositary to vote the amount of the Series BB preferred stock represented by the holder’s Series BB depositary shares. To the extent possible, the depositary will vote the amount of the Series BB preferred stock represented by the Series BB depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series BB depositary shares representing the Series BB preferred stock, it will not vote the amount of Series BB preferred stock represented by such Series BB depositary shares.

Series CC Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series CC, which we refer to as our “Series CC preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series CC preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series CC preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series CC preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series CC preferred stock are not mandatory. Holders of our Series CC preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series CC preferred stock. These dividends accrue at a rate per annum equal to 4.375%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series CC preferred stock to receive dividends is non-cumulative. The Series CC preferred stock was originally issued on February 1, 2021. On February 9, 2021, an additional issuance of Series CC preferred stock occurred due to the partial exercise of an over-allotment option granted to the underwriters. The first dividend payment date was March 15, 2021.

To the extent we declare dividends on the Series CC preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series CC preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series CC preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series CC preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series CC preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series CC preferred stock, in whole or in part, on any dividend payment date on or after March 15, 2026. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series CC preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series CC preferred stock at the time outstanding prior to March 15, 2026. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series CC preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series CC preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series CC preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series CC preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series CC preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series CC preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series CC preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series CC preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series CC preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series CC preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series CC preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series CC preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series CC preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series CC preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series CC preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series CC preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series CC preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series CC preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series CC preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series CC preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series CC preferred stock will have no right to vote under this provision if in each case (i) the shares of Series CC preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series CC preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series CC preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series CC preferred stock or any class or series of Parity Stock or securities ranking junior to the Series CC preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series CC preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series CC preferred stock, and holders of the Series CC preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series CC preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series CC preferred stock will have 25 votes per share on any matter on which holders of the Series CC preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series CC Depositary Shares. Each Series CC depositary share issued by us represents a 1/1,000th interest in one share of our Series CC preferred stock. The shares of our Series CC preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series CC depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series CC depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series CC depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series CC depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series CC depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series CC preferred stock to the holders of record of Series CC depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series CC depositary shares in proportion to the number of Series CC depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series CC depositary shares are the same as the corresponding record dates for the Series CC preferred stock.

The amounts distributed to holders of the Series CC depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series CC preferred stock underlying the Series CC depositary shares is redeemed (i) after March 15, 2026, in whole or in part, or (ii) prior to March 15, 2026, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series CC depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series CC preferred stock held by the depositary. The redemption price per Series CC depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series CC preferred stock (or $25 per Series CC depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series CC preferred stock is redeemed after March 15, 2026, the Series CC depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series CC preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series CC depositary shares relating to the Series CC preferred stock. Each record holder of the Series CC depositary shares on the record date, which will be the same date as the record date for the Series CC preferred stock, may instruct the depositary to vote the amount of the Series CC preferred stock represented by the holder’s Series CC depositary shares. To the extent possible, the depositary will vote the amount of the Series CC preferred stock represented by the Series CC depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series CC depositary shares representing the Series CC preferred stock, it will not vote the amount of Series CC preferred stock represented by such Series CC depositary shares.

Series DD Preferred Stock. Our Non-Cumulative Perpetual Class A Preferred Stock, Series DD, which we refer to as our “Series DD preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series DD preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series DD preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series DD preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series DD preferred stock are not mandatory. Holders of our Series DD preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series DD preferred stock. These dividends accrue at a rate per annum equal to 4.25%, payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series DD preferred stock to receive dividends is non-cumulative. The Series DD preferred stock was issued on July 27, 2021 and the first dividend payment date was September 15, 2021.

To the extent we declare dividends on the Series DD preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series DD preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our common stock or other securities ranking junior to the Series DD preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our common stock, other securities ranking junior to the Series DD preferred stock or Parity Stock, subject to certain exceptions, unless the full dividends for the then-current period on all outstanding shares of Series DD preferred stock have been declared and paid or declared and a sum sufficient for the payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series DD preferred stock, in whole or in part, on any dividend payment date on or after September 15, 2026. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series DD preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series DD preferred stock at the time outstanding prior to September 15, 2026. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series DD preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series DD preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series DD preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series DD preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series DD preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series DD preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series DD preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series DD preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series DD preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series DD preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series DD preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series DD preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately. Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series DD preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series DD preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series DD preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either in writing without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series DD preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series DD preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series DD preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series DD preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series DD preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series DD preferred stock will have no right to vote under this provision if in each case (i) the shares of Series DD preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series DD preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series DD preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series DD preferred stock or any class or series of Parity Stock or securities ranking junior to the Series DD preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series DD preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series DD preferred stock, and holders of the Series DD preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series DD preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series DD preferred stock will have 25 votes per share on any matter on which holders of the Series DD preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by written consent.

Series DD Depositary Shares. Each Series DD depositary share issued by us represents a 1/1,000th interest in one share of our Series DD preferred stock. The shares of our Series DD preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series DD depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series DD depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series DD depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series DD depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series DD depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series DD preferred stock to the holders of record of Series DD depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series DD depositary shares in proportion to the number of Series DD depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series DD depositary shares are the same as the corresponding record dates for the Series DD preferred stock.

The amounts distributed to holders of the Series DD depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series DD preferred stock underlying the Series DD depositary shares is redeemed (i) after September 15, 2026, in whole or in part, or (ii) prior to September 15, 2026, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series DD depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series DD preferred stock held by the depositary. The redemption price per Series DD depositary share will be equal to 1/1,000th of the applicable redemption price per share payable with respect to such Series DD preferred stock (or $25 per Series DD depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series DD preferred stock is redeemed after September 15, 2026, the Series DD depositary shares to be redeemed will be selected pro rata, or in any other manner consistent with the rules and policies of the NYSE as the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series DD preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series DD depositary shares relating to the Series DD preferred stock. Each record holder of the Series DD depositary shares on the record date, which will be the same date as the record date for the Series DD preferred stock, may instruct the depositary to vote the amount of the Series DD preferred stock represented by the holder’s Series DD depositary shares. To the extent possible, the depositary will vote the amount of the Series DD preferred stock represented by the Series DD depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series DD depositary shares representing the Series DD preferred stock, it will not vote the amount of Series DD preferred stock represented by such Series DD depositary shares.

Series EE Preferred Stock. Our 7.625% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series EE, which we refer to as our “Series EE preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series EE preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series EE preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series EE preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series EE preferred stock are not mandatory. Holders of our Series EE preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series EE preferred stock. These dividends accrue (i) at a rate per annum equal to 7.625% from, and including, July 24, 2023 to, but excluding, September 15, 2028 (the “first reset date”) and (ii) the five-year treasury rate as of the most recent reset dividend determination date plus 3.606% for each reset period, from, and including, the first reset date, commencing December 15, 2028 (as each term is defined in the certificate of designation for the Series EE preferred stock). Dividends will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our

Series EE preferred stock to receive dividends is non-cumulative. The Series EE preferred stock was issued on July 24, 2023, and the first dividend payment date was September 15, 2023. The calculation agent for the Series EE preferred stock will be appointed prior to the first reset dividend determination date.

To the extent we declare dividends on the Series EE preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series EE preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our securities ranking junior to the Series EE preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our securities ranking junior to the Series EE preferred stock or Parity Stock, subject to certain exceptions, unless full dividends on all outstanding shares of Series EE preferred stock for the dividend period ending on or immediately prior to the dividend payment date or other payment date for such securities or Parity Stock have been declared and paid or declared and a sum sufficient for payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series EE preferred stock, in whole or in part, on any dividend payment date on or after September 15, 2028. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series EE preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series EE preferred stock at the time outstanding prior to September 15, 2028. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series EE preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our securities ranking junior to the Series EE preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series EE preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series EE preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series EE preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series EE preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series EE preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series EE preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series EE preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of

Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series EE preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series EE preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series EE preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director). Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series EE preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series EE preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series EE preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either by consent without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series EE preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series EE preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series EE preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series EE preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series EE preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series EE preferred stock will have no right to vote under this provision if in each case (i) the shares of Series EE preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series EE preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series EE preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series EE preferred stock or any class or series of Parity Stock or securities ranking junior to the Series EE preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series EE preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series EE preferred stock, and holders of the Series EE preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series EE preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series EE preferred stock will have 25 votes per share on any matter on which holders of the Series EE preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by consent.

Series EE Depositary Shares. Each Series EE depositary share issued by us represents a 1/25th interest in one share of our Series EE preferred stock. The shares of our Series EE preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series EE depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series EE depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series EE depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series EE depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series EE depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series EE preferred stock to the holders of record of Series EE depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series EE depositary shares in proportion to the number of Series EE depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series EE depositary shares are the same as the corresponding record dates for the Series EE preferred stock.

The amounts distributed to holders of the Series EE depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series EE preferred stock underlying the Series EE depositary shares is redeemed (i) after September 15, 2028, in whole or in part, or (ii) prior to September 15, 2028, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series EE depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series EE preferred stock held by the depositary. The redemption price per Series EE depositary share will be equal to 1/25th of the applicable redemption price per share payable with respect to such Series EE preferred stock (or $1,000 per Series EE depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series EE preferred stock is redeemed after September 15, 2028, the Series EE depositary shares to be redeemed will be selected pro rata, or in any other manner the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series EE preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series EE depositary shares relating to the Series EE preferred stock. Each record holder of the Series EE depositary shares on the record date, which will be the same date as the record date for the Series EE preferred stock, may instruct the depositary to vote the amount of the Series EE preferred stock represented by the holder’s Series EE depositary shares. To the extent possible, the depositary will vote the amount of the Series EE preferred stock represented by the Series EE depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series EE depositary shares representing the Series EE preferred stock, it will not vote the amount of Series EE preferred stock represented by such Series EE depositary shares.

Series FF Preferred Stock. Our 6.85% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series FF, which we refer to as our “Series FF preferred stock,” with no par value, ranks senior to our common stock and to any other securities that we may issue in the future that are expressly made junior to our Series FF preferred stock, as to payment of dividends and/or distribution of assets upon our liquidation, dissolution or winding up. The Series FF preferred stock ranks equally with our Parity Stock (as such term is defined in the certificate of designation for the Series FF preferred stock) as to payment of dividends and distribution of assets upon our liquidation, dissolution or winding up.

Dividends on shares of our Series FF preferred stock are not mandatory. Holders of our Series FF preferred stock are entitled to receive, when, as and if declared by our board of directors or any duly authorized committee of our board of directors out of legally available assets, non-cumulative cash dividends on the liquidation preference amount, which is $25,000 per share of Series FF preferred stock. These dividends accrue (i) at a rate per annum equal to 6.85% from, and including, July 23, 2024 to, but excluding, September 15, 2029 (the “first reset date”) and (ii) the five-year treasury rate as of the most recent reset dividend determination date plus 2.767% for each reset period, from, and including, the first reset date, commencing December 15, 2029 (as each term is defined in the certificate of designation for the Series FF preferred stock). Dividends will be payable quarterly in arrears on each March 15, June 15, September 15 and December 15. The right of holders of our Series FF preferred stock to receive dividends is non-cumulative. The Series FF preferred stock was issued on July 23, 2024, and the first dividend payment date was September 15, 2024. The calculation agent for the Series FF preferred stock will be appointed prior to the first reset dividend determination date.

To the extent we declare dividends on the Series FF preferred stock and on any other Parity Stock but cannot make full payment of those declared dividends, we will allocate the dividend payments on a proportional basis among the holders of shares of Series FF preferred stock and the holders of any Parity Stock then outstanding where the terms of such Parity Stock provide similar dividend rights. No interest will be payable in respect of any dividend payment that may be in arrears.

We cannot pay dividends on our securities ranking junior to the Series FF preferred stock or repurchase, redeem or otherwise acquire for consideration shares of our securities ranking junior to the Series FF preferred stock or Parity Stock, subject to certain exceptions, unless full dividends on all outstanding shares of Series FF preferred stock for the dividend period ending on or immediately prior to the dividend payment date or other payment date for such securities or Parity Stock have been declared and paid or declared and a sum sufficient for payment of those dividends has been set aside.

We, at the option of our board of directors or any duly authorized committee of our board of directors, may redeem, subject to the prior approval of the FRB, the Series FF preferred stock, in whole or in part, on any dividend payment date on or after September 15, 2029. In addition, within 90 days of our good faith determination that a Regulatory Capital Treatment Event (as such term is defined in the certificate of designation for the Series FF preferred stock), we, at the option of our board of directors or any duly authorized committee of the board of directors, may, subject to approval of the appropriate federal banking agency, redeem in whole, but not in part, the shares of Series FF preferred stock at the time outstanding prior to September 15, 2029. Any redemption shall be at the redemption price of $25,000 per share plus an amount equal to any dividends that have been declared but not paid to the redemption date without accumulation of any undeclared dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Series FF preferred stock are entitled to receive a liquidating distribution in the amount of $25,000 per share, plus an amount equal to any dividends that have been declared but not yet paid, without accumulation of any undeclared dividends, to the date of liquidation, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our securities ranking junior to the Series FF preferred stock and subject to the rights of the holders of Parity Stock or any of our stock ranking senior to the Series FF preferred stock as to such distribution and the rights of our depositors and other creditors.

Holders of our Series FF preferred stock do not have any voting rights and are not entitled to elect any directors, except as required by law and except for the voting rights provided for below.

Whenever dividends payable on any shares of Series FF preferred stock or any class or series of Voting Parity Stock (as such term is defined in the certificate of designation for the Series FF preferred stock) have not been declared and paid in an aggregate amount equal to, as to any class or series, at least six quarterly dividend periods or their equivalent, whether or not for consecutive dividend periods, the holders of our Series FF preferred stock, voting together as a class with holders of Voting Parity Stock whose voting rights are exercisable, will be entitled to vote for the election of two additional directors of our board of directors at our next annual meeting of stockholders and at each subsequent meeting of stockholders, by a plurality of votes cast; provided that our board of directors shall at no time include more than two such directors and including, for purposes of this limitation, all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to like voting rights. Upon the vesting of such right of such holders, the maximum authorized number of members of our board of directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Series FF preferred stock (together with the holders of shares of any one or more other series of Voting Parity Stock). At elections for such directors, each holder of Series FF preferred stock shall be entitled to 25 votes for each share held (the holders of shares of any other series of Voting Parity Stock being entitled to such number of votes, if any, for each share of such stock as may be granted to them). The right of the holders of the Series FF preferred stock (voting together as a class with the holders of shares of any one or more other series of Voting Parity Stock) to elect such directors shall continue until such time as we have paid in full dividends for the equivalent of at least four quarterly dividend periods or their equivalent, at which time such right with respect to the Series FF preferred stock shall terminate, except as provided by law, and subject to revesting in the event of each and every subsequent nonpayment of dividends. Upon any termination of the right of the holders of all shares of Series FF preferred stock and Voting Parity Stock to vote for directors, the term of office of all such directors then in office elected by only those holders voting as a class shall terminate immediately (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director). Whenever the term of office of the directors elected by such holders voting as a class shall end and the special voting powers vested in such holders shall have expired, the number of directors shall be such number as may be provided for in our by-laws.

In addition to any other vote required by law or our restated certificate of incorporation, as amended, so long as any shares of our Series FF preferred stock are outstanding, the vote or consent of the holders of the outstanding shares of our Series FF preferred stock and outstanding shares of all other series of Voting Parity Stock entitled to vote on the matter, by a vote of at least 66 2/3% in voting power of all such outstanding Series FF preferred stock and such Voting Parity Stock, voting together as a class, given in person or by proxy, either by consent without a meeting or at any meeting called for the purpose, will be necessary to permit, effect or validate any one or more of the following actions, whether or not such approval is required by Delaware law:

●

the issuance of any series of preferred stock or preference stock ranking senior to the Series FF preferred stock with respect to either the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up;

●

any amendment, alteration or repeal of any provision of our restated certificate of incorporation, as amended (including the certificate of designation relating to the Series FF preferred stock) or our by-laws that would adversely affect the rights, preferences, privileges or voting powers of the Series FF preferred stock;

●

any amendment or alteration of our restated certificate of incorporation, as amended, or by-laws to authorize, create or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of our capital stock ranking senior to the Series FF preferred stock with respect to either payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up; or

●

the consummation of a reclassification involving the Series FF preferred stock or a merger or consolidation with another corporation or other entity, except holders of the Series FF preferred stock will have no right to vote under this provision if in each case (i) the shares of Series FF preferred stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares of Series FF preferred stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series FF preferred stock, taken as a whole;

provided, however, that any authorization, creation or increase in the authorized amount of or issuance of our Series FF preferred stock or any class or series of Parity Stock or securities ranking junior to the Series FF preferred stock or any securities convertible into any class or series of Parity Stock (whether dividends payable in respect of such Parity Stock are cumulative or non-cumulative) or securities ranking junior to the Series FF preferred stock will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Series FF preferred stock, and holders of the Series FF preferred stock shall have no right to vote thereon.

If an amendment, alteration, repeal, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series FF preferred stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Each holder of the Series FF preferred stock will have 25 votes per share on any matter on which holders of the Series FF preferred stock are entitled to vote, whether separately or together with any other series of our stock (the holders of any shares of any other series of stock being entitled to such number of votes, if any, for each share of stock as may be granted to them), pursuant to Delaware law or otherwise, including by consent.

Series FF Depositary Shares. Each Series FF depositary share issued by us represents a 1/25th interest in one share of our Series FF preferred stock. The shares of our Series FF preferred stock are deposited with Computershare Trust Company, N.A., as depositary. Pursuant to the deposit agreement, the depositary issued Series FF depositary shares, which are evidenced by depositary receipts.

Computershare Trust Company, N.A. acts as transfer agent and registrar and paying agent with respect to the Series FF depositary shares.

The depositary’s office at which the depositary receipts are administered is located at Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

The Series FF depositary shares were issued in book-entry form through DTC. This means that actual depositary receipts will not be issued, except in limited circumstances. This means that the Series FF depositary shares will be in the form of a single global depositary receipt deposited with a DTC nominee. Each beneficial holder must rely on the procedures of DTC and if the Series FF depositary shares are held through a broker or financial institution nominee, the beneficial holder must rely on the procedures of such broker or financial institution to assert the rights of a depositary receipt holder described in this section.

The depositary will distribute all cash dividends or other cash distributions received on the Series FF preferred stock to the holders of record of Series FF depositary shares in proportion to the numbers of such depositary shares owned by each holder. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the Series FF depositary shares in proportion to the number of Series FF depositary shares held by each holder, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of such property and distribution of the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to the Series FF depositary shares are the same as the corresponding record dates for the Series FF preferred stock.

The amounts distributed to holders of the Series FF depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

If the Series FF preferred stock underlying the Series FF depositary shares is redeemed (i) after September 15, 2029, in whole or in part, or (ii) prior to September 15, 2029, in whole, but not in part, due to the occurrence of a Regulatory Capital Treatment Event, Series FF depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series FF preferred stock held by the depositary. The redemption price per Series FF depositary share will be equal to 1/25th of the applicable redemption price per share payable with respect to such Series FF preferred stock (or $1,000 per Series FF depositary share), plus an amount equal to any declared and unpaid dividends, without accumulation of any undeclared dividends. If less than all the Series FF preferred stock is redeemed after September 15, 2029, the Series FF depositary shares to be redeemed will be selected pro rata, or in any other manner the depositary may determine to be fair and equitable.

When the depositary receives notice of any meeting at which the holders of the Series FF preferred stock are entitled to vote, the depositary will mail, or otherwise transmit by an authorized method, the information contained in the notice and any accompanying proxy material to the record holders of the Series FF depositary shares relating to the Series FF preferred stock. Each record holder of the Series FF depositary shares on the record date, which will be the same date as the record date for the Series FF preferred stock, may instruct the depositary to vote the amount of the Series FF preferred stock represented by the holder’s Series FF depositary shares. To the extent possible, the depositary will vote the amount of the Series FF preferred stock represented by the Series FF depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series FF depositary shares representing the Series FF preferred stock, it will not vote the amount of Series FF preferred stock represented by such Series FF depositary shares.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We have also filed the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million, which we refer to in this section as the “depositary.” We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the numbers of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lottery or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock.

Taxation

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for federal income tax purposes they will have the income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

●	no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement;

●

the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged for such preferred stock; and

●

the holding period for the preferred stock, in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period that the owner held the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding (or, in the case of such amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, two-thirds of the holders). A deposit agreement may be terminated by us or the depositary only if:

●	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

●

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock. A prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that common stock. If applicable, a prospectus supplement will describe the specific terms of the common stock offered in connection with the conversion, exchange or exercise of debt securities, preferred stock, depositary shares or securities warrants and any general terms outlined in this section that will not apply to that common stock.

We have summarized the material terms and provisions of the common stock in this section. We have also filed our restated certificate of incorporation, as amended, and our by-laws, as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our restated certificate of incorporation, as amended, and our by-laws, as amended, for additional information before you buy any securities which may be exercised or exchangeable for or converted into common stock.

General

Shares Outstanding. As of June 30, 2025, our authorized common stock was 9,000,000,000 shares. From these authorized shares, we had issued 5,481,811,474 shares, of which 3,220,368,170 shares were outstanding and 2,261,443,304 shares were held as treasury shares.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol “WFC.” Computershare Trust Company, N.A. serves as the transfer agent and registrar for the common stock.

Dividends. Holders of common stock may receive dividends if, when and as declared by our board of directors out of our funds that we can legally use to pay dividends. We may pay dividends in cash, stock or other property. In certain cases, holders of common stock may not receive dividends until we have satisfied our obligations to any holders of outstanding preferred stock. Other restrictions on our ability to pay dividends are described below under “—Restrictions on Payments of Dividends” and above under “Description of Preferred Stock—Outstanding Preferred Stock.”

Voting Rights. Holders of common stock have the exclusive power to vote on all matters presented to our stockholders unless Delaware law or the certificate of designation for an outstanding series of preferred stock gives the holders of that preferred stock the right to vote on certain matters. Each holder of common stock is entitled to one vote per share. Holders of common stock have no cumulative voting rights for the election of directors. This means a holder of a single share of common stock cannot cast more than one vote for each position to be filled on our board of directors.

Other Rights. If we voluntarily or involuntarily liquidate, dissolve or wind up our business, holders of common stock will receive pro rata, according to shares held by them, any of our remaining assets available for distribution to stockholders after we have provided for payment of all debts and other liabilities, including any liquidation preference for outstanding shares of preferred stock. When we issue securities in the future, holders of common stock have no preemptive rights. This means the holders of common stock have no right, as holders of common stock, to buy any portion of those issued securities. Holders of our common stock have no rights to have their shares of common stock redeemed by us or to convert their shares of common stock into shares of any other class of our capital stock.

Fully Paid. The outstanding shares of common stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and non-assessable.

Restrictions on Payment of Dividends

We are incorporated in Delaware and are governed by the General Corporation Law of the State of Delaware. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law, or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. However, under Delaware law, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of our assets.

As a bank holding company, our ability to pay dividends is affected by the ability of our bank and non-bank subsidiaries to pay dividends to us. Various federal laws limit the amount of dividends our national bank subsidiaries can pay to us without regulatory approval. State-chartered banks are subject to state regulations that limit dividends.

The terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing. In addition, the terms of each of our outstanding series of preferred stock prohibit us from declaring or paying any dividends or distributions on our common stock unless all accrued and unpaid dividends for all completed dividend periods with respect to that preferred stock have been paid.

Anti-takeover Provisions Contained in the Certificate of Incorporation and By-laws

Certain provisions of our restated certificate of incorporation and by-laws, each as amended, could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or attempts that might allow stockholders to receive premiums over the market price of their common stock.

Preferred Stock. Our board of directors can at any time, under our restated certificate of incorporation, as amended, and without stockholder approval, issue one or more new series of preferred stock. In some cases, the issuance of preferred stock without stockholder approval could discourage or make more difficult attempts to take control of our company through a merger, tender offer, proxy contest or otherwise. Preferred stock with special voting rights or other features issued to persons favoring our management could stop a takeover by preventing the person trying to take control of our company from acquiring enough voting shares necessary to take control.

Nomination Procedures. In addition to our board of directors, stockholders can nominate candidates for election to our board of directors. However, a stockholder must follow the advance notice procedures described in Section 3.11 of our by-laws, as amended. In general, a stockholder must deliver a written notice of the nomination to our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting for consideration at an annual meeting or, for consideration at a special meeting, at least 90 days but not more than 120 days prior to the date of such meeting or, if our first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, then during the 10 days following our public announcement. Subject to all of the terms and conditions specified in the by-laws, an eligible stockholder (or a group of up to 20 eligible stockholders) who has continuously owned for three years at least three percent of our outstanding shares may also nominate and include in our proxy materials nominees constituting up to the greater of two directors and 20 percent of the board of directors. A stockholder must deliver written notice of the proxy access nomination to our corporate secretary at least 120 days prior to the first anniversary of the filing date of our definitive proxy statement for the preceding year’s annual meeting and no earlier than 150 days prior to such date.

Proposal Procedures. Stockholders can propose that business other than nominations to our board of directors be considered at an annual meeting of stockholders only if a stockholder follows the advance notice procedures described in our by-laws, as amended. In general, a stockholder must submit a written notice of the proposal and the stockholder’s interest in the proposal to our corporate secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Stockholders seeking to have a stockholder proposal considered for inclusion in our annual proxy statement must comply with the requirements of Rule 14a-8 of the federal proxy rules.

Stockholder Requested Special Meetings. Our by-laws provide procedures pursuant to which record holders of not less than 20 percent of the voting power of issued and outstanding shares of our common stock may request that the board of directors call a special meeting of stockholders. Our by-laws impose certain informational and procedural requirements on stockholders requesting such a meeting (including the provision of the same information required by the advance notice procedures described in Section 3.11 of our by-laws), as well as provisions designed to avoid the calling of a special meeting to conduct the same or similar business that was recently addressed or soon will be addressed at another stockholder meeting or that would be held close in time to our annual meeting.

Amendment of By-laws. Under our by-laws and restated certificate of incorporation, as amended, our board of directors can adopt, amend or repeal the by-laws, subject to limitations under the General Corporation Law of the State of Delaware or in the by-laws, as amended. Under the General Corporation Law of the State of Delaware, our stockholders also have the power to change or repeal our by-laws.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms and provisions of the purchase contracts. The prospectus supplement will describe the specific terms of the purchase contracts offered through that prospectus supplement and any general terms outlined in this section that will not apply to those purchase contracts.

We have summarized the material terms and provisions of the purchase contracts in this section. We have also filed the forms of purchase contracts as exhibits to the registration statement of which this prospectus is a part. You should read the applicable purchase contract for additional information before you buy any purchase contracts.

General

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more debt securities, for the purchase or sale of:

●	our debt securities, preferred stock, depositary shares or common stock;

●	securities of an entity not affiliated with Wells Fargo, a basket of those securities, an index or indices of those securities or any combination of the above;

●	currencies; or

●	commodities.

We refer to the property in the above clauses as “purchase contract property.” In this section, when we refer to a “unit” we mean a unit consisting of purchase contracts and one or more debt securities and not any other combination of securities registered under the registration statement of which this prospectus is a part.

Each purchase contract will obligate the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, the purchase contract property at a specified price or prices, all as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell the purchase contract property and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

Any purchase contracts that we issue will also contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

Purchase Contracts Issued as Part of a Unit

Purchase contracts issued as part of a unit will be governed by the terms and provisions of a unit agreement. See “—Significant Provisions of the Unit Agreement.” The applicable prospectus supplement will specify the following:

●	whether the purchase contract obligates the holder to purchase or sell the purchase contract property;

●

whether a purchase contract issued as part of a unit may be separated from the other securities constituting part of that unit prior to the purchase contract’s settlement date, except that purchase contracts issued in the United States may not be so separated prior to the 91st day after the issuance of a unit;

●	the methods by which the holders may purchase or sell the purchase contract property;

●	any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract; and

●

whether the purchase contracts will be issued in fully registered or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a purchase contract included in a unit will correspond to the form of the unit and of any debt security included in that unit.

Settlement of Purchase Contracts. Where purchase contracts issued together with debt securities as part of a unit require the holders to buy purchase contract property, the unit agent may apply principal payments from the debt securities in satisfaction of the holders’ obligations under the related purchase contract as specified in the applicable prospectus supplement. The unit agent will not so apply the principal payments if the holder has delivered cash to meet its obligations under the purchase contract. To settle the purchase contract and receive the purchase contract property, the holder must present and surrender the unit certificates at the office of the unit agent. If a holder settles its obligations under a purchase contract that is part of a unit in cash rather than by delivering the debt security that is part of the unit, that debt security will remain outstanding if the maturity extends beyond the relevant settlement date and, as more fully described in the applicable prospectus supplement, the holder will receive that debt security or an interest in the relevant global debt security.

Pledge by Purchase Contract Holders to Secure Performance. To secure the obligations of the purchase contract holders contained in the unit agreement and in the purchase contracts, the holders, acting through the unit agent, as their attorney-in-fact, will grant, sell, convey, assign, transfer and pledge the items in the following sentence, which we refer to as the “pledge,” to the collateral agent for our benefit. The pledge is a security interest in and to, and a lien upon and right of set-off against, all of the holders’ right, title and interest in and to:

●	any debt securities that are part of units that include the purchase contracts, or other property as may be specified in the applicable prospectus supplement, which we refer to as the “pledged items”;

●	all additions to and substitutions for the pledged items as may be permissible, if so specified in the applicable prospectus supplement;

●	all income, proceeds and collections received or to be received, or derived or to be derived, at any time from or in connection with the pledged items described in the two clauses above; and

●	all powers and rights owned or thereafter acquired under or with respect to the pledged items.

The pledge constitutes collateral security for the performance when due by each holder of its obligations under the unit agreement and the applicable purchase contract. The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the unit agreement. We will use the payments received from the pledged items to satisfy the obligations of the holder of the unit under the related purchase contract.

Property Held in Trust by Unit Agent. If a holder fails to settle in cash its obligations under a purchase contract that is part of a unit and fails to present and surrender its unit certificate to the unit agent when required, that holder will not receive the purchase contract property. Instead, the unit agent will hold that holder’s purchase contract property, together with any distributions, as the registered owner in trust for the benefit of the holder until the holder presents and surrenders the certificate or provides satisfactory evidence that the certificate has been destroyed, lost or stolen. We or the unit agent may require an indemnity from the holder for liabilities related to any destroyed, lost or stolen certificate. If the holder does not present the unit certificate, or provide the necessary evidence of destruction or loss and indemnity, on or before the second anniversary of the settlement date of the related purchase contract, the unit agent will pay to us the amounts it received in trust for that holder. Thereafter, the holder may recover those amounts only from us and not the unit agent. The unit agent will have no obligation to invest or to pay interest on any amounts it holds in trust pending distribution.

General Terms of Units

We will issue the units under one or more unit agreements, each referred to as a “unit agreement,” to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

We have summarized the material terms and provisions of the unit agreement below. We have also filed the form of unit agreement as an exhibit to the registration statement of which this prospectus is a part. You should read the unit agreement for additional information before you buy any units.

The applicable prospectus supplement relating to units consisting of one or more debt securities and purchase contracts will describe:

●

the designation and the terms of the units and of the combination of debt securities and purchase contracts constituting the units, including whether and under what circumstances the debt securities or purchase contracts may be traded separately;

●	any additional terms of the unit agreement;

●	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities or purchase contracts constituting the units; and

●	any special United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” and “—Description of Purchase Contracts” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security or purchase contract included in each unit unless otherwise specified in the applicable prospectus supplement.

Any units that we issue will also contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

Significant Provisions of the Unit Agreement

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit:

●	consents to and agrees to be bound by the terms of the unit agreement;

●	appoints the unit agent as its authorized agent to execute, deliver and perform any purchase contract included in the unit in which that owner has an interest; and

●	irrevocably agrees to be a party to and be bound by the terms of any purchase contract included in the unit in which that owner has an interest.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any purchase contract included in the unit and under any other security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations and those of the owners under any purchase contracts constituting a part of the units may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and:

●

in the case of an event of default under the debt securities or the applicable indenture, unless the procedures, including notice to us and the trustee, described in such indenture have been complied with; and

●	in the case of a failure by us to observe or perform any of our obligations under the unit agreement relating to any purchase contracts included in the unit, unless:

●

owners of not less than 25% of the affected purchase contracts have (a) requested the unit agent to institute that action or proceeding in its own name as unit agent under the unit agreement and (b) offered the unit agent reasonable indemnity;

●	the unit agent has failed to institute that action or proceeding within 60 days of that request by the owners referred to above; and

●	the owners of a majority of the outstanding affected units have not given directions to the unit agent inconsistent with those of the owners referred to above.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding. Notwithstanding the above, the owner of any unit or purchase contract will have the unconditional right to purchase or sell, as the case may be, purchase contract property under the purchase contract and to institute suit for the enforcement of that right.

Absence of Protections against All Potential Actions of Wells Fargo. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control of Wells Fargo or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement and the terms of the purchase contracts and the purchase contract certificates without the consent of the holders to:

●	cure any ambiguity;

●	correct or supplement any defective or inconsistent provision;

●	add to our covenants or the covenants of the unit agent;

●	change or eliminate any provisions of the unit agreement so long as no units are outstanding or the change does not affect any unit outstanding; or

●	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected or the terms of any purchase contracts included in any of those series of units and the terms of the unit agreement relating to the purchase contracts of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

●	impair the right to institute suit for the enforcement of any purchase contract;

●	materially adversely affect the holders’ rights under any purchase contract;

●

reduce the percentage of purchase contracts constituting part of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement relating to those purchase contracts or for the waiver of any defaults under the unit agreement relating to those purchase contracts;

●	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the first three clauses above); or

●

reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the first three clauses above).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Merger, Consolidation, Sale, Lease or Conveyance. The unit agreement provides that we will not merge or consolidate with any other person and will not sell, lease or convey all or substantially all of our assets to any person unless:

●	we will be the continuing corporation; or

●	the successor corporation or person that acquires all or substantially all of our assets:

●	will be a corporation organized under the laws of the United States, a state of the United States or the District of Columbia; and

●	will expressly assume all of our obligations under the unit agreement; and

●

immediately after the merger, consolidation, sale, lease or conveyance, we, that person or that successor corporation will not be in default in the performance of the covenants and conditions of the unit agreement applicable to us.

Replacement of Unit Certificates or Purchase Contract Certificates. We will replace any mutilated certificate evidencing a definitive unit or purchase contract at the expense of the holder upon surrender of that certificate to the unit agent. We will replace certificates that have been destroyed, lost or stolen at the expense of the holder upon delivery to us and the unit agent of evidence satisfactory to us and the unit agent of the destruction, loss or theft of the certificates. In the case of a destroyed, lost or stolen certificate, an indemnity satisfactory to the unit agent and to us may be required at the expense of the holder of the units or purchase contracts evidenced by that certificate before a replacement will be issued.

The unit agreement provides that, notwithstanding the foregoing, no replacement certificate need be delivered:

●

during the period beginning 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by us with respect to the unit or any security constituting the unit evidenced by the mutilated, destroyed, lost or stolen certificate and ending on the day of the giving of that notice;

●	if the mutilated, destroyed, lost or stolen certificate evidences any security selected or called for redemption or other exercise of a right held by us; or

●

at any time on or after the date of settlement or redemption for any purchase contract included in the unit evidenced by the mutilated, destroyed, lost or stolen certificate, except with respect to any units that remain or will remain outstanding following the date of settlement or redemption.

Unit Agreement Not Qualified under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units and purchase contracts will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

Title. We, the unit agent, the applicable trustee and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

New York Law to Govern. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Securities warrants may be issued alone or together with debt securities, preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate securities warrant agreement between us and a bank or trust company, as securities warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. We have also filed the forms of securities warrant agreements and the certificates representing the securities warrants as exhibits to the registration statement of which this prospectus is a part. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

Any warrants that we issue will also contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

General

If we offer securities warrants, the applicable prospectus supplement will describe their terms. If securities warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following if applicable:

●	the offering price;

●	the currencies in which the securities warrants are being offered;

●	the designation, aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the securities warrants;

●

the designation and terms of any series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants offered with each debt security, share of preferred stock or depositary share;

●	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

●

the principal amount of the series of debt securities that can be purchased if a holder exercises the securities warrant and the price at which and currencies in which the principal amount may be purchased upon exercise;

●	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

●	whether the securities warrants will be in registered or bearer form;

●	United States federal income tax consequences; and

●	any other terms of the securities warrants.

Unless we state otherwise in the applicable prospectus supplement, the securities warrants for the purchase of debt securities will be in registered form only.

If securities warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

●	the offering price;

●

the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

●

the designation and terms of the series of debt securities, preferred stock or depositary shares with which the securities warrants are being offered and the number of securities warrants being offered with each debt security, share of preferred stock or depositary share;

●	the date on and after which the holder of the securities warrants can transfer them separately from the related series of debt securities, preferred stock or depositary shares;

●

the number of shares of preferred stock, depositary shares or shares of common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock, depositary shares or common stock may be purchased upon each exercise;

●	the date on which the right to exercise the securities warrants begins and the date on which the right expires;

●	any special United States federal income tax consequences; and

●	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock, depositary shares or common stock will be in registered form only.

A holder of securities warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase debt securities are exercised, the holder of such securities warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any securities warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such securities warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the principal amount of debt securities or number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

●	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and

●

delivering the securities warrant certificate representing the securities warrants to the securities warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

●	if we issue capital stock as a dividend or distribution on the common stock;

●	if we subdivide, reclassify or combine the common stock;

●

if we issue rights or warrants to all holders of common stock entitling them, for a period expiring 45 days after the date fixed for determining the stockholders entitled to receive such rights or warrants, to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants; or

●

if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

●	a reclassification or change of the common stock;

●	a consolidation or merger involving our company; or

●	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applies (a “plan”) should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and non-U.S. plans, as described in Section 4(b)(4) of ERISA (collectively, “non-ERISA arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“similar laws”).

Because of our business, we and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

●	PTCE 96-23, for specified transactions determined by in-house asset managers;

●	PTCE 95-60, for specified transactions involving insurance company general accounts;

●	PTCE 91-38, for specified transactions involving bank collective investment funds;

●	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

●	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction the plan receives no less and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

●	no portion of the assets used by such purchaser or holder to acquire or hold the securities constitutes assets of any plan or non-ERISA arrangement; or

●

the acquisition, holding and subsequent disposition of the securities by such purchaser or holder will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA, the Code, and any applicable similar law, of the acquisition and holding of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or provisions of any similar law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement. Neither this discussion nor anything else in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a plan or non-ERISA arrangement, or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisers as to whether an investment in the securities is suitable and consistent with ERISA, the Code and any similar law, as applicable.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations relevant to the purchase, beneficial ownership and disposition of the debt securities, common stock and preferred stock offered by this prospectus. The material U.S. federal income tax consequences relevant to the purchase, beneficial ownership and disposition of warrants, purchase contracts and units offered by this prospectus will be provided in the applicable prospectus supplement. This summary is based on the Code, current or proposed Treasury regulations promulgated thereunder (“Treasury regulations”), administrative and official pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax considerations described below. We will not seek a ruling from the IRS with respect to the matters discussed in this section and we cannot assure you that the IRS will not challenge one or more of the tax considerations described below.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances and, other than income taxation, it does not discuss any aspect of U.S. federal tax law or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition, including redemption, of the debt securities, common stock and preferred stock. This summary addresses only debt securities purchased at initial issuance and debt securities, shares of common and shares of preferred stock held as capital assets within the meaning of the Code (generally, property held for investment) and does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

●	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

●	any government (or instrumentality or agency thereof);

●	banks, thrifts, or other financial institutions;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	common trust funds;

●	tax-exempt organizations;

●	retirement plans;

●

persons holding our debt securities or shares, as applicable, as part of a “straddle,” “hedge,” “synthetic security,” “constructive sale transaction” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

●	partnerships or other pass-through entities, including subchapter S corporations;

●	persons subject to the alternative minimum tax;

●	corporations liable for tax on their “adjusted financial statement income;”

●	certain former citizens or residents of the United States;

●	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes;

●	accrual-method taxpayers subject to section 451(b) of the Code; or

●	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

In addition, with respect to a particular offering of debt securities or shares of common or preferred stock, the discussion below must be read with the discussion of material U.S. federal income tax consequences that may appear in the applicable prospectus supplement for that offering. When we use the term “holder” in this section, we are referring to a beneficial holder of the debt securities, common stock or preferred stock.

As used herein, a “U.S. Holder” is a beneficial owner of debt securities or shares of common or preferred stock, as the case may be, that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. An individual who is neither a U.S. citizen nor a U.S. permanent resident may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

A “Non-U.S. Holder” is any beneficial owner of a debt security or shares of common or preferred stock, as the case may be, that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds debt securities or shares of common or preferred stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding debt securities or shares of common or preferred stock, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities or shares of common or preferred stock by the partnership.

THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK AND PREFERRED STOCK IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBT SECURITIES, COMMON STOCK OR PREFERRED STOCK BASED ON THEIR PARTICULAR CIRCUMSTANCES.

U.S. Federal Income Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax considerations that will apply to U.S. Holders.

Debt Securities

Payments of Interest. Except as set forth below, interest on debt securities generally will be taxable to a U.S. Holder as ordinary interest income from domestic sources at the time that such interest is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. Special tax accounting rules apply to debt securities issued with “original issue discount” (“OID”) for U.S. federal income tax purposes (“OID debt securities”). In general, debt securities will be treated as issued with OID if the “issue price” of the debt securities is less than their “stated redemption price at maturity” unless the amount of such difference is de minimis (less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity). Regardless of the regular method of accounting used by a U.S. Holder for U.S. federal income tax purposes, OID generally must be accrued into gross income on a constant yield basis, in advance of the receipt of some or all of the cash attributable to such OID.

The “issue price” of debt securities will be the initial offering price to the public at which a substantial amount of the debt securities is sold for cash (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The “stated redemption price at maturity” of debt securities is the sum of all payments to be made on the debt securities other than “qualified stated interest” payments. A “qualified stated interest” payment is stated interest that is unconditionally payable at least annually at a single fixed rate (appropriately taking into account the length of the interval between payments).

For OID debt securities having a term of more than one year, the amount of OID includible in gross income by a U.S. Holder of the OID debt securities is the sum of the “daily portions” of OID with respect to the OID debt securities for each day during the taxable year in which such U.S. Holder held the OID debt securities. The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to such accrual period.

The amount of OID allocable to any accrual period is generally equal to the excess (if any) of (i) the product of the “adjusted issue price” of the OID debt securities at the beginning of such accrual period and the yield to maturity of the OID debt securities, as determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over (ii) the sum of any qualified stated interest payments allocable to the accrual period. For this purpose, accrual periods may be of any length and may vary in length over the term of the OID debt securities provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs at the beginning or the end of an accrual period.

The adjusted issue price of OID debt securities at the start of any accrual period is generally equal to the issue price, increased by the accrued OID for each prior accrual period, and reduced by certain prior payments with respect to the OID debt securities that were not qualified stated interest payments.

Under the constant yield method for accruing OID, a U.S. Holder generally will have to include in gross income increasingly greater amounts of OID in successive accrual periods.

Debt securities may contain provisions allowing the debt securities to be redeemed prior to their stated maturity date at our option or at the option of holders. For purposes of determining yield and maturity, debt securities that may be redeemed prior to their stated maturity date at the option of the issuer generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a lower yield to maturity. Conversely, debt securities that may be redeemed prior to their stated maturity date at the option of the holder generally will be treated from the time of issuance as having a maturity date for U.S. federal income tax purposes on such redemption date if such redemption would result in a higher yield to maturity. If the exercise of such an option does not occur, contrary to the assumptions made as of the issue date, then solely for purposes of the accrual of OID, the debt securities will be treated as reissued on the date of the change in circumstances for an amount equal to their adjusted issue price.

We are required to report to the IRS the amount of OID accrued in respect of OID debt securities held by persons other than exempt holders.

Short-Term Debt Securities. In the case of debt securities that have a fixed maturity of one year or less (“short-term debt securities”), all payments, including all payments of stated interest, will be included in the stated redemption price at maturity. The short-term debt securities will be treated for U.S. federal income tax purposes as having been issued with OID in the amount of the difference between their issue price and stated redemption price at maturity. In general, U.S. Holders that use the accrual method of accounting for U.S. federal income tax purposes and certain other U.S. Holders are required to accrue OID in respect of short-term debt securities into gross income either on a ratable basis or, if a U.S. Holder so elects, on a constant yield basis using daily compounding. U.S. Holders that are individuals and certain other U.S. Holders that use the cash method of accounting for U.S. federal income tax purposes are not required to accrue OID on short-term debt securities in advance of the receipt of payment unless they elect to do so. If such a U.S. Holder does not elect to accrue OID on short-term debt securities into gross income, then gain subsequently recognized upon the sale, retirement or other disposition of the short-term debt securities generally will be treated as ordinary interest income to the extent of the OID that has accrued through the date of such disposition. Furthermore, a non-electing U.S. Holder of short-term debt securities may be required to defer deductions for a portion of the U.S. Holder’s interest expense with respect to any indebtedness incurred or maintained to purchase or carry the short-term debt securities.

Variable Rate Debt Securities. Treasury regulations prescribe special rules for “variable rate debt instruments” that provide for the payment of interest based on certain floating or objective rates. In general, debt securities will qualify as variable rate debt instruments (“variable rate debt securities”) if (i) the issue price of the debt securities does not exceed the total non-contingent principal payments due in respect of the debt securities by more than an amount equal to the lesser of (A) 0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date or (B) 15% of the total non-contingent principal payments, and (ii) the debt securities provide for stated interest, paid or compounded at least annually, at “current values” of (A) one or more “qualified floating rates,” (B) a single fixed rate and one or more qualified floating rates, (C) a single “objective rate,” or (D) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A current value of a rate is the value of the rate on any date that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt securities are denominated. Although a multiple of a qualified floating rate generally will not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 can constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt securities (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum stated interest rate (i.e., a cap), a minimum stated interest rate (i.e., a floor) or a restriction on the amount of increase or decrease in the stated interest (i.e., a governor) may, under certain circumstances, fail to be treated as a qualified floating rate unless such restrictions are fixed throughout the term of the variable rate debt securities or are reasonably expected to not have a significant effect on the yield of the variable rate debt securities.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). An objective rate is a “qualified inverse floating rate” if the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If debt securities provide for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If variable rate debt securities provide for stated interest at either a single qualified floating rate or a single objective rate throughout their term, and such interest is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on such variable rate debt securities will constitute qualified stated interest that is included in gross income by U.S. Holders as received or accrued in accordance with their regular methods of accounting for U.S. federal income tax purposes. Thus, such variable rate debt securities generally will not be treated as having been issued with OID unless the variable rate securities are sold at a discount from their stated principal amount, subject to a de minimis exception. In general, the amount of qualified stated interest and OID, if any, that accrues during an accrual period on such variable rate debt securities is determined under the rules described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest that was accrued under the foregoing approach.

For other variable rate debt securities, the timing and amount of OID and qualified stated interest will be determined by converting the variable rate debt securities into “equivalent fixed rate debt instruments.” The conversion of the variable rate debt securities into equivalent fixed rate debt instruments generally involves substituting for any qualified floating rate or qualified inverse floating rate a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the issue date, or substituting for any objective rate (other than a qualified inverse floating rate) a fixed rate that reflects the yield that is reasonably expected for the variable rate debt securities. In the case of variable rate debt securities that provide for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the variable rate debt securities provide for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the variable rate debt securities as of their issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse rate, the variable rate debt securities are then converted into equivalent fixed rate debt instruments in the manner described above.

Once the variable rate debt securities are converted into equivalent fixed rate debt instruments pursuant to the foregoing rules, the timing and amount of OID and qualified stated interest, if any, are determined for the equivalent fixed rate debt instruments by applying the general OID rules to the equivalent fixed rate debt instruments. A U.S. Holder of such variable rate debt securities will account for OID and qualified stated interest as if the U.S. Holder held the equivalent fixed rate debt instruments. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the equivalent fixed rate debt instruments in the event that such amounts differ from the actual amount of interest accrued or paid on the variable rate debt securities during the accrual period.

A modification, under applicable Treasury Regulations, means any alteration, including any deletion or addition, in whole or in part, of a legal right or obligation of the issuer or a holder of a debt instrument, whether the alteration is evidenced by an express agreement (oral or written), conduct of the parties, or otherwise. The designation of a Benchmark Replacement or Non-USD Benchmark Replacement, as applicable, could result in a “significant modification” of variable rate debt securities. Under applicable Treasury regulations, the modification of a debt instrument is a “significant” modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively (other than certain enumerated types of modifications), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.”

A significant modification would generally result in the variable rate debt securities being treated as terminated and reissued for U.S. federal income tax purposes. Such a deemed exchange could at the time be considered a recapitalization for U.S. federal income tax purposes, in which case a holder generally would not recognize any gain or loss (except to the extent that new debt securities are deemed issued in exchange for accrued and unpaid interest). If such a deemed exchange was not considered a recapitalization for U.S. federal income tax purposes, a holder might be required to recognize gain or loss with respect to the variable rate debt securities and income in respect of accrued and unpaid interest, and the holding period in the hands of the holder for the variable rate debt securities could be affected. Any amount attributable to accrued and unpaid interest would be taxed as ordinary interest income to the extent not previously included in income by the holder. Depending on the facts at the time of a Benchmark Replacement or Non-USD Benchmark Replacement, as applicable, resulting in the significant modification, the reissued variable rate debt securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income with respect to the variable rate debt securities.

You should consult your tax adviser regarding the tax consequences of the designation of a Benchmark Replacement or Non-USD Benchmark Replacement, as applicable.

Contingent Payment Debt Securities. If debt securities provide for variable rates of interest or other contingent payments but fail to qualify as variable rate debt securities under the rules described above, then the debt securities may become subject to the Treasury regulations governing “contingent payment debt instruments” (“contingent payment debt securities”). Under these Treasury regulations, a U.S. Holder of contingent payment debt securities generally would be required to accrue interest income each taxable year based upon a “comparable yield” for a hypothetical fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the contingent payment debt securities, but in any event not less than the applicable Federal rate (based on the overall maturity of the debt securities). We would be required to determine the comparable yield and prepare, solely for U.S. federal income tax purposes, a projected payment schedule that includes all non-contingent payments and estimates of the amount and timing of all contingent payments on the debt securities.

If the actual contingent payments made on the contingent payment debt securities in a taxable year differ from the projected contingent payments set forth on the projected payment schedule, adjustments will be made for such differences. A net positive adjustment for the amount by which actual contingent payments during the taxable year exceed the projected contingent payments for such taxable year will be treated as additional interest income. A net negative adjustment for the amount by which actual contingent payments during the taxable year are less than the projected contingent payments for such taxable year (i) first, will reduce the amount of interest required to be accrued in the current taxable year, (ii) second, any negative adjustments that exceed the amount of interest accrued in the current year will be treated as ordinary loss to the extent that the total interest inclusions previously accrued in respect of the contingent payment debt securities exceed the total amount of net negative adjustments treated as ordinary loss in prior taxable years, and (iii) third, any excess adjustments will be treated as a regular negative adjustment in the succeeding taxable year.

Upon the sale, retirement or other disposition of contingent payment debt securities, any gain recognized by a U.S. Holder would be treated as ordinary income. Any loss arising in such a disposition would be treated as an ordinary loss to the extent that the holder’s total interest inclusions exceed the total amount of net negative adjustments treated as ordinary loss. The balance of such loss generally would constitute a capital loss.

The U.S. federal income tax treatment of any debt securities that will be treated as contingent payment debt securities subject to these Treasury regulations will be more fully described in the applicable prospectus supplement. The rules regarding contingent payment debt securities are complex. U.S. Holders should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Market Discount. If a U.S. Holder purchases debt securities (other than debt securities purchased at original issue at or above the issue price and other than short-term debt securities) for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their revised issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder generally will be required to treat any payments received in respect of the debt securities, other than payments of qualified stated interest, and any gain derived from the sale, retirement or other disposition of the debt securities, as ordinary income to the extent of the market discount that has accrued on the debt securities (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis) but has not previously been included in gross income by the U.S. Holder. In addition, a U.S. Holder may be required to defer until the maturity of the debt securities, or their earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred to purchase or carry such debt securities.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described above regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Acquisition Premium. If a U.S. Holder acquires OID debt securities for an amount greater than their adjusted issue price but less than the sum of all amounts (other than qualified stated interest) payable with respect to the OID debt securities after the date of acquisition, the excess is an “acquisition premium.” For OID debt securities acquired with acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the OID debt securities for any taxable year will be reduced by the portion of acquisition premium properly allocable to such taxable year. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost of the OID debt security over the adjusted issue price of the OID debt security and the denominator of which is the excess of the OID debt security’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If a U.S. Holder purchases debt securities for an amount in excess of the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the debt securities at a “premium” for U.S. federal income tax purposes. In such case, the U.S. Holder generally may elect to amortize the premium over the remaining term of the debt securities, on a constant yield method, as an offset to interest includible in gross income with respect to the debt securities, and the U.S. Holder would not be required to include OID, if any, in gross income in respect of the debt securities. In the case of debt securities that provide for alternative payment schedules, the amount of premium generally is determined by assuming that a holder will exercise or not exercise options in a manner that maximizes the holder’s yield, and that the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield. Any election to amortize premium would apply to all debt securities (other than debt securities the interest on which is excludable from gross income) held or subsequently acquired by a U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. Holder that elects to amortize bond premium will be required to reduce its tax basis in the debt securities by the amount of the premium amortized during its holding period. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in its tax basis in the debt securities. As such, if no election is made and the U.S. Holder holds the debt security to maturity, the premium generally will be treated as capital loss when the debt security matures. Prospective investors should consult their own tax advisors before making this election.

Election to Treat All Interest as OID. U.S. Holders may elect to treat all interest in respect of debt securities as OID and to calculate the amount includible in gross income for any taxable year under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount (the difference between an instrument’s stated redemption price at maturity and a holder’s basis), OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. If a U.S. Holder makes this election for debt securities with amortizable bond premium, the election is treated as an election under the amortizable bond premium rules described above and the electing U.S. Holder will be required to amortize bond premium for all other debt instruments with amortizable bond premium held or subsequently acquired by the U.S. Holder. Similar to an election to amortize premium, the election to treat all interest as OID must be made for the taxable year in which the U.S. Holder acquires the debt securities, and the election may not be revoked without the consent of the IRS. Prospective investors should consult their own tax advisors before making this election.

Sale, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, retirement or other taxable disposition of debt securities, a U.S. Holder generally will recognize U.S. source gain or loss equal to the difference between the amount realized upon the sale, retirement or other taxable disposition (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis of the debt securities. In general, the U.S. Holder’s adjusted tax basis of the debt securities will equal the U.S. Holder’s cost for the debt securities, increased by all accrued OID or market discount previously included in gross income and reduced by any amortized premium and certain cash payments previously received in respect of the debt securities other than qualified stated interest payments. Except as described above with respect to certain short-term debt securities, contingent payment debt securities and debt securities acquired at a market discount, and except with respect to gain or loss attributable to changes in exchange rates (as discussed below), such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition the debt securities have been held for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Foreign Currency Debt Securities. In the case of debt securities denominated in a foreign currency (“foreign currency debt securities”), U.S. Holders will need to calculate and convert income into U.S. dollar values, and may be required to account for gain or loss in respect of exchange rate fluctuations, in accordance with special rules. In general, if an interest payment is made in a foreign currency to a cash-method U.S. Holder, the U.S. Holder will be required to include in gross income the U.S. dollar value of the interest payment, determined by translating the interest payment at the “spot rate” in effect for the foreign currency on the date that payment is received, regardless of whether the payment in fact is converted into U.S. dollars at that time. The

U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency received. The U.S. Holder will not recognize any exchange gain or loss with respect to the receipt of the interest payment.

An accrual-method U.S. Holder will be required to include in gross income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating interest at the average rate of exchange for the period or periods during which interest accrued. Upon receipt of an interest payment on the foreign currency debt securities (or the receipt of payment of sale or other disposition proceeds attributable to unpaid interest that was previously accrued into gross income), such a U.S. Holder will recognize exchange gain or loss in an amount equal to the difference between the U.S. dollar value of the payment, determined by translating the foreign currency received at the spot rate in effect of such foreign currency on the date received, and the U.S. dollar value of the interest income that the U.S. Holder has previously included in gross income with respect to the payment. Any exchange gain or loss generally will be treated as ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in the Treasury regulations or administrative pronouncements of the IRS.

For purposes of translating interest accruals under the foregoing rules, the average rate of exchange for an interest accrual period generally is the simple average of the exchange rates in effect for each business day of the application period (or another average that is reasonably derived and consistently applied by the U.S. Holder). A U.S. Holder may elect, however, to translate interest accruals at the spot rate in effect on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. Holder’s taxable year), or on the date that the interest payment is received if that date is within five business days of the end of the accrual period. The election would apply to all foreign currency debt securities held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS.

The amount of OID on foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a U.S. Holder using the accrual method of accounting for U.S. federal income tax purposes, as described above (regardless of such holder’s regular method of tax accounting). Likewise, a U.S. Holder will recognize foreign currency exchange gain or loss when payments attributable to the OID are made (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of the payment (determined by translating any foreign currency received at the spot rate for the foreign currency on the date of payment). For this purpose, all receipts on foreign currency debt securities will be viewed (i) first, as the receipt of any periodic interest payments provided under the terms of the foreign currency debt securities, (ii) second, as the receipt of previously accrued OID (to the extent of such OID), with payments considered made beginning with the earliest accrual periods, and (iii) thereafter, as the receipt of principal.

If a U.S. Holder purchases foreign currency debt securities with previously-owned foreign currency, the initial tax basis of the foreign currency debt securities will be the U.S. dollar value of the foreign currency paid, determined at the time of purchase. In the case of foreign currency debt securities that are traded on an established securities market, a cash-method U.S. Holder (or an accrual-method U.S. Holder that so elects) will determine the U.S. dollar value of the cost of the foreign currency debt securities by translating the amount paid at the spot rate in effect on the settlement date of the purchase. A U.S. Holder who purchases foreign currency debt securities with previously owned foreign currency will recognize exchange gain or loss at the time of purchase attributable to the difference at the time of purchase, if any, between the U.S. Holder’s adjusted tax basis in the foreign currency and the fair market value of the foreign currency debt securities, in U.S. dollars, on the date of purchase. The exchange gain or loss will be ordinary income or loss.

When determining the amount of any gain or loss recognized by a U.S. Holder on the sale, retirement or other taxable disposition of foreign currency debt securities, the amount realized will be the U.S.

dollar value of the amount realized in the foreign currency (other than amounts attributable to accrued but unpaid interest, which generally will be treated as a payment of interest), determined at the time of the sale, retirement or other taxable disposition and in accordance with the U.S. Holder’s applicable method of accounting for U.S. federal income tax purposes. In the case of foreign currency debt securities that are denominated in a foreign currency and traded on an established securities market, a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects) will determine the U.S. dollar value of the amount realized by translating at the spot rate in effect on the settlement date of the sale. A U.S. Holder will recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and disposition of foreign currency debt securities. Such gain or loss generally will be treated as ordinary income or loss from U.S. sources. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the sale, retirement or other taxable disposition of the foreign currency debt securities.

A U.S. Holder’s tax basis in foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value of the interest payment at the spot rate in effect on the date that the foreign currency is received. The tax basis in foreign currency received on the sale, retirement or other taxable disposition of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or other taxable disposition in the manner described above. Any gain or loss recognized by a U.S. Holder on a taxable disposition of the foreign currency will be ordinary income or loss, but will not be treated as interest income or expense, except to the extent provided in the Treasury regulations or administrative pronouncements of the IRS.

Special rules apply to foreign currency debt securities that are denominated in one of certain hyperinflationary currencies, denominated in multiple currencies, and contingent payment debt securities denominated in a foreign currency. Prospective investors should carefully examine the applicable prospectus supplement for any such debt securities and should consult their own tax advisors regarding the U.S. federal income tax consequences of the ownership and disposition of such debt securities before deciding to purchase such debt securities.

Reportable Transactions. Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their U.S. federal tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction are required to file returns and maintain records, including lists identifying investors in the transactions, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the debt securities. Whether an investment in the debt securities constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The Treasury regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Treasury regulations specifically provide that a loss resulting from a “Section 988 transaction” (which includes a transaction payable in a foreign currency) will constitute a Section 165 loss, and certain exceptions will not be available if the loss from sale or exchange is treated as ordinary under Section 988 of the Code. Therefore, losses realized with respect to foreign currency debt securities may constitute a Section 988 transaction, and a holder of such debt securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. U.S. Holders should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in foreign currency debt securities and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to an offering of such debt securities, they would be required to comply with these requirements.

Common Stock and Preferred Stock

Distributions. A distribution paid to a U.S. Holder by us in respect of common or preferred stock will constitute a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The gross amount of any such dividend to a U.S. Holder will be included in the gross income of the U.S. Holder, as ordinary dividend income from U.S. sources. In general, distributions in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that such distributions to the U.S. Holder do not exceed the U.S. Holder’s adjusted tax basis in the shares of common or preferred stock with respect to which the distribution is paid, but rather will reduce the U.S. Holder’s adjusted tax basis in such common or preferred stock (but not below zero). To the extent that distributions exceed our current and accumulated earnings and profits as well as the U.S. Holder’s adjusted tax basis in the common or preferred stock, such distributions generally will be taxable as capital gain realized in respect of the common or preferred stock.

Under current U.S. federal income tax law, dividends paid to certain non-corporate U.S. Holders, including individuals, generally will constitute qualified dividend income eligible for preferential rates of U.S. federal income tax, provided certain conditions and requirements are satisfied, such as minimum holding period requirements. U.S. Holders that are corporations may be eligible for a partial dividends-received deduction with respect to dividend distributions that are paid in respect of common or preferred stock, subject to certain conditions and requirements, such as minimum holding period requirements. There can be no assurance that we will have sufficient current or accumulated earnings and profits for distributions in respect of common or preferred stock to qualify as dividends for U.S. federal income tax purposes.

U.S. Holders should be aware that dividends exceeding certain thresholds in relation to such U.S. Holders’ tax basis in the common or preferred stock could be characterized as “extraordinary dividends” (as defined in Section 1059 of the Code). Generally, a corporate U.S. Holder that receives an extraordinary dividend is required to reduce its tax basis in the common or preferred stock by the portion of such dividend that is not taxed because of the dividends received deduction, and is required to recognize taxable gain to the extent such portion of the dividend exceeds the U.S. Holder’s tax basis in the common or preferred stock. U.S. Holders who are individuals and who receive an “extraordinary dividend” would be required to treat any losses on the sale of the common or preferred stock as long-term capital losses to the extent that the dividends received by them qualified for the reduced tax rate on qualified dividend income, as described above.

In determining whether a dividend paid on common or preferred stock is an extraordinary dividend, a corporate U.S. Holder may elect to substitute the fair market value of the common or preferred stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Prospective investors in common or preferred stock should consult their own tax advisors with respect to the potential application of the “extraordinary dividend” rules to an investment in the common or preferred stock.

Sale or Other Taxable Dispositions of Common or Preferred Stock. In general, a U.S. Holder will recognize capital gain or loss upon the sale or other taxable disposition of common or preferred stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition and such U.S. Holder’s adjusted tax basis in the common or preferred stock at the time of the disposition. A U.S. Holder’s tax basis in the common or preferred stock generally will be equal to the cost of the common or preferred stock to such U.S. Holder, which may be adjusted for certain subsequent events (for example, if the U.S. Holder receives a nondividend distribution). Any such capital gain will be long-term capital gain if the common or preferred stock has been held by the U.S. Holder for more than one year. Under current U.S. federal income tax law, certain non-corporate U.S. Holders (including individuals) are eligible for preferential rates of U.S. federal income tax on long-term capital gains. The ability to utilize capital losses is subject to limitations under the Code.

Redemptions of Common Stock or Preferred Stock. A redemption of shares of common or preferred stock generally will be treated under Section 302 of the Code as a distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and, therefore, treated as a sale or exchange of the common or preferred stock that is redeemed. If a redemption of shares of common or preferred stock is treated as a sale or exchange, the redemption will be taxable as described under “—Sale or Other Taxable Dispositions of Common or Preferred Stock” above, except that an amount received in respect of declared but unpaid dividends generally will be taxable as a dividend if we have sufficient current or accumulated earnings and profits, as described above under “—Distributions.” A redemption will be treated as a sale or exchange if it:

●	results in a complete termination of a U.S. Holder’s interest in us,

●	is “substantially disproportionate” with respect to a U.S. Holder, or

●	is not “essentially equivalent to a dividend” with respect to a U.S. Holder, all within the meaning of Section 302(b) of the Code and applicable Treasury regulations.

In determining whether any of these tests has been met, shares of common or preferred stock deemed owned by a U.S. Holder by reason of certain constructive ownership rules under the Code, as well as shares actually owned by such U.S. Holder, must be taken into consideration. A redemption of shares of common and preferred stock held by a U.S. Holder generally will qualify for sale or exchange treatment if the U.S. Holder does not own (actually or constructively) any shares of any classes of our common or preferred stock following the redemption; or if the U.S. Holder owns (actually or constructively) only an insubstantial percentage of our common or preferred stock, such the redemption has the effect of decreasing such ownership percentage; and the U.S. Holder does not participate in our control or management. However, the determination as to whether any of the tests under Section 302(b) of the Code will be satisfied with respect to any particular U.S. Holder depends upon the facts and circumstances at the time of the redemption.

If a redemption of shares of common or preferred stock is treated as a distribution, the entire amount received will be taxable as described under the caption “—Distributions” above. U.S. Holders should consult their tax advisors regarding the effect of such transaction on the tax basis of any remaining shares of common or preferred stock held by such holders immediately after the redemption.

Prospective investors should consult their own tax advisors for purposes of determining the tax consequences resulting from redemption of shares of common or preferred stock in their particular circumstances.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare Tax”). For individual U.S. Holders, the Medicare Tax applies on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include its interest and dividend income and net gain from the disposition of the debt securities and common and preferred stock, unless such income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains from the debt securities, common stock and preferred stock.

U.S. Federal Income Taxation of Non-U.S. Holders

Debt Securities

Payments of Interest (including OID). Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act (“FATCA”), any payment of principal (premium, if any) and interest (including OID, if any) on the debt securities by us or our paying agent to any Non-U.S. Holder will be exempt from U.S. federal income tax (including withholding tax), provided that:

●	the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership or a bank receiving interest described in Section 881(c)(3)(A) of the Code;

●

the interest is not effectively connected with the conduct by the Non-U.S. Holder to a trade or business within the United States (or, if an income tax treaty applies, is not attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

●	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the Treasury regulations thereunder; and

●	the certification requirement has been fulfilled with respect to the beneficial owner, as discussed below.

The certification requirement referred to above will be fulfilled if (i) the beneficial owner of the debt securities certifies on IRS Form W-8BEN or W-8BEN-E or other successor form, under penalties of perjury, that such beneficial owner is not a U.S. person and provides its name and address, or (ii) in the case of debt securities held on behalf of the beneficial owner by a securities clearing organization, bank, or other financial institution holding customers’ securities in the ordinary course of its trade or business, such financial institution files with the paying agent a statement that it or another financial institution has received the IRS Form W-8BEN or W-8BEN-E or other successor form from the beneficial owner and furnishes the paying agent with a copy of such form. With respect to debt securities held by a foreign partnership, unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership generally will be required to provide an IRS Form W-8IMY or other successor form and to associate with such form an appropriate certification or other appropriate documentation from each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding additional reporting possible requirements.

If the certification requirement set forth above are not satisfied, a 30% withholding tax will apply to the gross amount of interest (including OID, if any) on the debt securities that is paid to a Non-U.S. Holder, unless either: (a) an applicable income tax treaty reduces or eliminates such tax, and the Non-U.S. Holder claims the benefit of that treaty by providing us or our paying agent a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E or other successor form establishing qualification for benefits under the treaty, or (b) interest (including OID, if any) on the debt securities is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and the Non-U.S. Holder provides an appropriate statement to us or the paying agent to that effect on a properly completed and duly executed IRS Form W-8ECI (or other applicable form), or other successor form. If a Non-U.S. Holder of debt securities is engaged in the conduct of a trade or business in the United States, and interest (including OID, if any) on the debt securities is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding sentence, will be subject to regular U.S. federal income tax on its effectively connected income, generally in the same manner as a U.S. Holder (or in a manner specified by an applicable income tax treaty). See “—U.S. Federal Income Taxation of U.S. Holders” above. A Non-U.S. Holder will need to obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article to claim benefits under an income tax treaty. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. To obtain a refund of any excess amounts withheld, a Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may do so by filing an appropriate claim for refund with the IRS.

In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Sale, Retirement, or Other Taxable Disposition of Debt Securities.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of the debt securities, unless:

●	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses. If the second exception applies, the non-U.S. holder will generally be subject to U.S. federal income tax on the net gain derived from the sale or other disposition of the debt securities in the same manner as a U.S. Holder. See “—U.S. Federal Income Taxation of U.S. Holders” above for a description of the U.S. federal income tax considerations of acquiring, owning, and disposing of debt securities. In addition, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on its earnings and profits for the taxable year attributable to its effectively connected income, subject to certain adjustments.

Common Stock and Preferred Stock

Distributions. Except as described below, a distribution paid to a Non-U.S. Holder by us in respect of common or preferred stock that are treated as dividends for U.S. federal income tax purposes, as described under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock” above, generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty unless such distributions are effectively connected with a Non-U.S. Holder’s trade or business within the United States, or a permanent establishment maintained in the United States if certain tax treaties apply. In order to claim the benefits of an applicable income tax treaty, a Non-U.S. Holder will be required to satisfy applicable certification (e.g., IRS Form W-8BEN or W-8BEN-E or other applicable or successor form) and other requirements prior to the distribution date. Additionally, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. To obtain a refund of any excess amounts withheld, a Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may do so by filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Dividends paid to a Non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the 30% U.S. federal withholding tax. Instead, any such dividends generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. Holder, as described above. See “—U.S. Federal Income Taxation of U.S. Holders” above. Non-U.S. Holders will be required to comply with certification (e.g., IRS Form W-8ECI or other applicable or successor form) and other requirements in order for effectively connected income to be exempt from the 30% U.S. federal withholding tax. A corporate Non-U.S. Holder also may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) with respect to any effectively connected dividends, subject to certain adjustments.

Sale or Other Taxable Disposition of Common or Preferred Stock. Subject to the discussions below concerning backup withholding and FATCA, a Non-U.S. Holder generally will be subject to U.S. federal income tax on gain recognized on a sale or other taxable disposition of common or preferred stock under the same principles discussed in “—Sale, Retirement, or Other Taxable Disposition of Debt Securities” above and as long as we are not and have not been a United States real property holding corporation for U.S. federal income tax purposes at any time during the five year period (or shorter period in some situations) ending on the date of the disposition. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

As discussed above under “—U.S. Federal Income Taxation of U.S. Holders—Common Stock and Preferred Stock—Redemptions of Common Stock or Preferred Stock,” the proceeds received from a redemption of shares of common or preferred stock may be treated as a distribution in certain circumstances, in which case, the discussion above under “—Distributions” would be applicable.

Terms of Preferred Stock. The U.S. federal income tax consequences of the purchase, ownership or disposition of preferred stock will depend on a number of factors, including the specific terms of the preferred stock (such as any put or call option or redemption provisions, any conversion or exchange features and the price at which the preferred stock is sold). Prospective investors should carefully examine the applicable prospectus supplement and should consult their own tax advisors, regarding the material U.S. federal income tax consequences, if any, of the ownership and disposition of preferred stock based upon their particular circumstances and the terms of the preferred stock.

Backup Withholding and Information Reporting

U.S. Holders. In general, a U.S. Holder (other than exempt holders) will be subject to information reporting requirements with respect to (i) payments of principal, premium (if any), and interest (including OID) paid in respect of, and the proceeds from a sale, redemption or other disposition of the debt securities, and (ii) dividends and other taxable distributions paid in respect of, and the proceeds from a sale, redemption or other disposition of, the common or preferred stock. In addition, such a U.S. Holder may be subject to backup withholding on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders. In general, we or our paying agent must report to the IRS and to a Non-U.S. Holder the amount of interest (including OID, if any) on the debt securities, and dividends on the common or preferred stock, paid to the Non-U.S. Holder and the amount of U.S. federal withholding tax, if any, deducted from those payments. Copies of the information returns reporting such interest and dividend payments and any associated U.S. federal withholding tax also may be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty. A Non-U.S. Holder generally will not be subject to backup withholding with respect to payments that we make on the debt securities or shares of common or preferred stock provided that we or our paying agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person (as defined under the Code), and we or our paying agent has received from the Non-U.S. Holder an appropriate completed certification of non-U.S. status (i.e., IRS Form W-8BEN or W-8BEN-E or other applicable or successor IRS Form W-8). Information reporting and, depending on the circumstances, backup withholding will apply to the payment of the proceeds of a sale of debt securities or shares of common or preferred stock, as the case may be, that is effected within the United States or effected outside the United States through certain U.S.-related financial intermediaries, unless the Non-U.S. Holder certifies under penalty of perjury as to its non-U.S. status, and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. Non-U.S. Holders of debt securities should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if applicable.

Foreign Account Tax Compliance Act

FATCA, contained in Sections 1471 through 1474 of the Code, imposes a 30% U.S. withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. The legislation also generally imposes a 30% withholding tax on withholdable payments to a non-financial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest (including OID) with respect to debt securities and distributions in respect of common or preferred stock from sources within the United States, unless the payments of interest or distributions are effectively connected with the conduct of a United States trade or business and taxed as such. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements.

These withholding and reporting requirements generally apply to U.S. source interest and dividends and to payments of gross proceeds from a sale or redemption. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding under FATCA will apply to payments of gross proceeds from a sale or redemption of any property of a type which can produce interest or dividends from sources within the United States. If we (or an applicable withholding agent) determine withholding under FATCA is appropriate, we (or such agent) will withhold tax at the applicable statutory rate, without being required to pay any additional amounts as described in “Description of Debt Securities—Payment of Additional Amounts” in respect of such withholding. Investors are urged to consult their own tax advisors regarding the application of the legislation and Treasury regulations to the debt securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may sell the securities offered under this prospectus through agents, through underwriters or dealers or directly to one or more purchasers.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to underwriters, dealers or agents and any securities exchanges on which the offered securities may be listed. The maximum discount or commission that may be received by any member of FINRA for sales of securities pursuant to this prospectus, together with the reimbursement of any counsel fees by us, will not exceed 8.00% of the initial gross proceeds from the sale of any securities being sold. Any agreements that we enter into with underwriters, dealers and agents will contain, to the extent required, contractual provisions required to comply with the “Restrictions on Qualified Financial Contracts of Systemically Important U.S. Banking Organizations and the U.S. Operations of Systemically Important Foreign Banking Organizations; Revisions to the Definition of Qualifying Master Netting Agreement and Related Definitions” as issued by the FRB, the FDIC and the OCC and other applicable law.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

The institutional purchaser’s obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

One or more of our indirectly, wholly-owned subsidiaries, including, but not limited to, Wells Fargo Securities, LLC and Wells Fargo Advisors (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), may help place some of the securities offered under this prospectus. If this occurs, the placement will comply with Rule 5121 of FINRA. The underwriters, agents and dealers participating in the sale of securities offered by this prospectus will not confirm sales to accounts over which they exercise discretionary authority without the prior specific written approval of the customer in accordance with Rule 5121 of FINRA.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates, including, but not limited to, Wells Fargo Securities, LLC and Wells Fargo Advisors (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), in connection with offers and sales of the offered securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in any of the offered securities and each may discontinue any market-making activities at any time without notice, at its sole discretion.

The aggregate initial offering price specified on the cover of the applicable supplement will relate to an initial offering of securities, and will not relate to any securities to be sold in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. The securities to be sold in market-making transactions include securities issued after the date of this prospectus.

We may have agreements with the underwriters, dealers and agents, including our subsidiaries mentioned above, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

In connection with any offering of the securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

Underwriters may also impose a penalty bid in any offering of securities offered under this prospectus through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the other underwriters have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of such securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may engage in various activities which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In addition, in the ordinary course of their various business activities, the underwriters and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and agents and their affiliates may have a lending relationship with us and hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, agents or their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. In addition, in connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions. The underwriters and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Delivery of the securities will be made against payment therefor on or about the issue date specified in a supplement to this prospectus. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day after the date the securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable supplement to this prospectus specifies that the issue date is more than one business day after the date on which the securities are priced, purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Sales Restrictions

General

Each underwriter will agree that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers our securities or possesses or distributes this prospectus or the applicable prospectus supplement or any other offering material and will obtain any required consent, approval or permission for its purchase, offer, sale or delivery of such securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers, sales or deliveries. We will not have any responsibility for an underwriter’s compliance with applicable securities laws.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus or the applicable prospectus supplement (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Chile

The securities will not be registered with the Comisión Para el Mercado Financiero (the “CMF”) pursuant to Law No. 18.045, the Ley de Mercado de Valores and regulations thereunder, and, therefore, the securities are not subject to the supervision of the CMF and cannot be publicly offered in Chile. The securities may not be subject to a public offer in Chile until they are registered in the Registro de Valores (Securities Registry) or the Registro de Valores Extranjeros (Foreign Securities Registry), both kept by the CMF.

Prohibition of Sales to European Economic Area Retail Investors

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “EU MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of the EU MiFID II; or

(iii)	not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling packaged retail and insurance-based investment products or otherwise making them available to retail investors in the European Economic Area has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the EU PRIIPs Regulation.

Notice to Prospective Investors in the European Economic Area

This prospectus and the applicable prospectus supplement (including any amendments thereto) have been prepared on the basis that any offer of securities in any Member State of the European Economic Area will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is described as a prospectus (and any accompanying document as a prospectus supplement), neither this document nor any accompanying document is a prospectus for the purposes of the EU Prospectus Regulation.

In the European Economic Area, this prospectus and the applicable prospectus supplement (including any amendments thereto) are being distributed only to, and are directed only at, “non-retail investors” (being persons who are not “retail investors” as defined in the section above titled “Prohibition of Sales to European Economic Area Retail Investors”) and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, non- retail investors. Any person in a Member State of the European Economic Area who is a “retail investor” should not act or rely on this prospectus and the applicable prospectus supplement (including any amendments thereto) or any of their contents. Each person in a Member State of the European Economic Area who purchases securities will be deemed to have represented and warranted that they are a non-retail investor.

Prohibition of Sales to United Kingdom Retail Investors

The securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom. For these purposes:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)

a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2(e) of the EU Prospectus Regulation as it forms part of assimilated law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means, presenting sufficient information on the terms of the offer and the securities to be offered, so as to enable an investor to decide to purchase or subscribe for those securities.

Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of assimilated law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling packaged retail and insurance-based investment products or otherwise making them available to retail investors in the United Kingdom has been prepared, and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

References in this section titled “Prohibition of Sales to United Kingdom Retail Investors” to United Kingdom legislation include any successor legislation to that legislation.

Notice to Prospective Investors in the United Kingdom

This prospectus and the applicable prospectus supplement (including any amendments thereto) have been prepared on the basis that any offer of securities in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of securities. For the avoidance of doubt, while this document is described as a prospectus (and any accompanying document as a prospectus supplement), neither this document nor any accompanying document is a prospectus for the purposes of the UK Prospectus Regulation.

In the United Kingdom, this prospectus and the applicable prospectus supplement (including any amendments thereto) are being distributed only to, and are directed only at, “non-retail investors” (being persons who are not “retail investors” as defined in the section above titled “Prohibition of Sales to United Kingdom Retail Investors”) who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). In the United Kingdom, any investment or investment activity to which this prospectus and the applicable prospectus supplement (including any amendments thereto) relates is only available to, and will be engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus and the applicable prospectus supplement (including any amendments thereto) or any of their contents. Each person in the United Kingdom who purchases securities will be deemed to have represented and warranted that they are a relevant person.

References in this section titled “Notice to Prospective Investors in the United Kingdom” to United Kingdom legislation include any successor legislation to that legislation.

Notice to Prospective Investors in Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter will represent and agree that it will not, directly or indirectly, offer or sell any securities in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Mexico

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be offered or sold publicly in Mexico or otherwise be subject to intermediation activities in Mexico. The securities may be offered or sold in Mexico, solely on a private placement basis to investors that qualify as institutional or accredited investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law and regulations thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (the “SFA”)) pursuant to Section 274 of the SFA, Chapter 289 of Singapore, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2 of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person as defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such securities of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further, for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) when the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

In connection with Section 309B of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the securities are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and excluded investment products (as defined in MAS Notice SFA 04-N12: Notice on Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Purchasers of our securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in this prospectus or the applicable prospectus supplement.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on any trading venue

(exchange or multilateral trading facility) in Switzerland. Neither this prospectus or the applicable prospectus supplement (including any amendments thereto) nor any final terms nor any other offering or marketing material relating to the securities (x) constitutes a prospectus as such term is understood pursuant to the FinSA or (y) has been or will be filed with or approved by a Swiss review body pursuant to article 52 of the FinSA, and neither this prospectus or the applicable prospectus supplement (including any amendments thereto) nor any final terms nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland. No key information document or basic information document pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities and, therefore, any securities with a derivative character within the meaning of article 86 (2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Notice to Prospective Investors in Taiwan

The offer or sale of the securities have not been and will not be registered with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations of Taiwan, and the securities may not be offered or sold in Taiwan. No person or entity in Taiwan has been authorized to offer or sell the securities in Taiwan.

Notice to Prospective Investors in the United Arab Emirates

This prospectus and the applicable prospectus supplement (including any amendments thereto) do not constitute, and are not intended to constitute, a solicitation or a public offer of our securities in the United Arab Emirates (including its financial free zones) and accordingly should not be construed as such. The securities listed in this prospectus or the applicable prospectus supplement have not been approved by or licensed or registered with the Central Bank, the Emirates Securities and Commodities Authority (the “SCA”), the Dubai Financial Services Authority of the Dubai International Financial Centre, the Financial Services Regulatory Authority of the Abu Dhabi Global Market or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. The SCA and other authorities accept no liability in relation to the securities and are not making any recommendation with respect to an investment therein. No services relating to the offer, sale, allotment, or redemption of the securities will be provided within the UAE. Nothing in this prospectus is intended to constitute UAE legal, tax, investment, accounting, or other professional advice. This document is for the information of prospective investors only, and no action is recommended or endorsed herein. Prospective investors should seek appropriate professional advice tailored to their individual circumstances.

LEGAL OPINIONS

Faegre Drinker Biddle & Reath LLP will issue an opinion about the legality of the securities offered by this prospectus. Sandra J. Galvis, who is our Assistant General Counsel, Executive Director and Assistant Secretary, or another of our lawyers, will issue an opinion to the underwriters or agents on certain matters related to the securities. Ms. Galvis owns, or has the right to acquire, a number of shares of our common stock which represents less than 0.1% of the total outstanding common stock. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Gibson, Dunn & Crutcher LLP, San Francisco, California. Gibson, Dunn & Crutcher LLP represents us and certain of our subsidiaries in other legal matters. Ms. Galvis may rely on Gibson, Dunn & Crutcher LLP as to certain matters of California law.

EXPERTS

The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the depositary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement and accompanying prospectus is current only as of their respective dates.

Wells Fargo & Company

Depositary Shares, Each

Representing a 1/25th Interest in a Share of

% Fixed Rate Reset

Non-Cumulative Perpetual Class A

Preferred Stock,

Series HH

PROSPECTUS SUPPLEMENT

Wells Fargo Securities